                                                                   Exhibit 99.2


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                               HEXCEL CORPORATION
                                       AND
                      CERTAIN OF ITS EUROPEAN SUBSIDIARIES


                      -------------------------------------

                   US$300,000,000 REVOLVING CREDIT FACILITIES
                    US$10,000,000 EUROPEAN OVERDRAFT FACILITY

                                -----------------

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 27, 1996

                      -------------------------------------














                                 CREDIT SUISSE,
                             AS ADMINISTRATIVE AGENT




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                                TABLE OF CONTENTS


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ARTICLE 1.     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .   1
     1.2    Computation of Time Periods. . . . . . . . . . . . . . . . . . .  34
     1.3    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . .  34
     1.4    Other Definitional Provisions. . . . . . . . . . . . . . . . . .  34
     1.5    Other Terms. . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 2.     AMOUNTS AND TERMS OF DOMESTIC REVOLVING CREDIT FACILITY . . .  35
     2.1    Domestic Revolving Credit Facility . . . . . . . . . . . . . . .  35
     2.2    Procedure for Borrowing Domestic Revolving Loans . . . . . . . .  35
     2.3    Use of Proceeds of Domestic Revolving Loans. . . . . . . . . . .  36

ARTICLE 3.     AMOUNTS AND TERMS OF EXTENSIONS OF EUROPEAN REVOLVING
               CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . .  37
     3.1    European Revolving Credit Facility . . . . . . . . . . . . . . .  37
     3.2    Procedure for Borrowing Syndicated European Loans. . . . . . . .  38
     3.3    Procedure for Borrowing Local European Loans . . . . . . . . . .  40
     3.4    Matters Relating to Local European Loans . . . . . . . . . . . .  41
     3.5    Use of Proceeds of European Revolving Loans. . . . . . . . . . .  43
     3.6    Termination of Foreign Borrower Status . . . . . . . . . . . . .  43
     3.7    Reporting by Local Lenders . . . . . . . . . . . . . . . . . . .  44

ARTICLE 4.     AMOUNTS AND TERMS OF SWING LOAN FACILITY. . . . . . . . . . .  44
     4.1    Swing Loan Facility. . . . . . . . . . . . . . . . . . . . . . .  44
     4.2    Procedure for Borrowing Swing Loans. . . . . . . . . . . . . . .  44
     4.3    Repayment of Swing Loans . . . . . . . . . . . . . . . . . . . .  45
     4.4    Participations . . . . . . . . . . . . . . . . . . . . . . . . .  45
     4.5    Use of Proceeds of Swing Loans . . . . . . . . . . . . . . . . .  46

ARTICLE 5.     AMOUNTS AND TERMS OF LETTER OF CREDIT FACILITY. . . . . . . .  46
     5.1    Letter of Credit Facility. . . . . . . . . . . . . . . . . . . .  46
     5.2    Types and Amounts. . . . . . . . . . . . . . . . . . . . . . . .  46
     5.3    Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     5.4    Issuance of Letters of Credit. . . . . . . . . . . . . . . . . .  48
     5.5    Reimbursement Obligations; Duties of Issuing Banks . . . . . . .  49
     5.6    Participations . . . . . . . . . . . . . . . . . . . . . . . . .  50
     5.7    Payment of Reimbursement Obligations . . . . . . . . . . . . . .  52
     5.8    Issuing Bank Charges . . . . . . . . . . . . . . . . . . . . . .  52
     5.9    Issuing Bank Reporting Requirements. . . . . . . . . . . . . . .  52
     5.10   Indemnification; Exoneration . . . . . . . . . . . . . . . . . .  52
     5.11   Obligations Several. . . . . . . . . . . . . . . . . . . . . . .  53


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     5.12   Transitional Provisions. . . . . . . . . . . . . . . . . . . . .  53

ARTICLE 6.     AMOUNTS AND TERMS OF EUROPEAN OVERDRAFT FACILITY. . . . . . .  54
     6.1    European Overdraft Facility. . . . . . . . . . . . . . . . . . .  54
     6.2    Making of European Overdraft Loans . . . . . . . . . . . . . . .  54
     6.3    Repayment of European Overdraft Loans. . . . . . . . . . . . . .  55
     6.4    Use of Proceeds of European Overdraft Loans. . . . . . . . . . .  55
     6.5    Adjustment of European Overdraft Commitment. . . . . . . . . . .  55

ARTICLE 7.     PAYMENTS AND PREPAYMENTS. . . . . . . . . . . . . . . . . . .  55
     7.1    Promise to Repay . . . . . . . . . . . . . . . . . . . . . . . .  55
     7.2    Authorized Officers and Agents . . . . . . . . . . . . . . . . .  57
     7.3    Revolving Credit Termination Date. . . . . . . . . . . . . . . .  57
     7.4    Voluntary Prepayments/Reductions . . . . . . . . . . . . . . . .  57
     7.5    Mandatory Commitment Reductions and Prepayments of Loans . . . .  58
     7.6    Manner and Time of Payments. . . . . . . . . . . . . . . . . . .  59
     7.7    Apportionment of Payments. . . . . . . . . . . . . . . . . . . .  60
     7.8    Payments on Non-Business Days. . . . . . . . . . . . . . . . . .  64
     7.9    Payment Currency . . . . . . . . . . . . . . . . . . . . . . . .  64
     7.10   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     7.11   Increased Capital. . . . . . . . . . . . . . . . . . . . . . . .  68

ARTICLE 8.     INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . . .  69
     8.1    Rate of Interest . . . . . . . . . . . . . . . . . . . . . . . .  69
     8.2    Interest Payments and Participation Fees . . . . . . . . . . . .  69
     8.3    Conversion or Continuation . . . . . . . . . . . . . . . . . . .  70
     8.4    Default Interest . . . . . . . . . . . . . . . . . . . . . . . .  71
     8.5    Computation of Interest. . . . . . . . . . . . . . . . . . . . .  71
     8.6    Changes; Legal Restrictions. . . . . . . . . . . . . . . . . . .  72
     8.7    Confirmation of Eurocurrency Rate. . . . . . . . . . . . . . . .  72
     8.8    Overall Interest Rate for French Law . . . . . . . . . . . . . .  72
     8.9    Special Provisions Governing Eurocurrency Rate Loans . . . . . .  73
     8.10   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
     8.11   Calculation and Payment of Fees. . . . . . . . . . . . . . . . .  77

ARTICLE 9.     CONDITIONS TO LOANS AND LETTERS OF CREDIT . . . . . . . . . .  77
     9.1    Conditions Precedent to the Initial Loans and Letters of
               Credit. . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
     9.2    Conditions Precedent to All Subsequent Revolving Loans, Swing
               Loans, European Overdraft Loans and Letters of Credit . . . .  80
     9.3    Conditions Precedent to the Making of Loans and the Issuance
               of Letters of Credit to or for the Benefit of Additional
               Borrowers . . . . . . . . . . . . . . . . . . . . . . . . . .  81

ARTICLE 10.    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .  82
     10.1   Organization; Corporate Powers . . . . . . . . . . . . . . . . .  82
     10.2   Authority. . . . . . . . . . . . . . . . . . . . . . . . . . . .  82


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                                                                            ----

     10.3   Subsidiaries; Ownership of Capital Stock . . . . . . . . . . . .  83
     10.4   No Conflict. . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     10.5   Asset Purchase Agreement . . . . . . . . . . . . . . . . . . . .  84
     10.6   Governmental Consents, Etc.. . . . . . . . . . . . . . . . . . .  84
     10.7   Projections. . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     10.8   Litigation; Adverse Effects. . . . . . . . . . . . . . . . . . .  84
     10.9   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . .  84
     10.10  Performance. . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     10.11  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
     10.12  Requirements of Law. . . . . . . . . . . . . . . . . . . . . . .  85
     10.13  Environmental Matters. . . . . . . . . . . . . . . . . . . . . .  85
     10.14  ERISA Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  87
     10.15  Foreign Employee Benefit Matters . . . . . . . . . . . . . . . .  88
     10.16  Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  88
     10.17  Securities Activities. . . . . . . . . . . . . . . . . . . . . .  89
     10.18  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
     10.19  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
     10.20  Government Contracts . . . . . . . . . . . . . . . . . . . . . .  89
     10.21  Financial Statements . . . . . . . . . . . . . . . . . . . . . .  90

ARTICLE 11.    REPORTING COVENANTS . . . . . . . . . . . . . . . . . . . . .  90
     11.1   Financial Statements . . . . . . . . . . . . . . . . . . . . . .  90
     11.2   Events of Default. . . . . . . . . . . . . . . . . . . . . . . .  92
     11.3   Lawsuits . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
     11.4   ERISA Notices. . . . . . . . . . . . . . . . . . . . . . . . . .  93
     11.5   Environmental Notices. . . . . . . . . . . . . . . . . . . . . .  95
     11.6   Labor Matters. . . . . . . . . . . . . . . . . . . . . . . . . .  96
     11.7   Public Filings and Reports . . . . . . . . . . . . . . . . . . .  96
     11.8   Government Contracts . . . . . . . . . . . . . . . . . . . . . .  96
     11.9   Other Information. . . . . . . . . . . . . . . . . . . . . . . .  96
     11.10  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .  96

ARTICLE 12.    AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .  97
     12.1   Corporate Existence, Etc.. . . . . . . . . . . . . . . . . . . .  97
     12.2   Corporate Powers; Conduct of Business, Etc.. . . . . . . . . . .  97
     12.3   Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . .  97
     12.4   Payment of Taxes and Claims; Tax Consolidation . . . . . . . . .  97
     12.5   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
     12.6   Inspection of Property; Books and Records; Discussions . . . . .  98
     12.7   ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . .  98
     12.8   Foreign Employee Benefit Plan Compliance . . . . . . . . . . . .  98
     12.9   Maintenance of Property. . . . . . . . . . . . . . . . . . . . .  99
     12.10  Subsidiary Guarantors; Future Liens on Capital Stock . . . . . .  99
     12.11  Hexcel Technologies Pledge . . . . . . . . . . . . . . . . . . .  99

ARTICLE 13.    NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 100


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     13.1   Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . 100
     13.2   Sales of Assets. . . . . . . . . . . . . . . . . . . . . . . . . 101
     13.3   Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
     13.4   Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . 103
     13.5   Accommodation Obligations. . . . . . . . . . . . . . . . . . . . 105
     13.6   Restricted Junior Payments . . . . . . . . . . . . . . . . . . . 106
     13.7   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . 107
     13.8   Transactions with Affiliates . . . . . . . . . . . . . . . . . . 107
     13.9   Restriction on Fundamental Changes . . . . . . . . . . . . . . . 107
     13.10  Sales and Leasebacks; Operating Leases . . . . . . . . . . . . . 108
     13.11  Margin Regulations; Securities Laws. . . . . . . . . . . . . . . 108
     13.12  ERISA and Certain Employment Matters . . . . . . . . . . . . . . 108
     13.13  Issuance or Sale of Capital Stock. . . . . . . . . . . . . . . . 109
     13.14  Constituent Documents. . . . . . . . . . . . . . . . . . . . . . 109
     13.15  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . 110
     13.16  Cancellation of Debt; Prepayment . . . . . . . . . . . . . . . . 110
     13.17  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . 111
     13.18  Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . 111
     13.19  No New Restrictions on Subsidiary Dividends. . . . . . . . . . . 111

ARTICLE 14.    FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . 112
     14.1   Minimum Tangible Net Worth . . . . . . . . . . . . . . . . . . . 112
     14.2   Minimum Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . 112
     14.3   Maximum Leverage Ratio . . . . . . . . . . . . . . . . . . . . . 113

ARTICLE 15.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES. . . . . . . . . . . . 113
     15.1   Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 113
     15.2   Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . 117

ARTICLE 16.    THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT . . . . . . 118
     16.1   Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . 118
     16.2   Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . 119
     16.3   Rights, Exculpation, Etc.. . . . . . . . . . . . . . . . . . . . 119
     16.4   Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 120
     16.5   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . 120
     16.6   Credit Suisse and Citibank, N.A. Individually. . . . . . . . . . 120
     16.7   Successor Agent; Resignation of Agent. . . . . . . . . . . . . . 121
     16.8   Relations Among Lenders. . . . . . . . . . . . . . . . . . . . . 121
     16.9   Concerning the Collateral and the Loan Documents . . . . . . . . 122

ARTICLE 17.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 123
     17.1   Assignments and Participations . . . . . . . . . . . . . . . . . 123
     17.2   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 126
     17.3   Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
     17.4   Change in Accounting Principles. . . . . . . . . . . . . . . . . 128


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     17.5   Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
     17.6   Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . . 129
     17.7   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . 129
     17.8   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
     17.9   Survival of Warranties and Agreements. . . . . . . . . . . . . . 132
     17.10  Failure or Indulgence Not Waiver; Remedies Cumulative. . . . . . 132
     17.11  Marshalling; Payments Set Aside. . . . . . . . . . . . . . . . . 132
     17.12  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 132
     17.13  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
     17.14  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . 132
     17.15  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . 132
     17.16  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 133
     17.17  Certain Consents and Waivers . . . . . . . . . . . . . . . . . . 133
     17.18  Counterparts; Effectiveness; Inconsistencies . . . . . . . . . . 134
     17.19  Limitation on Agreements . . . . . . . . . . . . . . . . . . . . 135
     17.20  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 135
     17.21  Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . . 135
     17.22  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . 136
     17.23  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . 136
     17.24  Certain Waivers. . . . . . . . . . . . . . . . . . . . . . . . . 136


SCHEDULES

Schedule 1.1-A      Administrative Agent's European Accounts
Schedule 1.1-B      Existing IDRBs
Schedule 5.12       Existing Letters of Credit
Schedule 7.5        Permitted Property Sales
Schedule 9.1        Required Consents
Schedule 10.3       Corporate Structure
Schedule 10.4       Conflicts with Existing Contracts or Requirements of Law
Schedule 10.6       Governmental Consents
Schedule 10.8       Litigation
Schedule 10.9       Tax and Other Assessments
Schedule 10.12      Requirements of Law
Schedule 10.13      Environmental Matters
Schedule 10.14      ERISA Plans
Schedule 10.15      Foreign Pension Plan Claims
Schedule 10.16      Labor Matters
Schedule 10.20      Government Contracts
Schedule 13.1       Permitted Existing Indebtedness
Schedule 13.3       Permitted Existing Liens
Schedule 13.4-A     Permitted Existing Investments
Schedule 13.4-B     Investments in Connection with the Acquisition
Schedule 13.5       Permitted Existing Accommodation Obligations
Schedule 13.6       Payments of Indebtedness


                                       -v-
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Schedule 13.8       Transactions with Affiliates
Schedule 13.13      Management Incentive Plans


EXHIBITS

Exhibit A      Form of Assignment and Acceptance
Exhibit B      Form of Notice of Borrowing
Exhibit C      Form of Notice of Conversion/Continuation
Exhibit D      List of Closing Documents
Exhibit E      Form of Officer's Certificate to Accompany Reports
Exhibit F      Form of Revolving Credit Note
Exhibit G      Form of Swing Loan Note
Exhibit H      Form of Company Guaranty
Exhibit I      Form of Domestic Subsidiary Guaranty
Exhibit J      Form of Company Pledge Agreement
Exhibit K      Form of European Overdraft Note
Exhibit L      Form of Borrower Addendum

          CREDIT AGREEMENT, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among:

(a) Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the "COMPANY");

(b) the following Wholly-owned Subsidiaries of the Company (together with any additional "Foreign Borrowers" appointed pursuant to SECTION 9.3, the "FOREIGN BORROWERS"; each, a "FOREIGN BORROWER"): (i) Hexcel (U.K.) Limited, a corporation organized and existing under the laws of England and Wales ("HEXCEL U.K."), (ii) Hexcel Composites Limited, a corporation organized and existing under the laws of the United Kingdom ("COMPOSITES-UK"), (iii) Hexcel S.A., a French societe anonyme ("HEXCEL LYON"), (iv) Brochier S.A., a French societe anonyme a conseil de surveillance et a directoire ("BROCHIER"), (v) Hexcel S.A., a company organized and existing under the laws of Belgium ("HEXCEL BELGIUM"), (vi) Salver S.r.l., a limited liability company organized and existing under the laws of Italy ("SALVER"), (vii) Hexcel Composites GmbH, a company organized and existing under the laws of Austria ("HEXCEL COMPOSITES"), (viii) DANUTEC Werkstoff Aktiengesellschaft, a company organized and existing under the laws of Austria ("DANUTEC WERKSTOFF") and (ix) Hercules Aerospace Espana, S.A., a corporation organized and existing under the laws of Spain ("HAESA");

(c) the institutions from time to time party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance;

(d) Citibank, N.A., a national banking association, in its separate capacity as collateral agent for the Lenders (with its successors in such capacity, the "COLLATERAL AGENT"); and

(e) Credit Suisse, a Swiss banking association ("CREDIT SUISSE"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "ADMINISTRATIVE AGENT").


          ARTICLE 1.     DEFINITIONS

          1.1 CERTAIN DEFINED TERMS. In addition to the terms defined above, the following terms used herein shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "ACCOMMODATION OBLIGATION" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness of another, if the primary purpose or intent thereof by the Person incurring such Contractual Obligation is to provide assurance to the obligee of such Indebtedness of another that such Indebtedness shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase security therefor (other than such agreements to purchase in the ordinary course of business) or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

          "ACQUIRED ASSETS" means, collectively, (i) all assets and properties of the Sellers used or held for use since December 31, 1995 in the Acquired Businesses, but excluding the Excluded Items (as defined in the Asset Purchase Agreement), (ii) all the capital stock of HAESA, (iii) certain intercompany Indebtedness relating thereto.

          "ACQUIRED BUSINESSES" means the business and related activities of Hercules-CPD in the research, development, manufacture, distribution, and sale of (a) polyacrylonitrile precursor and related materials used in the manufacture of carbon fiber, (b) carbon fiber and related materials, (c) carbon fiber and related materials consumed internally to manufacture carbon fiber prepregs and (d) prepregs and related materials, including, without limitation, the business and related activities conducted by HAESA, but excluding any business, activity or interest in the composite structures business and activities.

          "ACQUISITION" means the acquisition by the Company and certain of its Subsidiaries of the Acquired Businesses.

          "ACQUISITION DOCUMENTS" means the Asset Purchase Agreement and any other documents or agreements delivered thereunder or in connection therewith.

          "ACQUISITION LOAN" means, individually or collectively as the context requires, all loans borrowed by the Company and its Subsidiaries (whether now outstanding or hereafter incurred) the proceeds of which have been applied to finance or refinance (i) all or any part of the purchase price for the acquisition of any Foreign Subsidiaries and (ii) any transaction costs relating thereto.

          "ADDITIONAL BORROWER" is defined in SECTION 9.3.

          "ADDITIONAL BORROWER EFFECTIVE DATE" is defined in SECTION 9.3.

          "ADMINISTRATIVE AGENT" is defined in the preamble hereto.

          "ADMINISTRATIVE AGENT'S U.S. ACCOUNT" means the Administrative Agent's account number 93045801 (funding account re: Hexcel Corporation) maintained at the office of Credit Suisse, Tower 49, 12 East 49th Street, New York, New York 10017, Attention: Agency Administration, or such other deposit account as the Administrative Agent may from time to time specify in writing to the Company and the Lenders.

          "ADMINISTRATIVE AGENT'S EUROPEAN ACCOUNTS" means those certain accounts listed on SCHEDULE 1.1-A or such other deposit account(s) as the Administrative Agent may from time to time specify in writing to the Company and the Lenders.

          "AFFILIATE" of any specified Person means any other Person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) that beneficially owns or holds 5% or more of any class of the Voting Stock or other equity interest of such specified Person or (iii) of which 5% or more of the Voting Stock is beneficially owned or held by such specified Person or a Subsidiary of such specified Person; PROVIDED, that Hexcel Foundation shall not be deemed an Affiliate of the Company for as long as it maintains its status as a not-for-profit corporation for purposes of California law. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENTS" means the collective reference to the Administrative Agent and the Collateral Agent, in their respective capacities as such; each (in such capacity), an "AGENT."

          "AGGREGATE PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of such Lender's Revolving Credit Commitment at such time PLUS such Lender's European Overdraft Commitment, if any, at such time by (b) the aggregate amount of all Revolving Credit Commitments and European Overdraft Commitments at such time; PROVIDED, that if all of the Revolving Credit Commitments and European Overdraft Commitments are terminated pursuant to the terms hereof, then "AGGREGATE PRO RATA SHARE" means the percentage obtained by dividing
     (x) the sum of such Lender's Revolving Credit Obligations PLUS such Lender's European Overdraft Obligations by (y) the aggregate amount of all Revolving Credit Obligations and European Overdraft Obligations.

          "APPLICABLE LENDING OFFICE" means, with respect to a particular Lender, its European Lending Office in respect of Loans requested by Foreign Borrowers, and its U.S. Lending Office in respect of Loans requested by the Company.

          "ASSET PURCHASE AGREEMENT" means the Sale and Purchase Agreement, dated as of April 15, 1996, between the Sellers and the Company, including each and all annexes, exhibits and schedules attached thereto.

          "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of SECTION 17.1.

          "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. Sections 101 ET SEQ.), as amended from time to time, and any successor statute.

          "BASE RATE" means, (i) for any period applicable to any Base Rate Loan denominated in Dollars, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (A) the rate of interest announced publicly by Credit Suisse in New York, New York from time to time, as Credit Suisse's base rate; and

               (B) the sum of (1) one half of one percent (0.50%) per annum PLUS (2) the Federal Funds Rate in effect from time to time during such period; and

          (ii) for any period applicable to a European Overdraft Loan, the Eurocurrency Base Rate applicable to the requested Optional Currency for an Interest Period of seven (7) days, as determined on Tuesday of each week.

          "BASE RATE LOANS" means all Loans that bear interest at a rate determined by reference to the Base Rate as provided in SECTION 8.1.

          "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any of its ERISA Affiliates is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "BNP" means Banque Nationale de Paris, acting through its San Francisco branch and its successors.

          "BOND LC REIMBURSEMENT AGREEMENT" means the Third Restated and Amended Reimbursement Agreement dated on or around June 27, 1996, by and between the Company and BNP.

          "BORROWER ADDENDUM" means an agreement in the form attached hereto as EXHIBIT L, pursuant to which such Additional Borrower agrees to be bound by the terms of this Agreement;

          "BORROWERS" means, collectively, the Company and the Foreign
     Borrowers.

          "BORROWING" means a borrowing consisting of Loans of the same type made on the same day.

          "BUSINESS DAY" means a day, in the applicable local time, that is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurocurrency Rate Loans, (A) in London, England and (B) for

     Loans denominated in Austrian shillings, in Austria, for Loans denominated in Belgian francs, in Belgium, for Loans denominated in Dutch guilders, in The Netherlands, for Loans denominated in French francs, in France, for Loans denominated in German marks, in Germany, for Loans denominated in Italian lire, in Italy, and for Loans denominated in Spanish pesetas, in Spain, and and (iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

          "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, that (i) Capital Expenditures shall include (A) that portion of Capital Leases which is incurred and capitalized during such period on the balance sheet of the Company and its Subsidiaries and (B) expenditures for Equipment that is purchased simultaneously with the trade-in or disposal of existing Equipment owned by the Company or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the actual value attributed to such Equipment at the time of such trade-in or disposal; and (ii) Capital Expenditures shall exclude (A) expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds and (B) the Acquisition.

          "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "CAPITAL STOCK", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "CASH COLLATERAL" means cash or Cash Equivalents held by the Administrative Agent for the benefit of the Lenders as security for the Reimbursement Obligations pursuant to the terms of the Loan Documents.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Services (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Services (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iv) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody's Investor Service, Inc. (or its successors) and Standard & Poor's Corporation (or its successors); and (v) reverse purchase agreements covering obligations of the type specified in clause (i); PROVIDED, that the maturities of any such Cash Equivalents referred to in clauses (i) through (v) shall not exceed one hundred eighty (180) days.

          "CDSR" means Confection et Diffusion de Stores et Rideaux, a societe anonyme organized and existing under the laws of France.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 ET SEQ., as amended, any successor statutes, and any regulations or legally enforceable guidelines promulgated thereunder.

          "CERCLIS" is defined in SECTION 10.13(f).

          "CHANGE OF CONTROL" means the occurrence of any of the following events: (i)(A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than (x) Ciba-Geigy Limited and its Affiliates or (y) an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the Voting Stock of the Company; and (B) Ciba-Geigy Limited and its Affiliates "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person "beneficially owns" (as defined in clause (A)) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause (A)), directly or indirectly, more than 25% of the voting power of the Voting Stock of such parent corporation and Ciba-Geigy Limited and its Affiliates "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation than such other person "beneficially owns" (as defined in clause (A)) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the

     Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to the Governance Agreement or by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (iii) the Company sells, conveys, leases or otherwise transfers all or substantially all its assets to any Person pursuant to a transaction in which any holder of the Voting Stock of the Company immediately prior to such transaction "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, a lesser percentage of the Voting Stock of the Person that acquired such assets immediately after such transaction; or (iv) the Company shall cease to own and control (directly or indirectly through one or more Wholly-owned Subsidiaries) 100% of the outstanding Capital Stock of each Subsidiary Guarantor (excluding shares required by applicable law to be owned by Persons other than the Company for the qualification of directors or to satisfy minimum shareholder requirements and except as permitted pursuant to SECTION 13.9).

          "CIBA-GEIGY" means, collectively, Ciba-Geigy Limited and Ciba-Geigy Corporation, a New York corporation, and their successors.

          "CIBA-GEIGY COMPOSITES ACQUISITION" means the acquisition of the global composites division of Ciba-Geigy, including certain related stock and assets, pursuant to the Strategic Alliance Agreement.

          "CIBA-GEIGY LIMITED" means (a) initially, Ciba-Geigy Limited, a corporation organized and existing under the laws of Switzerland and (b) from and after the date upon which the merger or combination of Ciba-Geigy Limited and Sandoz Limited is consummated, Novartis Limited.

          "CIBA-GEIGY TRANSACTION DOCUMENTS" means, collectively, the Strategic Alliance Agreement, the Subordinated Notes, the Subordinated Notes Indenture, the Governance Agreement and all other agreements contemplated by, or entered into by the Company and its Subsidiaries pursuant to or in connection with, the Strategic Alliance Agreement.

          "CITIBANK LETTER AGREEMENT" means the fee letter dated as of the date hereof from Citibank, N.A. and accepted and agreed to by the Company.

          "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

          "CLOSING DATE" means the date of the initial funding of the Loans.

          "COLLATERAL" means all Capital Stock and interests in Capital Stock now owned or hereafter acquired by the Company upon which a Lien is granted under any of the Loan Documents.

          "COLLATERAL AGENT" is defined in the preamble hereto.

          "COMMERCIAL LETTER OF CREDIT" means any documentary letter of credit issued by an Issuing Bank pursuant to SECTION 5.4 for the account of any of the Borrowers that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by such Borrower in the ordinary course of its business.

          "COMMITMENTS" means, collectively, the Revolving Credit Commitments and the European Overdraft Commitments.

          "COMPANY GUARANTY" means the guaranty duly executed and delivered to the Collateral Agent by the Company substantially in the form of EXHIBIT H, as such guaranty may be amended, supplemented or otherwise modified from time to time.

          "COMPANY PLEDGE AGREEMENT" means the pledge agreement by and between the Company and the Collateral Agent, substantially in the form of EXHIBIT J, pledging the Company's ownership interest in each of the Domestic Subsidiaries (other than each Foreign Holding Subsidiary, Hexcel Alpha Corporation and Knytex), as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

          "COMPLIANCE CERTIFICATE" is defined in SECTION 11.1(d).

          "CONSTITUENT DOCUMENTS" means, with respect to any entity, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (ii) the by-laws (or the equivalent governing documents, if any) of such entity and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock.

          "CONTAMINANT" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined under Environmental, Health or Safety Requirements of Law.

          "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person, or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "CONVERTIBLE NOTES" means up to $115,000,000 of convertible, subordinated debt securities of the Company which have no scheduled amortization prior to the Revolving Credit Termination Date and otherwise are in form and substance reasonably acceptable to the Requisite Lenders, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "CONVERTIBLE NOTES INDENTURE" means the Indenture governing the Convertible Notes, as such Indenture may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "CREDIT SUISSE LETTER AGREEMENT" means the fee letter dated April 12, 1996 from Credit Suisse and accepted and agreed to by the Company.

          "CURE LOANS" is defined in SECTION 7.7(e)(iii).

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

          "CUSTOMARY PERMITTED LIENS" means Liens (other than Environmental Liens and Liens in favor of the PBGC):

               (i) with respect to the payment of taxes, assessments or governmental charges in all cases that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

              (ii) of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

             (iii) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), deposits for utility services and operating Leases, surety, appeal, customs and performance bonds; PROVIDED, that all such Liens do not in the aggregate materially detract from the value of the Company's or any of its Subsidiaries' assets or Property or materially impair the use thereof in the operation of the Company's and its Subsidiaries' businesses;

              (iv) arising as a result of progress payments under Government Contracts;

               (v) arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property that do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (vi) arising as a result of leases or subleases of Real Property, PROVIDED, that all such Liens do not in the aggregate materially detract from the value of the Company's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of the businesses;

             (vii) constituting the filing of notice financing statements of a lessor's rights in and to personal property leased to the Company in the ordinary course of the Company's business; and

            (viii) constituting the filing of notice financing statements of a Person's rights in and to personal property delivered to the Company and/or its Subsidiaries on a consignment basis.

          "DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

          "DIC" means the joint venture entered into between the Company and Dainippon Ink & Chemicals, Inc., pursuant to that certain Parent Company Agreement dated as of April 17, 1990 under which the Company and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc., (Wholly-owned Subsidiaries of the Company and Dainippon Ink & Chemicals, Inc., respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a Wholly-owned Subsidiary of HDP.

          "DOL" means the United States Department of Labor and any successor department or agency.

          "DOLLARS" and "$" mean the lawful money of the United States.

          "DOLLAR EQUIVALENT" means, with respect to any Optional Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 12:00 noon (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Optional Currency.

          "DOMESTIC REVOLVING LOAN" is defined in SECTION 2.1.

          "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company that is organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Puerto Rico or the United States Virgin Islands.

          "DOMESTIC SUBSIDIARY GUARANTY" means the guaranty duly executed and delivered to the Collateral Agent by the Domestic Subsidiaries (other than (i) a Foreign Holding Subsidiary, (ii) Hexcel Alpha Corporation and (iii) Hexcel Pottsville Corporation) of the Company substantially in the form of
     EXHIBIT I, as such guaranty may be amended, supplemented or otherwise modified from time to time.

          "EBITDA" means, for any period on a combined basis for any Person, (i) the sum of the amounts for such period for such Person of (A) Net Income,
     (B) depreciation and amortization expense, (C) total interest expense, (D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses (including restructuring charges and business acquisition and consolidation expenses) and other nonoperating expenses that have been deducted in the determination of Net Income, MINUS (ii) the sum of (A) extraordinary gains not already excluded from the determination of Net Income (including, without limitation, gains in connection with the sale of Property and gains based upon market valuation, GAAP valuation or sale of Securities) and (B) interest and other nonoperating income.

          "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent, that is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof that has a net worth, determined in accordance with GAAP, in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, as long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (vi) the central bank of any country that is a member of the OECD; or (vii) a finance company, insurance company, bank, other financial institution or fund acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld; and, in each case, is capable of making Loans in accordance with the terms hereof both in the United States and in each country in which an Optional Currency is the national currency.

          "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, European Union, United States federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements of Law as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements of Law, each as from time to time hereafter in effect.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that, for environmental reasons, conditions, restricts, prohibits or requires any notification, Remedial Action or disclosure triggered by the closure of any Property, the transfer, sale or lease of any Property or deed or title for any Property or any change in the direct or indirect ownership or control of any Property, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Transfer Acts".

          "EQUIPMENT" means all of the Company's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal Property (other than the Company's and its Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

          "ERISA AFFILIATE" means any (i) corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

          "EUROCURRENCY AFFILIATE" means, with respect to each Lender, each Affiliate of such Lender (if any) which conducts eurocurrency funding operations for such Lender.

          "EUROCURRENCY BASE RATE" means the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the Interest Rate

     Determination Date by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars or the relevant Optional Currency (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to the relevant Interest Period (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%); PROVIDED that, (x) with respect to any European Overdraft Loans or any other Eurocurrency Loan having an Interest Period of seven (7) days or (y) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurocurrency Base Rate" shall be the interest rate per annum determined by the Administrative Agent (or, in the case of the European Overdraft Loans, by the European Overdraft Bank) to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars or the relevant Optional Currency are offered to major banks in the London interbank market in London, England by the Reference Banks at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for such Interest Period.

          "EUROCURRENCY INTEREST PAYMENT DATE" means (i) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan and (ii) with respect to any Eurocurrency Rate Loan requested by the Company having an Interest Period in excess of three (3) calendar months, the last day of each three (3) month interval during such Interest Period.

          "EUROCURRENCY LIABILITIES" has the meaning assigned to such term in Regulation D.

          "EUROCURRENCY RATE" means the amount equal to the Eurocurrency Base Rate DIVIDED BY a percentage equal to 100% MINUS (in the case of Loans denominated in Dollars only) the Eurocurrency Reserve Percentage. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

          "EUROCURRENCY RATE LOANS" means those Loans outstanding that bear interest at a rate determined by reference to the Eurocurrency Rate and the Eurocurrency Rate Margin as provided in SECTION 8.1.

          "EUROCURRENCY RATE MARGIN" means two-fifths of one percent (0.40%) per annum PLUS, only in the case of any Multicurrency Loans, any additional "associated reserve costs" (or analogous costs) not otherwise included in the Eurocurrency Rate.

          "EUROCURRENCY RESERVE PERCENTAGE" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "EUROPEAN LENDING OFFICE" means, with respect to Revolving Loans of a Lender in a specific Optional Currency, the office from time to time specified by such Lender (in writing) to the Company (on behalf of the relevant Borrower) and the Administrative Agent as the office at which such Lender is booking its Revolving Loans in such Optional Currency.

          "EUROPEAN OVERDRAFT BANK" means Citibank, N.A., and its successors and permitted assigns.

          "EUROPEAN OVERDRAFT COMMITMENT" means, with respect to the European Overdraft Bank, the obligation of the European Overdraft Bank to make European Overdraft Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the Local Equivalent from time to time of $10,000,000, as such amount may be adjusted from time to time in accordance with the provisions of SECTION 6.5.

          "EUROPEAN OVERDRAFT LOANS" is defined in SECTION 6.1.

          "EUROPEAN OVERDRAFT NOTE" means one or more notes evidencing the Borrowers' Obligation to repay the European Overdraft Loans.

          "EUROPEAN OVERDRAFT OBLIGATIONS" means, at any particular time, the outstanding principal amount of the European Overdraft Loans at such time. For purposes of determining the amount of European Overdraft Obligations (or any component thereof), such amount shall equal the Dollar Equivalent of the amount of the Optional Currency in which such European Overdraft Obligations are denominated at the time of determination thereof.

          "EUROPEAN REVOLVING LOANS" is defined in SECTION 3.1.

          "EVENT OF DEFAULT" means any of the occurrences set forth in SECTION
     15.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in SECTION 15.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "EXISTING FACILITIES" means the existing credit facilities provided for under the Credit Agreement dated as of February 29, 1996 among the Company, Hexcel Belgium, Hexcel Lyon, Brochier, Hexcel U.K. and Composites-UK, as borrowers thereunder, the institutions party thereto as lenders, the institutions party thereto as issuing banks, Citibank, N.A., a national banking association acting through its New

     York branch, in its separate capacity as administrative agent for the lenders and issuing banks thereunder, Citibank International plc, in its separate capacity as European administrative agent for the lenders and issuing banks thereunder and Credit Suisse, in its separate capacity as syndication agent for the lenders and issuing banks thereunder, as amended, supplemented or otherwise modified to the date hereof.

          "EXISTING IDRBS" means the industrial development revenue bonds identified on SCHEDULE 1.1-B.

          "EXISTING JOINT VENTURES" means (i) Knytex, (ii) DIC and (iii) Fyfe.

          "FAIR MARKET VALUE" means, with respect to any asset or group of assets, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of such Person; PROVIDED, that the value of any asset or group of assets with a book value of less than $1,000,000 (or the Local Equivalent thereof) shall be determined in good faith by the management of such Person or (b) in an appraisal of such asset; PROVIDED, that such appraisal was performed relatively contemporaneously with such determination of the fair market value by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

          "FEDERAL FUNDS RATE" means, for any period, in respect of Loans denominated in Dollars, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

          "FINANCIAL OFFICER" of any Borrower means the chief executive officer, chief operating officer, senior vice president for finance and administration, chief financial officer, treasurer or controller of such Borrower.

          "FISCAL YEAR" means the fiscal year of the Company, which shall be the four fiscal quarter period ending on December 31 of each calendar year.

          "FIXED CHARGES" means, for any period for any Person, the sum, without duplication, of the amounts for such period of (i) Interest Expense of such Person, (ii) the payments of principal on Indebtedness for borrowed money required to be paid during such period by such Person, including, without limitation, the principal component of Capital Lease obligations and (iii) cash dividends paid in respect of Capital Stock by such Person.

          "FIXED CHARGE COVERAGE RATIO" means, with respect to any period, the ratio of (i) EBITDA of the Company and its Subsidiaries for such period, MINUS Capital Expenditures paid by the Company and its Subsidiaries during such period, PLUS Net Cash Proceeds of the type set forth in clause (i) of the definition thereof received after the Closing Date received during such period to the extent not included in the calculation of EBITDA for such period to (ii) Fixed Charges of the Company and its Subsidiaries for such period.

          "FOREIGN CURRENCY PROTECTION AGREEMENT" means any foreign currency cap agreement, foreign currency rate swap agreement or other similar agreements or arrangements entered into by the Company or any Subsidiary to provide protection against fluctuations in foreign currency rates.

          "FOREIGN BORROWERS" is defined in the preamble hereto.

          "FOREIGN BORROWER SUBLIMIT" means, with respect to any Foreign Borrower, $35,000,000 (or, in the case of (x) Hexcel Composites and Danutec Werkstoff collectively, $2,000,000 and (y) Salver, $2,000,000) at any one time outstanding (or the Local Equivalent thereof), as such amount may be modified from time to time for any one or more Foreign Borrowers by the Company with the prior consent of the Administrative Agent and any affected Local Lender.

          "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to for the benefit of the employees of the Company or any of its ERISA Affiliates or any of the Company's Subsidiaries, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4).

          "FOREIGN HOLDING SUBSIDIARY" means a Domestic Subsidiary formed for the sole purpose of holding the capital stock of one or more of the Company's Foreign Subsidiaries.

          "FOREIGN PENSION PLAN" means any Foreign Employee Benefit Plan that, under applicable local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

          "FOREIGN PLEDGE AGREEMENTS" means the pledge agreements:

               (i) by and between the Company or a Domestic Subsidiary, as applicable, and the Collateral Agent pledging 65% of the Company's ownership interest (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements) in each of the first-tier Foreign Subsidiaries (other than Hexcel Chemical Products (U.K.) Limited, Hexcel Foreign Sales Corp. and Hexcel do Brasil Servicos S/C Ltda.); and

               (ii) by and between a Foreign Borrower and the Collateral Agent, pledging each such Foreign Borrower's ownership interest (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements) in its direct Subsidiaries;

     as each such pledge agreement may be amended, supplemented or otherwise modified from time to time.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Company other than a Domestic Subsidiary.

          "FUNDED DEBT" means, to the extent the following would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Company and its Subsidiaries in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, in respect of Capital Leases, in respect of Reimbursement Obligations or in respect of the deferred purchase price of Property or services, except accounts payable and accrued expenses arising in the ordinary course of business.

          "FUNDING ACCOUNT AGREEMENT" means that certain Funding Account Agreement, dated as of June 24, 1996, by and among the Administrative Agent and the Borrowers.

          "FUNDING DATE" means, with respect to any Loan, the date of the funding of such Loan.

          "FYFE" means the joint venture entered into between the Company and Fyfe Associates pursuant to an Agreement dated as of October 13, 1992, for the sale and installation of, among other items, high strength architectural wrap.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified pursuant to SECTION 17.4).

          "GOVERNANCE AGREEMENT" means the Governance Agreement dated as of February 29, 1996 by and between Ciba-Geigy Limited and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

          "GOVERNMENT CONTRACT" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Company or its Subsidiaries that is with the United States Government, or any other Governmental Authority, including, without limitation, all contracts and work authorizations to supply goods and services to the United States Government or its agencies.

          "GOVERNMENTAL AUTHORITY" means any foreign, federal, state or local government or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

          "HAESA" means Hercules Aerospace Espana, S.A., a Spanish corporation.

          "HAESA LETTER AGREEMENT" means the letter agreement, dated on or around the date hereof, between the Company and Hercules with respect to certain outstanding governmental consents required for the consummation of the acquisition of HAESA by the Company.

          "HERCULES" means Hercules Incorporated, a Delaware corporation.

          "HERCULES-CPD" means the Composite Products Division of Hercules.

          "HEXCEL LYON SUBORDINATED NOTE" means the subordinated promissory note in the principal amount of approximately $2,613,000, dated March 3, 1995, payable by the Company to Hexcel Lyon and subordinated to the payment of the Obligations.

          "HOLDER" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent and each Lender.

          "INDEBTEDNESS" means, as applied to any Person, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay cash dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) that are Accommodation Obligations, (vii) upon which interest charges are customarily paid (including zero coupon instruments) or (viii) under conditional sale or other title retention agreements relating to property purchased by such Person; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; and (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and Currency Agreements, net of liabilities owed to such Person by the counterparts thereon.

          "INDEMNIFIED MATTER" is defined in SECTION 17.3.

          "INDEMNITEE" is defined in SECTION 17.3.

          "INTERBANK RATE" means, for any period, (i) in respect of Loans denominated in Dollars, the Federal Funds Rate, and (ii) in respect of Loans denominated in any Optional Currency, the rate which, in the reasonable judgment of the Administrative Agent, reflects the cost to the Administrative Agent of the relevant funds.

          "INTEREST EXPENSE" means, for any period on a combined basis for any Person, all of the following as determined in conformity with GAAP, (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations for such period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Contracts, but excluding, however, (w) amortization of discount, (x) interest paid in property other than cash and (y) any other interest expense not payable in cash, MINUS (ii) any net payments received during such period under Interest Rate Contracts.

          "INTEREST PERIOD" is defined in SECTION 8.9(a).

          "INTEREST RATE CONTRACTS" means interest rate exchange, swap, collar or cap or similar agreements providing interest rate protection.

          "INTEREST RATE DETERMINATION DATE" is defined in SECTION 8.9(b).

          "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "INVENTORY" means all of the Company's and each of its Subsidiaries' present and future (i) inventory (including unbilled accounts receivable),
     (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by the Company or such Subsidiary and all other items that have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Company's or such Subsidiary's business, (iii) raw materials, work-in-process and finished goods (other than raw materials obtained from Ciba-Geigy or any of its

     Affiliates on consignment in connection with toll manufacturing arrangements), (iv) materials and supplies of any kind, nature or description used or consumed in the Company's or such Subsidiary's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in CLAUSES
     (i) through (iii) above, (v) goods in which the Company or such Subsidiary has a joint or other interest to the extent of the Company's or such Subsidiary's interest therein or right of any kind (including, without limitation, goods in which the Company or such Subsidiary has an interest or right as consignee), and (vi) goods that are returned to or repossessed by the Company or such Subsidiary; in each case whether in the possession of the Company or such Subsidiary, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

          "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, (iii) any loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (iv) any deposit and cash collateral accounts with financial institutions.

          "ISSUE" means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit and the terms "ISSUED", "ISSUING" and "ISSUANCE" shall have corresponding meanings.

          "ISSUING BANK" means, (a) with respect to any Letter of Credit Issued pursuant to SECTION 5.4, Credit Suisse or any other Syndicated Lender (or Affiliate of a Syndicated Lender) approved by the Administrative Agent and the Company who has agreed to become an Issuing Bank for the purpose of issuing such Letter of Credit and (b) with respect to the letters of credit described on SCHEDULE 5.12 which are converted into a Letter of Credit pursuant to SECTION 5.12, the Lender listed on SCHEDULE 5.12 as the issuer of such Letter of Credit; collectively, the "ISSUING BANKS."

          "KNYTEX" means the joint venture entered into between the Company and Owens-Corning Fiberglas Corporation pursuant to an Amended and Restated Limited Liability Company Agreement dated as of June 30, 1993 for the production and marketing of, among other items, stitchbonded fabrics.

          "KNYTEX CREDIT FACILITY" means that certain $4,500,000 revolving credit facility entered into between Knytex and Creekwood Capital Corporation pursuant to a Loan Agreement dated as of January 26, 1995.

          "LEASES" means those leases, tenancies or occupancies entered into by the Company or one of its Subsidiaries, as tenant, lessee, sublessor or sublessee either directly or as the successor in interest to the Company or any of its Subsidiaries.

          "LENDER" means the Syndicated Lenders, the Local Lenders, the Issuing Banks, the European Overdraft Bank or the Swing Loan Bank, as the context shall require; collectively, the "LENDERS." For purposes hereof, the term "Lender" shall refer to the financial institution party hereto and not to any particular branch thereof (regardless of whether this Agreement has been executed and delivered by a particular branch thereof).

          "LETTER OF CREDIT" means any Commercial Letter of Credit or Standby Letter of Credit.

          "LETTER OF CREDIT FEE" is defined in SECTION 8.10(a).

          "LETTER OF CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, PLUS (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, PLUS (iii) the aggregate face amount of all Letters of Credit requested by any Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to SECTION 5.4(a). For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit that is denominated in an Optional Currency, such amount shall equal the Dollar Equivalent of the amount of such Optional Currency at the time of determination thereof.

          "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the applicable Borrower and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; PROVIDED, that in the event of any conflict between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

          "LETTER OF CREDIT SUBLIMIT" means Twenty-Five Million Dollars ($25,000,000) (or the equivalent thereof in other currencies).

          "LEVERAGE RATIO" means, for any period, the ratio of Funded Debt of the Company and its Subsidiaries on a consolidated basis as of the end of such period to EBITDA of the Company and its Subsidiaries for such period.

          "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

          "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Indebtedness, obligation or other liability, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction, but does not include the interest of a lessor under an Operating Lease.

          "LOAN" means a Revolving Loan (including, without limitation, an Acquisition Loan), a Swing Loan or a European Overdraft Loan, as the context shall require; collectively, the "LOANS."

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Company Guaranty, the Domestic Subsidiary Guaranty, the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Foreign Pledge Agreements, the Credit Suisse Letter Agreement, the Letter of Credit Reimbursement Agreements (including, without limitation, the Bond LC Reimbursement Agreement), the other documents executed or delivered pursuant to SECTION 9.1(a) by the Company, any Subsidiary Guarantor or any other Subsidiary of the Company, and all other instruments, agreements and written Contractual Obligations between the Company or any Subsidiary of the Company, on the one hand, and any of the Administrative Agent or the Lenders, on the other hand, in each case delivered to either the Administrative Agent or such Lender pursuant to or in connection with the transactions contemplated hereby.

          "LOCAL EQUIVALENT" means, with respect to any amount of Dollars at the time of determination thereof, the equivalent of such currency in the relevant Optional Currency determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 11:00 a.m. (local time) on the date of determination, to prime banks in the jurisdiction of the principal market for the trading of the relevant Optional Currency for the spot purchase in such foreign exchange market of such amount of such Optional Currency with such amount of Dollars.

          "LOCAL LOAN BORROWERS" means Hexcel Belgium, Salver, Danutec Werkstoff, Hexcel Composites and HAESA; each, a "LOCAL LOAN BORROWER."

          "LOCAL EUROPEAN LOANS" is defined in SECTION 3.1(b).

          "LOCAL LENDER" means, with respect to Local European Loans borrowed by
     (a) Hexcel Belgium, Credit Suisse (Luxembourg) S.A., (b) Salver, Istituto Bancario San Paolo di Torino S.p.A. (or any alternate Local Lender appointed in accordance with the terms of SECTION 3.4(d)), (c) Hexcel Composites and Danutec Werkstoff, Credit Suisse and (d) HAESA, Banco San Paolo S.A., in each case in such Local Lender's capacity as the lender of such Local European Loans.

          "LODI FACILITY" means that certain site located in Lodi, New Jersey that was sold by the Company to Fine Organics Corporation in 1986.

          "MANUFACTURING AND SUPPLY AGREEMENT" means that certain Manufacturing and Supply Agreement between the Company and Ciba-Geigy Corporation dated as of February 29, 1996.

          "MARGIN STOCK" means "margin stock" as such term is defined in Regulation U and Regulation G.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers or of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Loan Documents or
     (iii) the ability of the Lenders or the Administrative Agent to enforce the Loan Documents.

          "MAXIMUM PARTNERSHIP/JOINT VENTURE INVESTMENT AMOUNT" means the sum, without duplication, of (i) all cash Investments made by the Borrower after the Closing Date, PLUS (ii) all Investments that the Borrower is under a Contractual Obligation to make after the Closing Date, PLUS (iii) the amount of all Accommodation Obligations incurred after the Closing Date, in each case in or on behalf of any partnership in which such Borrower is a general or limited partner or any joint venture (other than the Existing Joint Ventures) to which such Borrower is a party.

          "MULTICURRENCY LOAN" means a European Revolving Loan made in an Optional Currency.

          "MULTICURRENCY SUBLIMIT" means $150,000,000; PROVIDED that the "Multicurrency Sublimit" shall be reduced by the aggregate amount of any Indebtedness incurred by the Foreign Borrowers pursuant to SECTION 13.1(j).

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
     Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any ERISA Affiliate.

          "NET ASSETS" means, for any Foreign Borrower after a sale of assets of such Foreign Borrower, the aggregate value (as would be reflected on the balance sheets of such Foreign Borrower in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Borrower is located) of the remaining assets of such Foreign Borrower, taking into account assets purchased or otherwise acquired by such Foreign Borrower with the proceeds of such asset sale.

          "NET CASH PROCEEDS" means, with respect to any single transaction or related group of transactions described below from which the Company and its Subsidiaries receive proceeds in excess of $100,000 (or the Local Equivalent thereof) in the aggregate:

               (i) such proceeds received by the Company or any of its Subsidiaries in cash or Cash Equivalents from the sale (including, without limitation, any Sale and Leaseback Transaction), assignment or other disposition, of any Property, other than sales, assignments and other dispositions of Property between the Company and its Wholly-owned Subsidiaries to the extent permitted hereunder and sales, assignments and other dispositions permitted by CLAUSE (a), (c), (d),
          (e), (f), (h) or (i) of SECTION 13.2, net of (A) the reasonable cash costs of sale, assignment or other disposition (B) taxes paid or payable as a result thereof, (C) the amount of any Indebtedness (other than the Obligations) secured by such Property (to the extent permitted hereunder) and, together with any premiums, interest or fees, repaid in connection with such sale and (D) all distributions and other payments required to be made to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to such sale, assignment or other disposition; PROVIDED, that evidence of each of (A), (B) and (D) are provided to the Administrative Agent;

              (ii) proceeds of insurance (other than in respect of business interruption insurance, protection and indemnity insurance or other third-party liability insurance) received on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain; and

             (iii) proceeds received after the Closing Date by the Company or any of its Subsidiaries in cash or Cash Equivalents from the issuance of any Indebtedness by the Company or any of its Subsidiaries (except for such Indebtedness permitted by SECTION 13.1 (other than proceeds of Indebtedness permitted by SECTION 13.1(j), which shall constitute "Net Cash Proceeds" hereunder) and any such Indebtedness incurred in connection with Currency

          Agreements or Interest Rate Contracts to the extent the Borrowers are permitted to enter into such contracts pursuant to the terms hereof);

     in each case net of reasonable costs incurred in connection with such transaction; PROVIDED, that evidence of such costs is provided to the Administrative Agent.

          "NET INCOME" means, for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

          "NON PRO RATA LOAN" is defined in SECTION 7.7(e).

          "NOTE" is defined in SECTION 7.1.

          "NOTICE OF BORROWING" means, in respect of Borrowings made on the Closing Date, a notice substantially in the form of Annex A to the Funding Account Agreement, and, in respect of all other Borrowings, a notice substantially in the form of EXHIBIT B.

          "NOTICE OF CONTINUATION/CONVERSION" means a notice substantially in the form of EXHIBIT C.

          "NPL" is defined in SECTION 10.13(f).

          "OBLIGATIONS" means, to the extent arising hereunder, under the Notes or under any other Loan Document, all Loans, advances, debts, liabilities and obligations owing by (as applicable) the Borrowers or any Domestic Subsidiary that has executed a Domestic Subsidiary Guaranty to the Administrative Agent, any Lender, any Affiliate of the Administrative Agent or any Lender or any Person entitled to indemnification pursuant to SECTION 17.3, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (i) under or in connection with any cash management services provided by the Administrative Agent or any Affiliate of the Administrative Agent, or (ii) by reason of (A) an extension of credit, (B) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (C) loan, (D) guaranty or (E) indemnification or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrowers hereunder or under any other Loan Document.

          "OFFICER'S CERTIFICATE" means, as to a corporation or a company, a certificate executed on behalf of such corporation or company by an officer, director or general manager, as appropriate, of such corporation or company.

          "OPERATING LEASE" means, as applied to any Person, any lease of any Property by that Person, as lessee, that is not a Capital Lease.

          "OPTIONAL CURRENCY" means any of the lawful currencies of Austria (Austrian shillings), Belgium (Belgian francs), France (French francs), Germany (Deutschemarks), The Netherlands (Dutch guilders), the United Kingdom (British pounds sterling ("Euro sterling"), Italy (Italian lire) or Spain (Spanish pesetas).

          "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

          "PERMITS" means any permit, approval, registration, authorization license, variance, facility security clearance or personnel security clearance, or permission required from a Governmental Authority under an applicable Requirement of Law.

          "PERMITTED BELGIAN CAPITAL" means intercompany loans made by the Company to Hexcel Belgium and equity Investments made by the Company in Hexcel Belgium; PROVIDED that (a) such loans and Investments are made by the Company in order to provide sufficient capital to compensate for (and do not exceed the aggregate amount of) restructuring charges taken by Hexcel Belgium since the Closing Date, (b) the aggregate principal amount of such equity Investments does not exceed $20,000,000 (or the Local Equivalent thereof) and (c) the aggregate principal amount of such intercompany loans does not at any one time exceed the amount equal to $20,000,000 (or the Local Equivalent thereof) MINUS the aggregate amount of equity Investments constituting Permitted Belgian Capital which have been made in reliance upon the proviso to SECTION 13.4(f).

          "PERMITTED EXISTING ACCOMMODATION OBLIGATIONS" means those Accommodation Obligations of the Company and its Subsidiaries identified as such on SCHEDULE 13.5.

          "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Company and its Subsidiaries identified as such on SCHEDULE 13.1.

          "PERMITTED EXISTING INVESTMENTS" means those Investments identified as such on SCHEDULE 13.4-A.

          "PERMITTED EXISTING LIENS" means the Liens on assets of the Company or any of its Subsidiaries identified as such on SCHEDULE 13.3.

          "PERMITTED SUBORDINATED INDEBTEDNESS" means Indebtedness evidenced or to be evidenced by, or in respect of, principal and interest on (i) the Subordinated Debentures not in excess of a principal amount of $28,500,000,
     (ii) the Hexcel Lyon Subordinated Note and (iii) the Subordinated Notes not in excess of an aggregate principal amount of $43,000,000 and any adjustments to such amount made in accordance with the Strategic Alliance Agreement.

          "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
     Section 3(5) of ERISA.

          "PROCESS AGENT" is defined in SECTION 17.17(a)(i).

          "PROPERTY" means any Real Property or personal property, including plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, general intangible, receivable, or other asset owned, leased or operated by the Company or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "REAL PROPERTY" means all of the Company's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in CLAUSES (i) and (ii) above being the "PREMISES"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water and mineral rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in CLAUSES (iii) and (iv) above.

          "REFERENCE BANKS" means the London branches (in the case of European Revolving Loans) or the New York branches (otherwise) of each of Credit Suisse and Citibank, N.A.

          "REGISTER" is defined in SECTION 17.1(c).

          "REGULATION A" means Regulation A of the Federal Reserve Board as in effect from time to time.

          "REGULATION D" means Regulation D of the Federal Reserve Board as in effect from time to time.

          "REGULATION G" means Regulation G of the Federal Reserve Board as in effect from time to time.

          "REGULATION U" means Regulation U of the Federal Reserve Board as in effect from time to time.

          "REGULATION X" means Regulation X of the Federal Reserve Board as in effect from time to time.

          "REIMBURSEMENT DATE" is defined in SECTION 5.5(a)(i)

          "REIMBURSEMENT OBLIGATIONS" means, as to each of the Borrowers, the aggregate non-contingent reimbursement or repayment obligations of the Borrowers with respect to amounts drawn under Letters of Credit.

          "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA, the reporting of which has not been waived pursuant to regulations promulgated thereunder.

          "REQUIREMENTS OF LAW" means, as to any Person, the Constituent Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject including, without limitation, the Securities Act, the Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.

          "REQUISITE LENDERS" means, at any time, Lenders holding, in the aggregate, at least fifty-one percent (51%) of the then aggregate amount of the Commitments in effect at such time; PROVIDED, that, in the event any of the Lenders shall have failed to fund its Revolving Credit Pro Rata Share of any Revolving Loan requested by any of the Borrowers that such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for as long as such failure continues, "REQUISITE LENDERS" means Lenders (excluding Lenders whose failure to fund their respective Revolving Credit Pro Rata Share of such Loans have not been so cured) whose Aggregate Pro Rata Shares represent at least fifty-one percent (51%) of the Aggregate Pro Rata Shares of such Lenders; PROVIDED, FURTHER, that, in the event that the Commitments have been terminated pursuant to the terms hereof, "REQUISITE LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of the sum of all Revolving Credit Obligations plus all European Overdraft Loans are at least fifty-one percent (51%).

          "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in (y) shares of that class of stock and/or (z) shares of any class of stock that is junior to that class of stock, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to Permitted Subordinated Indebtedness.

          "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Revolving Credit Commitments exceeds the Revolving Credit Obligations outstanding at such time.

          "REVOLVING CREDIT COMMITMENT" means, with respect to any Syndicated Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit and Swing Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the principal amount set forth below such Syndicated Lender's name opposite the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Syndicated Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "REVOLVING CREDIT COMMITMENTS" means the aggregate principal amount of the Revolving Credit Commitments of all the Syndicated Lenders, as adjusted from time to time pursuant to the terms hereof.

          "REVOLVING CREDIT NOTES" means notes evidencing the Borrowers' Obligation to repay their Revolving Loans.

          "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of (i) the outstanding principal amount of the Swing Loans at such time, PLUS (ii) the outstanding principal amount of all Revolving Loans (including, without limitation, any Local European Loans) at such time, PLUS (iii) the Letter of Credit Obligations outstanding at such time. For purposes of determining the amount of Revolving Credit Obligations (or any component thereof) in respect of any Revolving Loan that is denominated in an Optional Currency, such amount shall equal the Dollar Equivalent of the amount of such Optional Currency at the time of determination thereof.

          "REVOLVING CREDIT PRO RATA SHARE" means with respect to any Lender, the percentage obtained by dividing (a) such Lender's Revolving Credit Commitment at such time by (b) the aggregate amount of all Revolving Credit Commitments at such time; PROVIDED, that if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then "REVOLVING CREDIT PRO RATA SHARE" means the percentage obtained by dividing (x) such Lender's Revolving Credit Obligations by (y) the aggregate amount of all Revolving Credit Obligations.

          "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (i) the date of termination of the Revolving Credit Commitments pursuant to the terms hereof and (ii) February 28, 1999.

          "REVOLVING LOAN" means a Domestic Revolving Loan or a European Revolving Loan, as the context shall require; collectively, the "REVOLVING LOANS."

          "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person and is thereafter leased back from the purchaser thereof by such Person.

          "SEC" means Securities and Exchange Commission.

          "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "SELLERS" means Hercules, Hercules Nederland BV and HISPAN
     Corporation.

          "SOLVENT", when used with respect to any Person, means that at the time of determination, (A) (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), and (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured, and (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature, and
     (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and (B) with respect to Hexcel U.K. and Composites-UK only, such Person is not unable to pay its debts within the meaning of Section 123 of the Insolvency Act of 1986, and will not become unable to pay its debts within the meaning of that Section in consequence of its entry into the Credit Agreement and Transaction Documents.

          "SPECIAL SECURITY AGREEMENT" is defined in SECTION 11.1(h).

          "SPECIFIED EQUIPMENT" means the mixers (i) Myers Mod. V550/550A, 30-15-50 H. P. Drivers, 250 Gal. Vacuum Resin Mixing Tank, Screw-Hi Shear & Anchor w/Insulated, Heated Controls, Explosion Proof, S/N 918 and
     (ii) Myers Mod. V550/550A, 50-25-75 H. P. Drivers, 500 Gal. Vacuum Resin Mixing Tank, Insulated, Heated, Screw-Hi Shear & Anchor, Valves, Computer & Controls, Explosion Proof, S/N 921, together with all attachments and appurtenances thereto and any related equipment to be used by the Company to manufacture products pursuant to the Manufacturing and Supply Agreement.

          "STANDBY LETTER OF CREDIT" means any letter of credit, bank guaranty or similar instrument issued by an Issuing Bank pursuant to SECTION 5.4 for the account of a Borrower that is not a Commercial Letter of Credit.

          "STRATEGIC ALLIANCE AGREEMENT" means the Strategic Alliance Agreement dated as of September 29, 1995 and amended as of December 12, 1995, and as further amended by the letter agreement dated as of February 28, 1996, among the Company and Ciba-Geigy, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with
     SECTION 13.16.

          "SUBORDINATED DEBENTURES" means the 7% Convertible Subordinated Debentures due 2011 issued by the Company in the aggregate original principal amount of up to $35,000,000 and governed by the terms of the Subordinated Debenture Indenture.

          "SUBORDINATED DEBENTURE INDENTURE" means the Indenture dated as of August 1, 1986 between the Company and The Bank of California, N.A., as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

          "SUBORDINATED NOTES" means the Increasing Rate Senior Subordinated Notes, due 2003, to be issued by the Company in an aggregate principal amount determined in accordance with the Strategic Alliance Agreement and governed by the terms of the Subordinated Notes Indenture.

          "SUBORDINATED NOTES INDENTURE" means the Indenture dated as of February 29, 1996 between the Company and First Trust of California, N.A., as trustee, as such agreement has been amended pursuant to the First Supplemental Indenture, dated on or around June 27, 1996, thereto and as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBSIDIARY" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof; PROVIDED, that Hexcel Foundation shall not be deemed a Subsidiary of the Company for as long as it maintains its status as a not-for-profit corporation for purposes of California law.

          "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company party to the Domestic Subsidiary Guaranty.

          "SUBSIDIARY PLEDGE AGREEMENT" means each pledge agreement by and between a Domestic Subsidiary of the Company and the Collateral Agent, substantially in the form of the Company Pledge Agreement (with appropriate revisions to reflect that a Subsidiary is pledgor and that the obligations secured are those under the Domestic Subsidiary Guaranty executed by such Domestic Subsidiary), pledging such Domestic Subsidiary's ownership interest in each of its direct Domestic Subsidiaries (other than any Foreign Holding Subsidiary), as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

          "SWING LOAN" is defined in SECTION 4.1.

          "SWING LOAN BANK" means Credit Suisse and its successors and permitted assigns.

          "SWING LOAN NOTE" means one or more notes evidencing the Company's Obligation to repay the Swing Loans.

          "SYNDICATED EUROPEAN LOANS" is defined in SECTION 3.1.

          "SYNDICATED LENDER" means each financial institution which from time to time holds a Revolving Credit Commitment hereunder (including, without limitation, each such financial institution that acquires such Revolving Credit Commitment pursuant to an Assignment and Acceptance).

          "TANGIBLE NET WORTH" means, with respect to any Person, at any time,
     (x) total consolidated assets of such Person PLUS (y) any negative (or MINUS any positive) cumulative foreign currency translation adjustments applicable to such Person MINUS (z) total consolidated liabilities of such Person PLUS any negative (or MINUS any positive) minimum pension obligation adjustment included in the shareholders' equity account of such Person, each as determined in accordance with GAAP, EXCLUDING, HOWEVER, from the determination of total assets (i) goodwill, organizational expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) deferred charges or unamortized debt discount and expense, (iii) securities that are not readily marketable, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to, in the case of the Acquired Assets, March 31, 1996, in the case of the assets of the Company and its Subsidiaries acquired in the Ciba-Geigy Composites Acquisition, September 29, 1995 and, in the case of all other assets of the Company and its Subsidiaries, December 31, 1995, and (vi) any items not included in clauses (i) through (vi) above that are treated as intangibles in accordance with GAAP.

          "TAXES" is defined in SECTION 7.10(a).

          "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations that results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition that would reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

          "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrowers in connection with the execution, delivery and performance of the Transaction Documents.

          "TRANSACTION DOCUMENTS" means the Loan Documents, the Acquisition Documents and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

          "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

          "UNUSED COMMITMENT FEE" is defined in SECTION 8.10(b).

          "UNUSED COMMITMENT FEE RATE" means, as of any date, three-sixteenths of one percent (0.1875%) per annum.

          "U.S. LENDING OFFICE" means, with respect to any Lender, the office of such Lender located in the United States which is from time to time specified by such Lender (in writing) to the Company and the Administrative Agent as the "U.S. Lending Office" of such Lender.

          "VOTING STOCK" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only as long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

          "WHOLLY-OWNED SUBSIDIARY" of a Person means a corporation, company having limited liability or societe anonyme, 100% of the Capital Stock of which is owned, directly or indirectly, by such Person (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements).

          1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, PROVIDED, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          1.3 ACCOUNTING TERMS. Subject to SECTION 17.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          1.4 OTHER DEFINITIONAL PROVISIONS. References to "Articles", "Sections", "subsections", "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          1.5 OTHER TERMS. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

          ARTICLE 2.     AMOUNTS AND TERMS OF DOMESTIC REVOLVING CREDIT FACILITY

          2.1 DOMESTIC REVOLVING CREDIT FACILITY. Subject to the terms and conditions set forth herein, each Lender hereby severally and not jointly agrees to make revolving loans (each individually, a "DOMESTIC REVOLVING LOAN" and, collectively, the "DOMESTIC REVOLVING LOANS") to the Company from time to time during the period from the Closing Date to the Revolving Credit Termination Date; PROVIDED that, after giving effect to the making of such Domestic Revolving Loans and the simultaneous use of proceeds thereof, (i) such Lender's Revolving Credit Pro Rata Share of the Revolving Credit Obligations then outstanding shall not exceed the Revolving Credit Commitment of such Lender then in effect, (x) the Revolving Credit Obligations then outstanding shall not exceed the Revolving Credit Commitments then in effect, (ii) the Revolving Credit Availability shall not be less than zero and (iii) the Revolving Credit Obligations shall not exceed the Revolving Credit Commitments at such time.
Each Lender shall be obligated hereunder to lend its Revolving Credit Pro Rata Share of each Revolving Loan. Subject to the provisions hereof (including, without limitation, SECTION 8.9(e)), the Company may repay any outstanding Domestic Revolving Loan on any day that is a Business Day and any amounts so repaid may be reborrowed under this SECTION 2.1 up to the amount available under this SECTION 2.1 at the time of such Borrowing, until the Revolving Credit Termination Date. Borrowings of Domestic Revolving Loans under this SECTION 2.1 shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. All Domestic Revolving Loans shall be made and maintained in Dollars.

          2.2 PROCEDURE FOR BORROWING DOMESTIC REVOLVING LOANS. (a) With respect to Domestic Revolving Loans to be made on the Closing Date pursuant to
SECTION 2.1, the Administrative Agent shall provide written notice to each Lender of the proposed Borrowing pursuant to the terms of the Funding Account Agreement and each Lender shall deposit an amount equal to its Revolving Credit Pro Rata Share of the amount requested by the Company to be made as Domestic Revolving Loans with the Administrative Agent at its office in New York, New York, in immediately available funds, on the Closing Date specified in the initial Notice of Borrowing in accordance with the terms of the Funding Account Agreement.

          (b) With respect to Domestic Revolving Loans to be made after the Closing Date pursuant to SECTION 2.1, the Company shall deliver to the Administrative Agent an irrevocable Notice of Borrowing, signed by it, no later than (i) 11:00 a.m. (New York time) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (ii) 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurocurrency Rate Loans. Promptly after receipt of such Notice of Borrowing, the Administrative Agent shall notify each Lender of the proposed Borrowing and each Lender shall deposit an amount (in immediately available funds) equal to its Revolving Credit Pro Rata Share of the amount requested by the Company to be made as Domestic Revolving Loans with the Administrative Agent at its office in New York, New York not later than 1:00 p.m. (New York time) on the Funding Date specified in the relevant

Notice of Borrowing. The proceeds of the Domestic Revolving Loans requested by the Company in any Notice of Borrowing shall be made available to the Company, in like funds as received from the Lenders, at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date). All proceeds of Domestic Revolving Loans shall be disbursed by the Administrative Agent to the disbursement account indicated in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Domestic Revolving Loan on such Funding Date or prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Domestic Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

          (c) Unless the Administrative Agent shall have been notified by any Lender prior to or on the applicable Funding Date in respect of any Borrowing of Domestic Revolving Loans that such Lender does not intend to fund its Domestic Revolving Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Domestic Revolving Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse, in immediately available funds, a corresponding amount to the Company on the Funding Date. If the Domestic Revolving Loan proceeds corresponding to that amount are advanced to the Company by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay and (without duplication) the Company agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Company until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Company, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Interbank Rate. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Domestic Revolving Loan, and if both such Lender and the Company shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Company such corresponding amount. This SECTION 2.2 does not relieve any Lender of its obligation to make its Domestic Revolving Loan on any Funding Date or prejudice any rights that the Company may have against such Lender as a result of any such default by such Lender.

          2.3 USE OF PROCEEDS OF DOMESTIC REVOLVING LOANS. Proceeds of the Domestic Revolving Loans shall be used by the Company (a) on the Closing Date,
(i) to fund the cash payment to be made by the Company and its Subsidiaries to Hercules and/or its Subsidiaries in connection with the Acquisition and (ii) to pay Transaction Costs incurred in connection with the Acquisition and (b) on the Closing Date or thereafter, (i) to repay certain existing Indebtedness of the Company and certain of its Subsidiaries (including, without limitation, repayment in full and termination of the Existing Facilities), (ii) to pay Transaction Costs (other than those incurred in connection with the Acquisition) and (iii) thereafter, to provide for ongoing working capital needs in the ordinary course of the business of the Company and its Subsidiaries and for other lawful general corporate purposes not prohibited hereunder.


          ARTICLE 3. AMOUNTS AND TERMS OF EXTENSIONS OF EUROPEAN REVOLVING CREDIT FACILITY

          3.1 EUROPEAN REVOLVING CREDIT FACILITY. Subject to the terms and conditions set forth herein:

          (a) each Lender hereby severally and not jointly agrees to make revolving loans (each individually, a "SYNDICATED EUROPEAN LOAN" and, collectively, the "SYNDICATED EUROPEAN LOANS") to the Foreign Borrowers (including, without limitation, the Local Loan Borrowers) in Dollars and Optional Currencies from time to time during the period from the Closing Date to the Revolving Credit Termination Date in accordance with the provisions of SECTION 3.2; and

          (b) each Local Lender hereby severally and not jointly agrees to make revolving credit loans (each individually, a "LOCAL EUROPEAN LOAN" and, collectively, the "LOCAL EUROPEAN LOANS"; together with the Syndicated European Loans, the "EUROPEAN REVOLVING LOANS") to its respective Local Loan Borrower in Dollars and Optional Currencies from time to time from time to time during the period from the Closing Date to the Revolving Credit Termination Date in accordance with the provisions of SECTION 3.3 and each Syndicated Lender hereby severally and not jointly agrees to participate in such Local European Loans in accordance with the provisions of SECTION 3.4(a) hereof;

PROVIDED that, after giving effect to the making of such European Revolving Loans and the simultaneous use of proceeds thereof, (w) such Lender's Revolving Credit Pro Rata Share of the Revolving Credit Obligations then outstanding shall not exceed the Revolving Credit Commitment of such Lender then in effect, (x) the Revolving Credit Obligations then outstanding shall not exceed the Revolving Credit Commitments then in effect, (y) the aggregate outstanding amount of Multicurrency Loans and Letter of Credit Obligations denominated in Optional Currencies made to the Foreign Borrowers shall not exceed at any time the Multicurrency Sublimit in effect at such time and (z) the aggregate outstanding amount of Loans made to such Foreign Borrower shall not exceed at any time its Foreign Borrower Sublimit in effect at such time. Each Lender shall be obligated hereunder to lend its Revolving Credit Pro Rata Share of each Syndicated European Loan and to purchase a participating interest in its Revolving Credit Pro Rata Share of each Local European Loan. Subject to the provisions hereof (including, without limitation, SECTION 8.9(e)), any of the Foreign Borrowers may repay any of its outstanding European Revolving Loans on any day that is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this SECTION 3.1 at the time of such Borrowing, until the Revolving Credit Termination Date. Borrowings of European Revolving Loans that are denominated in Dollars shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrowings of Multicurrency Loans shall be denominated in a single Optional Currency in an aggregate minimum amount equal to an integral multiple of 100,000 units in such Optional Currency and equal to or greater than the Local Equivalent of $2,000,000; PROVIDED, that in the case of any Borrowing of Multicurrency Loans the proceeds of which shall be used to repay a then maturing Borrowing denominated in the same Optional Currency, such new Borrowing may, subject to the terms and conditions otherwise set forth herein, be in an aggregate principal amount equal to the aggregate principal amount of such maturing Borrowing.

          3.2 PROCEDURE FOR BORROWING SYNDICATED EUROPEAN LOANS. (a) With respect to Syndicated European Loans to be made on the Closing Date pursuant to
SECTION 3.1, the Administrative Agent shall provide written notice to each Lender of the proposed Borrowing pursuant to the terms of the Funding Account Agreement and each Lender shall deposit an amount in the requested Optional Currency or in Dollars (as applicable) equal to its Revolving Credit Pro Rata Share of the amount requested by such Foreign Borrower to be made as Syndicated European Loans with the Administrative Agent (at such office as the Administrative Agent shall specify) in immediately available funds, on the Closing Date specified in the initial Notice of Borrowing in accordance with the terms of the Funding Account Agreement.

          (b) With respect to Syndicated European Loans to be made after the Closing Date, the relevant Foreign Borrower shall deliver to the Administrative Agent an irrevocable (except to the extent set forth in SECTION 3.2(c)) Notice of Borrowing, signed by it, no later than 11:00 a.m. (London time) at least three (3) Business Days in advance of the proposed Funding Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of the proposed Borrowing, (iii) the requested Interest Period, (iv) instructions for the disbursement of the proceeds of the proposed Borrowing and (v) whether such Syndicated European Loan is to be made in Dollars or in an Optional Currency (and, if applicable, specifying such Optional Currency). Promptly after receipt of such Notice of Borrowing, the Administrative Agent shall notify each Lender of the proposed Borrowing and each Lender shall deposit an amount in the requested Optional Currency or in Dollars (as the case may be) equal to its Revolving Credit Pro Rata Share of the amount requested by such Foreign Borrower to be made as Syndicated European Loans with the Administrative Agent in immediately available funds, not later than 11:00 a.m. (London time) on the Funding Date specified in the relevant Notice of Borrowing. All proceeds of the Syndicated European Loans requested by any Foreign Borrower in any Notice of Borrowing shall be made available to such Foreign Borrower, in immediately available funds, at the Administrative Agent's office on such Funding Date (or, subject to SECTION 3.2(d), on the date received if later than such Funding Date). All proceeds of Loans shall be disbursed by the Administrative Agent to the disbursement account indicated in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Syndicated European Loan on such Funding Date or prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Syndicated European Loan hereunder nor shall the

Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

          (c) Anything hereinabove to the contrary notwithstanding, if any Lender shall, not later than 10:00 a.m. (London time) two Business Days before the date of any requested Borrowing of Multicurrency Loans, notify the Administrative Agent that such Lender is not satisfied that deposits in the relevant Optional Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the Foreign Borrowers to request Multicurrency Loans in such Optional Currency from such Lender as part of such Borrowing or any subsequent Borrowing of Multicurrency Loans shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and, at the option of the Foreign Borrowers, either (i) the applicable Notice of Borrowing may be withdrawn and such Borrowing shall not be made, or (ii) the Multicurrency Loan to be made by such Lender as part of such Borrowing (and the Multicurrency Loan to be made by such Lender as part of any subsequent Borrowing of Multicurrency Loans in respect of which such Optional Currency shall have been requested during such period of suspension) shall be a Eurocurrency Rate Loan denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Borrowing. If any Foreign Borrower elects to withdraw its Notice of Borrowing, such Foreign Borrower shall be liable to each other Lender for any damages suffered on account thereof of a nature described in SECTION 8.9(e). The Administrative Agent shall, upon receiving notice from such Lender that the circumstances causing any such suspension no longer apply (which notice such Lender agrees to provide promptly upon the cessation of such circumstances), promptly so notify the Foreign Borrowers; PROVIDED, that the failure of the Administrative Agent to so notify the Foreign Borrowers shall not impair the rights of the Lenders under this SECTION 3.2(c) or expose the Administrative Agent to any liability.

          (d) Unless the Administrative Agent shall have been notified by any Lender on the applicable Funding Date in respect of any Borrowing of European Revolving Loans that such Lender does not intend to fund its Syndicated European Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Syndicated European Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse, in immediately available funds, a corresponding amount to the Foreign Borrowers on the Funding Date. If the Syndicated European Loan proceeds corresponding to that amount are advanced to the Foreign Borrowers by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition each Foreign Borrower agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Foreign Borrowers until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Foreign Borrowers, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Interbank Rate. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Syndicated European Loan, and if both such

Lender and the Foreign Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Foreign Borrowers such corresponding amount. This SECTION 3.2(d) does not relieve any Lender of its obligation to make its Syndicated European Loan on any Funding Date or prejudice any rights that any Foreign Borrower may have against such Lender as a result of any such default by such Lender.

          3.3 PROCEDURE FOR BORROWING LOCAL EUROPEAN LOANS. (a) With respect to Local European Loans to be made on the Closing Date pursuant to SECTION 3.1, the Administrative Agent shall provide written notice to the relevant Local Lender of the proposed Borrowing pursuant to the terms of the Funding Account Agreement and such Local Lender shall make available to the relevant Local Loan Borrower the requested Local European Loans, in immediately available funds, on the Closing Date specified in the initial Notice of Borrowing in accordance with the terms of the Funding Account Agreement.

          (b) With respect to Local European Loans to be made to it after the Closing Date, each Local Loan Borrower (as the case may be) shall deliver to the Administrative Agent, no later than 11:00 a.m. (local time in the jurisdiction in which the relevant Local European Loan is to be made) at least three (3) Business Days in advance of the proposed Funding Date, an irrevocable (except to the extent set forth in SECTION 3.3(c)) Notice of Borrowing, signed by such Local Loan Borrower. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the requested Interest Period, (iv) instructions for the disbursement of the proceeds of the proposed Borrowing and (v) whether such European Revolving Loan is to be made in Dollars or in an Optional Currency (and, if applicable, specifying such Optional Currency). Promptly after receipt of such Notice of Borrowing, the Administrative Agent shall notify the relevant Local Lender of the proposed Borrowing. Such Local Lender shall make available to the relevant Local Loan Borrower in the relevant Optional Currency or Dollars (as the case may be) the amount requested to be made as Local European Loans on the Funding Date by disbursement to the disbursement account indicated in the applicable Notice of Borrowing.

          (c) Anything hereinabove to the contrary notwithstanding, if the relevant Local Lender shall, not later than 10:00 a.m. (local time in the jurisdiction in which the relevant Local European Loan is to be made) two Business Days before the date of any requested Borrowing of Multicurrency Loans, notify the Administrative Agent that such Lender is not satisfied that deposits in the relevant Optional Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the relevant Borrower to request Multicurrency Loans in such Optional Currency as part of such Borrowing or any subsequent Borrowing of Multicurrency Loans shall be suspended until such Local Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and, at the option of such Borrower, either (i) the applicable Notice of Borrowing may be withdrawn and such Borrowing shall not be made, or (ii) the Multicurrency Loan to be made by the Local Lender as part of such Borrowing (and the Multicurrency Loan to be made by the Local Lender as part of any subsequent Borrowing of Multicurrency Loans in respect of which such Optional Currency shall have been requested during such period of suspension) shall be a Eurocurrency Rate Loan denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Borrowing.
If such Borrower elects to withdraw its Notice of Borrowing, it shall be liable to the Local Lender for any damages suffered on account thereof of a nature described in SECTION 8.9(e). The Administrative Agent shall, upon receiving notice from such Local Lender that the circumstances causing any such suspension no longer apply (which notice such Local Lender agrees to provide promptly upon the cessation of such circumstances), promptly so notify the relevant Borrower; PROVIDED, that the failure of the Administrative Agent to so notify such Borrower shall not impair the rights of the relevant Local Lender under this
SECTION 3.3(c) or expose the Administrative Agent to any liability.

          3.4 MATTERS RELATING TO LOCAL EUROPEAN LOANS. (a) Each Lender hereby unconditionally and irrevocably agrees to purchase (in the currency in which the relevant Local European Loan is outstanding) from time to time an undivided participating interest in its Revolving Credit Pro Rata Share of such portion of the Local European Loans then outstanding as the Administrative Agent may at any time request; PROVIDED that:

          (i) the Administrative Agent hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Administrative Agent has given to the relevant Borrower and the affected Lenders at least three Business Days' prior notice thereof;

          (ii) the Administrative Agent hereby agrees that it will request that the Lenders purchase such participating interest in the Local European Loans made by any Local Lender promptly following receipt by the Administrative Agent of a written certification from such Local Lender that an Event of Default described in SECTION 15.1(a) has occurred and is continuing with respect to the Local European Loans made by such Local Lender and requesting that such request be made by the Administrative Agent; and

          (iii) in the event that any of the events specified in SECTION 15.1(f) or (g) shall have occurred with respect to any Borrower who has Local European Loans then outstanding, each Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Local European Loans made to such Borrower.

Any such request by the Administrative Agent shall be made in writing to each Lender and shall specify the relevant currency and the amount thereof required from such Lender in order to effect the purchase by such Lender of a participating interest in the amount equal to its Revolving Credit Pro Rata Share TIMES the aggregate then outstanding principal amount of the relevant Local European Loans (together with accrued interest thereon and other amounts owing in connection therewith). Promptly upon receipt of such request, each Lender shall deliver to the Administrative Agent (in immediately available funds and in the requested currency) the amount so specified by the Administrative Agent. The Administrative Agent shall promptly deliver to the relevant Local Lender all amounts actually received by the Administrative Agent in like funds as received. Promptly following receipt thereof, such

Local Lender will deliver to each Lender (through the Administrative Agent) a certificate evidencing the participating interest in the Local European Loans purchased by such Lender. From and after such purchase, all amounts from time to time accruing, and all amounts from time to time payable, on account of such Local European Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall (other than with respect to the portion of the Applicable Margin which, pursuant to
SECTION 8.2(d), is expressly stated to be paid for the account of the Local Lender) be distributed by such Local Lender to the Administrative Agent, for the accounts of the Lenders, on account of such participating interests. The failure of any Lender to deposit the amount described above with the Administrative Agent on the date when due shall not relieve any other Lender of its obligations hereunder to purchase its participating interest or prejudice any rights that the relevant Local Lender may have against such Lender as a result of any such default by such Lender. No Lender shall be responsible for any failure by any other Lender to perform its obligation to purchase such participating interest hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

          (b) Whenever, at any time after a Local Lender has received from any Lender such Lender's participating interest in a Local European Loan pursuant to
SECTION 3.4(a), such Local Lender receives any payment on account thereof, such Local Lender will distribute to the Administrative Agent, for the account of such Lender, such Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by such Local Lender is required to be returned, such Lender will return to such Local Lender any portion thereof previously distributed by such Local Lender for the account of such Lender in like funds as such payment is required to be returned by such Local Lender.

          (c) Each Lender's obligation to purchase participating interests pursuant to clause (a) above shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of the Local Lender as determined in a final, non-appealable judgment by a court of competent jurisdiction, and shall be honored in accordance with this ARTICLE 3 (irrespective of the satisfaction of the conditions described in SECTIONS 9.1 and 9.2, as applicable) under all circumstances, including, without limitation, (A) any lack of validity or enforceability hereof or of any of the other Loan Documents, (B) the existence of any claim, setoff, defense or other right that any Borrower may have at any time against the Local Lender, the Administrative Agent, any Lender or any other Person, whether in connection herewith, or with any Local European Loan, the transactions contemplated herein or any unrelated transactions, (C) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (D) the occurrence of any Event of Default or Default or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) Notwithstanding anything to the contrary contained herein, (i) each Local European Loan borrowed by Salver shall be due and payable (but any such payment need not be accompanied by a reduction of Revolving Credit Commitments) on the date that is 17 months from the date of its borrowing hereunder and (ii) the Local Lender with respect to Salver shall be entitled to terminate its commitment to serve as such Local Lender on the date which is 17 months after the Closing Date and on each date which is 17 months thereafter by giving written notice to the Company, Salver and the Administrative Agent not less than 30 days prior to the effective date of such termination. In the event that the Administrative Agent receives notice from such Local Lender of its election to terminate its commitment to serve as such, then either (x) the Administrative Agent may, prior to the effective date of such termination, designate an alternate Local Lender to serve in such capacity (which alternate Local Lender must be willing, in its sole discretion, to serve in such capacity in accordance with the terms of this Agreement and must provide to the Administrative Agent such alternate Local Lender's written agreement to perform the obligations of the Local Lender with respect to Salver hereunder and to be bound hereby) or (y) the right of Salver to receive Local European Loans shall be terminated (subject to reinstatement in the event that an alternate Local Lender is at any time thereafter appointed) and all Local European Loans then outstanding to Salver shall be due and payable on such date of termination. From and after the date upon which an alternate Local Lender is appointed in accordance with the terms hereof, such alternate Local Lender shall be deemed to be the Local Lender to Salver for all purposes under this Agreement and the other Loan Documents.

          3.5 USE OF PROCEEDS OF EUROPEAN REVOLVING LOANS. Proceeds of the European Revolving Loans shall be used:

          (a) to the extent that such European Revolving Loans constitute Acquisition Loans, (i) to fund the cash payment to be made by the relevant Foreign Borrower and its Subsidiaries to Hercules and its Subsidiaries in connection with the Acquisition, (ii) to refinance any Acquisition Loans outstanding under (and as defined in) the Existing Facilities relating to the Ciba-Geigy Composites Acquisition and (iii) to pay Transaction Costs incurred in connection with the Acquisition and such refinancing; and

          (b) otherwise, (i) to repay certain Permitted Existing Indebtedness of the Foreign Borrowers and their respective Subsidiaries (including, without limitation, repayment in full and termination of the portion of the Existing Facilities which does not constitute Acquisition Loans thereunder), (ii) to pay Transaction Costs (other than those incurred in connection with the Acquisition) and (iii) to provide for ongoing working capital needs in the ordinary course of the business of the Foreign Borrowers and their Subsidiaries and for other lawful general corporate purposes not prohibited hereunder;

PROVIDED, that Multicurrency Loans made to Danutec Werkstoff, Composites-UK, Brochier and HAESA shall not be used to repay the Acquisition Loan used to acquire Danutec Werkstoff, Composites-UK, Brochier and HAESA, respectively.

          3.6 TERMINATION OF FOREIGN BORROWER STATUS. The Company may terminate its designation of a Foreign Borrower as a Borrower, by written notice to the Administrative Agent, which notice shall be executed by the Company and the relevant Foreign Borrower.

Once notice of such termination is received by the Administrative Agent (and all amounts owing by such Foreign Borrower have been paid in full), such Foreign Borrower shall immediately cease to be subject to the terms of this Agreement (other than any indemnities and similar obligations of such Foreign Borrower which expressly survive the termination of this Agreement).

          3.7 REPORTING BY LOCAL LENDERS. Within five Business Days following the last day of each March, June, September and December, each Local Lender shall deliver to the Administrative Agent a statement showing the average daily principal amount of Local European Loans in each currency during the calendar quarter most recently ended and the principal amount of Local European Loans in each currency which was outstanding on the last day of such quarter. Promptly following receipt thereof, the Administrative Agent shall provide to each Syndicated Lender a report containing such information.


          ARTICLE 4.     AMOUNTS AND TERMS OF SWING LOAN FACILITY

          4.1 SWING LOAN FACILITY. Subject to the terms and conditions set forth herein, the Swing Loan Bank may, in its sole discretion, make loans (the "SWING LOANS") to the Company, from time to time during the period from the day immediately following the Closing Date to the day immediately preceding the Revolving Credit Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed at any time outstanding an amount equal to the lesser of (a) $ 10,000,000 and (b) the Revolving Credit Availability at such time; PROVIDED that, after giving effect to the making of such Swing Loans and the simultaneous use of proceeds thereof, (i) each Lender's Revolving Credit Pro Rata Share of the Revolving Credit Obligations then outstanding shall not exceed the Revolving Credit Commitment of such Lender then in effect, (ii) the Revolving Credit Availability shall not be less than zero and (iii) the Revolving Credit Obligations shall not exceed the Revolving Credit Commitments at such time. The Swing Loan Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be secured as part of the Obligations by the Collateral and shall, except as expressly provided in this
ARTICLE 4, otherwise be subject to all the terms and conditions applicable to Domestic Revolving Loans, except that (x) Swing Loans shall be in minimum amounts of $1,000,000, (y) all interest on the Swing Loans made by the Swing Loan Bank shall be payable to the Swing Loan Bank solely for its own account and
(z) all Swing Loans shall be maintained at all times as Base Rate Loans denominated in Dollars.

          4.2 PROCEDURE FOR BORROWING SWING LOANS. When the Company desires to borrow under SECTION 4.1, it shall deliver to the Administrative Agent an irrevocable Notice of Borrowing, signed by it, no later than 1:30 p.m. (New York time) on the day of the proposed Borrowing of a Swing Loan. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
Day), (ii) the amount of the proposed Borrowing, and (iii) instructions for the disbursement of the proceeds of the proposed Borrowing. The Swing Loan Bank shall deposit the amount it intends to fund, if any, in respect of the Swing Loans requested by the Company with the Administrative Agent at its office in New York, New York not later than 2:30 p.m. (New York time) in immediately available funds on the date of the proposed Borrowing applicable thereto. The Swing Loan Bank shall not make any Swing Loan in the period commencing on the first Business Day after it has received written notice from one or more of the Lenders that one or more of the conditions precedent contained in SECTION 9.2 shall not on such date be satisfied, and ending when such conditions are satisfied, and the Swing Loan Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 9.2 hereof have been satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Administrative Agent shall make such proceeds of each funding of a Swing Loan available to the Company in immediately available funds at the Administrative Agent's office in New York, New York on the date of the proposed Borrowing and shall disburse such proceeds to the disbursement account in the applicable Notice of Borrowing.

          4.3 REPAYMENT OF SWING LOANS. The Company shall repay the outstanding Swing Loans owing to the Swing Loan Bank, with accrued interest thereon, (i) upon the earlier of (A) each date upon which the aggregate outstanding principal amount of Swing Loans is at least $10,000,000 and (B) the Revolving Credit Termination Date. In the event that the Company fails to repay any Swing Loan, together with interest thereon, as set forth in the first sentence of this paragraph, then, upon the request of the Swing Loan Bank, each Lender shall make Domestic Revolving Loans to the Company (irrespective of the satisfaction of the conditions in SECTION 9.2 or the requirement to deliver a Notice of Borrowing in SECTION 4.2, which conditions and requirement such Lenders irrevocably waive) in an amount equal to such Lender's Revolving Credit Pro Rata Share of the aggregate amount of the Swing Loans then outstanding (net of that portion of such Swing Loan, if any, owing to such Lender in its capacity as a Swing Loan Bank) after giving effect to any prepayments and repayments made by the Company, and the Company hereby authorizes the Administrative Agent to apply the proceeds of such Domestic Revolving Loans to the repayment of such Swing Loans. To the extent the Administrative Agent receives any amounts in prepayment or repayment of outstanding Domestic Revolving Loans prior to such request, the Administrative Agent shall apply such amounts when received to the repayment of the Swing Loans then outstanding. The failure of any Lender to make available to the Administrative Agent its Revolving Credit Pro Rata Share of such Domestic Revolving Loans shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Revolving Credit Pro Rata Share of such Domestic Revolving Loans on the date of such request or prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. No Lender shall be responsible for any failure by any other Lender to perform its obligations to make such Domestic Revolving Loans hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of such failure.

          4.4 PARTICIPATIONS. If, prior to making the Domestic Revolving Loans contemplated by SECTION 4.3 above, one of the events described in SECTION 15.1(f) or (g) shall have occurred, each Lender shall (in lieu of making such Domestic Revolving Loans and on the date upon which such Domestic Revolving Loans otherwise would have been made) purchase an undivided participating interest in the then outstanding Swing Loans in an amount equal to such Lender's Revolving Credit Pro Rata Share of the aggregate amount thereof (net of that portion of such Swing Loans, if any, owing to such Lender in its capacity as a Swing Loan Bank) after giving effect to any prepayments and repayments made by the Company. Each Lender will immediately transfer to the Administrative Agent (for the account of the Swing Loan Bank), in immediately available funds, the amount of its participation and upon receipt thereof the Administrative Agent will (on behalf of the Swing Loan Bank) deliver to such Lender a certificate evidencing the participating interest so purchased (which certificate shall be dated the date of receipt of such funds). Whenever, at any time after the Administrative Agent has received from any Lender such Lender's participating interest in a Swing Loan which has been refunded pursuant to this
SECTION 4.4. the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it in like funds as such payment is required to be returned by the Administrative Agent.

          4.5 USE OF PROCEEDS OF SWING LOANS. The proceeds of the Swing Loans may be used to provide for the short-term working capital needs of the Company and its Subsidiaries and for any other lawful corporate purposes not prohibited hereunder.


          ARTICLE 5.     AMOUNTS AND TERMS OF LETTER OF CREDIT FACILITY

          5.1 LETTER OF CREDIT FACILITY. Subject to the terms and conditions set forth herein, each Issuing Bank hereby severally agrees to Issue from time to time, for the account of any Borrower, one or more Letters of Credit, up to an aggregate face amount at any one time outstanding equal to the Letter of Credit Sublimit, subject to the other provisions of this Article 5.

          5.2 TYPES AND AMOUNTS. An Issuing Bank shall not have any obligation to Issue, and (subject to the provisions of the proviso to this SECTION 5.2) shall not, Issue any Letter of Credit if:

               (a) after giving effect to the Issuance of the Letter of Credit requested hereunder, the aggregate Letter of Credit Obligations with respect to such Issuing Bank shall exceed any limit imposed by law or regulation upon such Issuing Bank;

               (b) such Issuing Bank receives written notice (A) from the Administrative Agent at or before 11:00 a.m. (New York time) on the Business Day immediately preceding the date of the proposed Issuance of such Letter of Credit that immediately after giving effect to the Issuance of such Letter of Credit, (I) the Revolving Credit Obligations at such time would exceed the Revolving Credit Commitments at such time, (II) any Lender's Revolving

     Credit Pro Rata Share of the Revolving Credit Obligations then outstanding would exceed the Revolving Credit Commitment of such Lender then in effect,
     (III) the Letter of Credit Obligations at such time would exceed the Letter of Credit Sublimit at such time, (IV) with respect to any Foreign Borrower, the Revolving Credit Obligations of the Foreign Borrower for whose account such Letter of Credit is being Issued would exceed its Foreign Borrower Sublimit in effect at such time or (V) with respect to any requested Letter of Credit which is to be denominated in an Optional Currency, the aggregate outstanding amount of Multicurrency Loans and Letter of Credit Obligations denominated in Optional Currencies made to the Foreign Borrowers would exceed the Multicurrency Sublimit then in effect or (B) from the Administrative Agent or any of the Lenders at or before 11:00 a.m. (New York time) on the Business Day immediately preceding the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in SECTIONS 9.1 or 9.2, as applicable, would not on such date be satisfied (or waived pursuant to SECTION 17.7), unless such conditions are thereafter satisfied or waived and written notice of such satisfaction or waiver is given to such Issuing Bank by the Administrative Agent (it being understood that such Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTIONS 9.1 or 9.2, as applicable, have been satisfied or waived); or

               (c)  such Letter of Credit has an expiration date later than
     (A) the date that is one (1) year after the date of Issuance (after taking into account any automatic renewal provisions thereof) or
     (B) the date that is five Business Days preceding the Revolving Credit Termination Date; PROVIDED, that, at the request of any Borrower, the Administrative Agent may, but shall not be obligated to, request such Issuing Bank to Issue a Letter of Credit with an expiration date after the date in clause (A) or (B) above, and PROVIDED, FURTHER, that, subject to clause (B) above, any such Letter of Credit may, at the request of the relevant Borrower as set forth in the applicable application or prior to expiration thereof, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank shall have given 60 days' prior written notice to the relevant Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed; or

               (d) such Letter of Credit is in a currency other than Dollars or an Optional Currency;

PROVIDED that if the Administrative Agent decides, in its sole discretion, to request any Issuing Bank to Issue a Letter of Credit pursuant to the first PROVISO in CLAUSE (c) above, the Borrower for whose account such Letter of Credit is being Issued agrees that on the Revolving Credit Termination Date it shall deposit with the Administrative Agent for the benefit of such Issuing Bank with respect to such Letter of Credit cash or Cash Equivalents (in each case, in the currency in which such Letter of Credit is denominated) equal to 105% of the greatest amount that such Letter of Credit may be drawn. Such deposits shall be held as Cash Collateral by the Administrative Agent for the benefit of the Lenders and any such Issuing Bank as security for, and to provide for the payment of, the Reimbursement Obligations therefor. From and after the receipt by the Administrative Agent of such cash collateral, each Lender shall be released from its obligation pursuant to SECTION 5.6 to purchase participating interests in the relevant Letter of Credit.

          5.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in SECTIONS 9.1 and 9.2, as applicable, the obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

               (a) if the Issuing Bank so requests, the applicable Borrower shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof;

               (b) the terms of the proposed Letter of Credit shall conform substantially to the customary terms of letters of credit issued by the Issuing Bank as in existence on the date of such Issuance; and

               (c) with respect to any Letter of Credit that is in an Optional Currency, the Issuing Bank shall be reasonably satisfied that deposits in the relevant Optional Currency will be freely available to it for the relevant period of time.

          5.4 ISSUANCE OF LETTERS OF CREDIT. (a) Any Borrower shall give an Issuing Bank and the Administrative Agent written notice that it has selected such Issuing Bank to Issue a Letter of Credit (A) not later than 11:00 a.m. (New York time) on the third Business Day preceding the requested date for Issuance of any Letter of Credit hereunder that is in Dollars and (B) not later than 11:00 a.m. (London time) on the fourth Business Day preceding the requested date for Issuance of any Letter of Credit hereunder that is in an Optional Currency, or such shorter notice as may be acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, which shall be in a minimum amount of $10,000 (or the Local Equivalent thereof),
(C) the effective date (which shall be a Business Day) of Issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire,
(E) the Person for whose benefit such Letter of Credit is to be Issued, (F) whether such Letter of Credit is to be denominated in Dollars or an Optional Currency (specifying the relevant Optional Currency), and (G) other relevant terms of such Letter of Credit. Such Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from any Borrower requesting that a Letter of Credit be Issued and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent.

               (b) The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit.

          5.5 REIMBURSEMENT OBLIGATIONS; DUTIES OF ISSUING BANKS. (a) With the exception of the reimbursement provisions contained in the Bond LC Reimbursement Agreement, the terms of which will supersede SECTION 5.5(a)(i), notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

          (i) each Borrower shall reimburse the Issuing Bank for amounts drawn under any Letter of Credit Issued for the account of such Borrower in accordance with the provisions of SECTION 5.7, in Dollars or the relevant Optional Currency, no later than the date (the "REIMBURSEMENT DATE") that is one (1) Business Day after such Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

          (ii) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans (with respect to Letters of Credit denominated in Dollars) or at the rate determined by the Administrative Agent (in its reasonable discretion) and notified to the relevant Borrower as reflecting a reasonable cost of funds (based upon objective standards) for the maintenance by the Lenders of such Loan on an overnight basis (with respect to Letters of Credit denominated in Optional Currencies) in accordance with SECTION 8.1 from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with SECTION 8.5.

Except with respect to matters constituting willful misconduct or gross negligence of the relevant Issuing Bank as determined in a final, non-appealable judgment by a court of competent jurisdiction, the obligation of the relevant Borrower to reimburse the Issuing Bank pursuant to this SECTION 5.5 shall be absolute and unconditional under all circumstances, including, without limitation, those described in SECTION 5.6(e).

               (b) The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under Letters of Credit and the payment (or the failure to pay when due) by each Borrower on account of Reimbursement Obligations.

               (c) In the absence of gross negligence or willful misconduct on the part of an Issuing Bank, no action taken or omitted by such Issuing Bank under or in connection with any Letter of Credit shall (i) put such Issuing Bank under any resulting liability to any Lender or any Borrower or (ii) unless such Letter of Credit is Issued in violation of SECTION 5.2, relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and such Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under the respective Letter of Credit have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

          5.6 PARTICIPATIONS. (a) Immediately upon Issuance by an Issuing Bank of any Letter of Credit for the account of any Borrower in accordance with the procedures set forth in this ARTICLE 5, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Revolving Credit Pro Rata Share, including, without limitation, all obligations of such Borrower with respect thereto (other than amounts owing to the Issuing Bank under SECTION 5.8) and any security therefor and guaranty pertaining thereto.

          (b) If any Issuing Bank makes any payment under any Letter of Credit Issued for the account of any Borrower and such Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, and each such Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Revolving Credit Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Administrative Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for the Issuing Bank's account, pursuant to this SECTION 5.6(b). If a Lender does not make its Revolving Credit Pro Rata Share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Interbank Rate. The failure of any such Lender to make available to the Administrative Agent for the account of an Issuing Bank its Revolving Credit Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's Revolving Credit Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent nor prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. This Section does not relieve any Lender of its obligation to purchase Revolving Credit Pro Rata Share participations in Letters of Credit, nor does this Section relieve any Borrower of its obligation to pay or repay to any Issuing Bank funding its Revolving Credit Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from the date such payment is to be made until the date on which payment is repaid in full.

               (c) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has funded the purchase of its participation pursuant to SECTION 5.6(b), such Issuing Bank shall promptly pay to the Administrative Agent such payment in accordance with SECTION 7.1. Whenever the Administrative Agent receives (pursuant to the immediately preceding sentence or otherwise) a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has paid for its participating interest pursuant to SECTION 5.6(b), the Administrative Agent shall distribute such payment in accordance with SECTION 7.7. Each such payment shall be made by such Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

               (d) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

               (e) The obligations of a Lender to make payments to the Administrative Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank as determined in a final, non-appealable judgment by a court of competent jurisdiction, and shall be honored in accordance with this ARTICLE 5 (irrespective of the satisfaction of the conditions described in SECTIONS 9.1 and 9.2, as applicable, which conditions, for the purpose of the payment of Reimbursement Obligations to the Issuing Bank, such Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability hereof or of any of the other Loan Documents;

         (ii) the existence of any claim, setoff, defense or other right that any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender or any other Person, whether in connection herewith, or with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

        (iii) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (v) any failure by such Issuing Bank to make any reports required pursuant to SECTION 5.9 or the inaccuracy of any such report; or

         (vi)  the occurrence of any Event of Default or Default.

          5.7 PAYMENT OF REIMBURSEMENT OBLIGATIONS. (a) Each Borrower unconditionally agrees to pay to each Issuing Bank, in the currency in which it is denominated, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Letter of Credit Issued for the account of such Borrower when such amounts are due and payable, irrespective of any claim, setoff, defense or other right that such Borrower may have at any time against any Issuing Bank or any other Person.

          (b) In the event any payment by any Borrower received by an Issuing Bank with respect to a Letter of Credit Issued for the account of such Borrower and distributed by the Administrative Agent to the Lenders on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender that received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Revolving Credit Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

          5.8 ISSUING BANK CHARGES. Each Borrower shall pay to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of any Letter of Credit and such compensation in respect of such Letter of Credit for such Borrower's account as may be agreed upon by such Borrower and such Issuing Bank from time to time.

          5.9 ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the fifth Business Day following the last day of each calendar month and on the last Business Day of each calendar quarter (or, to the extent that the Administrative Agent so agrees, not more than two Business Days thereafter), provide to the Administrative Agent and the Company separate schedules for Commercial Letters of Credit and Standby Letters of Credit Issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month or calendar quarter, as the case may be, and any information requested by the Administrative Agent or the Company relating to the date of Issue, account party, amount, expiration date and reference number of each Letter of Credit Issued by it. Promptly following receipt by the Administrative Agent of the quarterly schedule, the Administrative Agent shall provide to each applicable Syndicated Lender a report containing such information.

          5.10 INDEMNIFICATION; EXONERATION. (a) In addition to all other amounts payable to an Issuing Bank, each of the Borrowers hereby agrees to defend, indemnify and save the Administrative Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), reasonable costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) that the Administrative Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit to
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                                                                              53



such Borrower other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined in a final, non-appealable judgment by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank Issuing a Letter of Credit to such Borrower to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or Governmental Authority.

          (b) As between each Borrower, on the one hand, and the Administrative Agent, the Lenders and the Issuing Banks, on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit Issued on its behalf by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Administrative Agent, the Issuing Banks and the Lenders shall not be responsible for: (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in the transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and
(ix) any consequential damages; and (x) any other consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks or the Lenders; except, in the cases of clauses (iv), (v) and (viii) above, for the gross negligence or willful misconduct of the Issuing Bank, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

          5.11 OBLIGATIONS SEVERAL. The obligations of each Issuing Bank and each Lender under this ARTICLE 5 are several and not joint, and no Issuing Bank or Lender shall be responsible for the obligation to Issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

          5.12 TRANSITIONAL PROVISIONS. SCHEDULE 5.12 contains a schedule of certain letters of credit issued prior to the date hereof by the Issuing Banks for the account of the Company. On the Closing Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit Issued pursuant to this ARTICLE 5 for the account of the Company and subject to the provisions hereof, and for this purpose the fees specified in SECTIONS 5.8 and 8.10(a) shall be payable (in substitution for any fees set forth in the reimbursement agreement relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, and (iii) all liabilities of the Company with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this SECTION 5.12 shall be amended, extended or renewed without the prior written consent of the Administrative Agent. To the extent that any fees with respect to the letters of credit listed on SCHEDULE 5.12 were paid in advance to the issuing bank under such letter of credit, the Administrative Agent shall use reasonable efforts (but shall otherwise not be obligated) to obtain a pro rata refund for the Company of such fees to the extent such fees were paid in respect of any time period during which such letter of credit shall be a letter of credit on account of the provisions of this section. Notwithstanding anything set forth in SECTION 5.2(c)(A), to the extent that any letter of credit listed on SCHEDULE 5.12 has an expiration date in excess of one year, such letter(s) of credit shall continue in full force and effect pursuant to the terms hereof after the Closing Date through its stated expiration date (but shall be cash collateralized upon terms reasonably satisfactory to the relevant Issuing Bank during the period from the Revolving Credit Termination Date through such stated expiration date).


          ARTICLE 6.     AMOUNTS AND TERMS OF EUROPEAN OVERDRAFT FACILITY

          6.1 EUROPEAN OVERDRAFT FACILITY. Subject to the terms and conditions set forth herein, the European Overdraft Bank shall make loans (the "EUROPEAN OVERDRAFT LOANS") to the Foreign Borrowers from time to time during the period from the day immediately following the Closing Date to the Revolving Credit Termination Date, up to an aggregate principal amount at any time outstanding which shall not exceed the European Overdraft Commitment then in effect; PROVIDED that (x) Hexcel Composites and Danutec shall not, in the aggregate, have the right to borrow more than $250,000 at any one time under the European Overdraft Commitment and (y) except to the extent that the European Overdraft Bank otherwise shall so agree, Salver shall not have the right to borrow any amounts under the European Overdraft Commitment. All European Overdraft Loans shall be payable on the Revolving Credit Termination Date with accrued interest thereon and shall be secured as part of the Obligations by the Collateral and shall, except as expressly provided in this ARTICLE 6, otherwise be subject to all the terms and conditions applicable to Syndicated European Loans, except that each European Overdraft Loan shall be denominated in a single Optional Currency and shall not be subject to a minimum borrowing requirement.

          6.2 MAKING OF EUROPEAN OVERDRAFT LOANS. All European Overdraft Loans shall be made available to the Foreign Borrowers at the office of the European Overdraft Bank in London in immediately available funds on the date of the proposed Borrowing applicable thereto. The European Overdraft Bank shall not make any European Overdraft Loan in the period commencing on the first Business Day after it has notice that one or more of the conditions precedent contained in SECTION 9.2 shall not on such date be satisfied, and ending when such conditions are satisfied, and the European Overdraft Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in SECTION 9.2 hereof have been satisfied in connection with the making of any European Overdraft Loan.

          6.3 REPAYMENT OF EUROPEAN OVERDRAFT LOANS. A Foreign Borrower shall repay the outstanding European Overdraft Loans owing by it to the European Overdraft Bank at any time, but in no event later than (i) the earlier of
(A) demand by the European Overdraft Bank and (B) the Revolving Credit Termination Date.

          6.4 USE OF PROCEEDS OF EUROPEAN OVERDRAFT LOANS. The proceeds of the European Overdraft Loans may be used to provide for ongoing working capital needs in the ordinary course of the business of the Foreign Borrowers and their respective Subsidiaries and for any other lawful corporate purposes not prohibited hereunder.

          6.5 ADJUSTMENT OF EUROPEAN OVERDRAFT COMMITMENT. (a) Upon the written request of the Company from time to time and with the consent of each of the Administrative Agent and the European Overdraft Bank (in their respective sole discretion) the European Overdraft Commitment of the European Overdraft Bank may be increased to an amount not in excess of $25,000,000. Any such increase in the European Overdraft Commitment shall be accompanied by a reduction in the Revolving Credit Commitment of Citibank, N.A. to the extent required by SECTION 7.5(e); PROVIDED that, after giving effect to such decrease in the Revolving Credit Commitment of Citibank, N.A., the Aggregate Pro Rata Share of Citibank, N.A. shall be unchanged (it being understood that such reduction in the Revolving Credit Commitment of Citibank, N.A. shall alter the Revolving Credit Pro Rata Share of each Syndicated Lender).

          (b) Upon the written request of the Company from time to time and with the consent of each of the Administrative Agent and the European Overdraft Bank (such consents not to be unreasonably withheld), the European Overdraft Commitment of the European Overdraft Bank may be reduced and the Revolving Credit Commitment of Citibank, N.A. may be increased by an amount not to exceed the amount of such reduction; PROVIDED that, after giving effect to such increase in the Revolving Credit Commitment of Citibank, N.A., the Aggregate Pro Rata Share of Citibank, N.A. shall be unchanged (it being understood that such increase in the Revolving Credit Commitment of Citibank, N.A. shall alter the Revolving Credit Pro Rata Share of each Syndicated Lender).


          ARTICLE 7.     PAYMENTS AND PREPAYMENTS

          7.1 PROMISE TO REPAY. (a) The Company hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Domestic Revolving Loan of such Lender on the Revolving Credit Termination Date. Each Foreign Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of each Syndicated European Loan made by such Lender to such Foreign Borrower on the Revolving Credit Termination Date. Each Local Loan Borrower hereby unconditionally promises to pay to each Local Lender from which it has borrowed Local European Loans, for its own account (or, following the funding of the purchase of participating interests pursuant to SECTION 5.6(b), for the account of each Syndicated Lender), the then unpaid principal amount of each Local European Loan made to it by the Local Lender (or such Lender, as the case may be) on the Revolving Credit Termination Date. Each Foreign Borrower hereby unconditionally promises to pay to the European Overdraft Bank, for its own account, the then unpaid principal amount of each European Overdraft Loan made to such Foreign Borrower by the European Overdraft Bank on the Revolving Credit Termination Date. The Company hereby unconditionally promises to pay to the Swing Loan Bank, for its own account (or, following the funding of the purchase of participating interests pursuant to SECTION 4.4, for the account of each Syndicated Lender), the then unpaid principal amount of each Swing Loan on the Revolving Credit Termination Date. Each Borrower hereby further agrees to pay interest on the unpaid principal amount of its Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in SECTIONS 8.1 and 8.2.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the relevant Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c)  The Administrative Agent shall maintain the Register pursuant to
SECTION 17.1(c), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Domestic Revolving Loan and European Revolving Loan (including, without limitation, each participating interest which has been funded by the Syndicated Lenders therein) made hereunder, its nature as a Eurocurrency Rate Loan or a Base Rate Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to SECTION 7.1(b) and (c) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the Obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the Obligation of the relevant Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) Upon the request to the Administrative Agent by any Lender at any time, (i) the Company shall execute and deliver to each Lender so requesting a Revolving Credit Note, substantially in the form of EXHIBIT F, evidencing the Domestic Revolving Loans of such Lender, (ii) the Company shall execute and deliver to the Swing Loan Bank a Swing Loan Note, substantially in the form of EXHIBIT G, evidencing the Swing Loans and (iii) each Foreign Borrower shall execute and deliver to the European Overdraft Bank a European Overdraft Note, substantially in the form of EXHIBIT K, evidencing the European Overdraft Loans made to such Foreign Borrower by the European Overdraft Bank, and thereafter, each of the Borrowers, as applicable, shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to SECTION 17.1, all in form and substance reasonably acceptable to the Administrative Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "NOTES"; and "NOTE" means any one of the Notes).

          7.2 AUTHORIZED OFFICERS AND AGENTS. On the Closing Date (and from time to time thereafter at the option of a Borrower or as reasonably requested by the Administrative Agent), each of the Borrowers shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the officers, directors or general managers, employees and agents authorized to request Revolving Loans, Swing Loans, European Overdraft Loans and Letters of Credit, and containing a specimen signature of each such officer, director, general manager, employee or agent. The officers, directors or general managers, employees and agents so authorized shall also be authorized to act for each such Borrower in respect of all other matters relating to the Loan Documents to which such Borrower is a party. The Administrative Agent, the Collateral Agent and each Lender shall be entitled to rely conclusively on such officer's, director's or general manager's, or agent's or employee's authority to request such Loan or Letter of Credit until the Administrative Agent receives written notice to the contrary (which notice the Administrative Agent hereby agrees to provide promptly to the Collateral Agent and the relevant Lenders).
In addition, the Administrative Agent, the Collateral Agent and each Lender shall be entitled to rely conclusively on any written notice sent to it by any Borrower by telecopy. None of the Administrative Agent, the Collateral Agent or any Lender shall have a duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document. None of the Administrative Agent, the Collateral Agent nor any Lender shall incur any liability to any Borrower or any other Person in acting upon any telecopy or facsimile notice referred to above that such Agent or Lender (as the case may be) reasonably believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of any of the Borrowers.

          7.3 REVOLVING CREDIT TERMINATION DATE. The Revolving Credit Commitments shall terminate, and all outstanding Obligations shall be paid in full in cash (or, in the case of unmatured Letter of Credit Obligations, the Borrowers shall comply with SECTION 5.2), on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate at the close of business in New York City on the Business Day next preceding the Revolving Credit Termination Date.

           7.4 VOLUNTARY PREPAYMENTS/REDUCTIONS. (a) The Borrowers shall have the right, from time to time upon not less than three (3) Business Days' notice to the Administrative Agent, to terminate in whole or permanently reduce in part the Revolving Credit Commitments. Any such reduction shall reduce permanently the Revolving Credit Commitments then in effect.

          (b)  Each Borrower may prepay the Revolving Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Administrative Agent (in the case of Eurocurrency Rate Loans) or one Business Days'
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                                                                              58


irrevocable notice to the Administrative Agent (in the case of Base Rate Loans), specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to SECTION 8.9(e).

          (c) Any partial reduction of the Revolving Credit Commitments and any prepayment of the Revolving Loans shall be in an aggregate minimum amount of the Local Equivalent of $1,000,000 and whole multiples thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice. The payments in respect of reductions and terminations described in this SECTION 7.4 may be made without premium or penalty (except as provided in SECTION 8.9(e)).

          (d) Any reduction of the Revolving Credit Commitments effected pursuant to this SECTION 7.4 shall be applied to ratably reduce the Revolving Credit Commitments of the Syndicated Lenders.

          7.5  MANDATORY COMMITMENT REDUCTIONS AND PREPAYMENTS OF LOANS.  (a)
(i) Subject to CLAUSE (iii) below, immediately after the Company's or any of the Domestic Subsidiaries' receipt of any Net Cash Proceeds, the Company shall make or cause to be made a mandatory prepayment of the Revolving Loans (and the Revolving Credit Commitments automatically and immediately shall be reduced) in an amount equal to (A) fifty percent (50%) of such Net Cash Proceeds, to the extent that such Net Cash Proceeds are derived from the issuance and sale of the Convertible Notes or (B) one hundred percent (100%) of such Net Cash Proceeds, otherwise. On the date any mandatory prepayment is received by the Administrative Agent pursuant to this CLAUSE (i), such prepayment shall be applied FIRST, to the outstanding principal amount of the Swing Loans and SECOND, to any remaining non-contingent Revolving Credit Obligations.

          (ii) Subject to CLAUSE (iii) below, immediately after the receipt by any Foreign Borrower of any Net Cash Proceeds, such Foreign Borrower shall make or cause to be made a mandatory prepayment of the Loans made to such Foreign Borrower (and the Revolving Credit Commitments automatically and immediately shall be reduced) in an amount equal to one hundred percent (100%) of such Net Cash Proceeds; PROVIDED that, if the balance of the then outstanding balance of the Loans made to such Foreign Borrower is less than the amount of the prepayment that would be due, the obligation to prepay (but not the obligation to reduce the Revolving Credit Commitments) shall be limited to the amount then outstanding. On the date any mandatory prepayment is received by the Administrative Agent pursuant to this CLAUSE (ii), such prepayment shall be applied to any non-contingent Revolving Credit Obligations of such Foreign Borrower, and the sale of assets of any Foreign Borrower resulting in a reduction in the Net Assets of such Foreign Borrower by 90% or more shall be deemed to be a termination of such Foreign Borrower's status as "Borrower" pursuant to

SECTION 3.6, unless, in either case, as otherwise agreed by the Administrative Agent and the Requisite Lenders.

          (iii) Notwithstanding the foregoing, the Revolving Credit Commitments will not be reduced by (x) Net Cash Proceeds received from the sale of the Properties described on SCHEDULE 7.5 and (y) up to $10,000,000 (or the Local Equivalent thereof) in any Fiscal Year of Net Cash Proceeds arising from the sale of assets.

          (b) Subject to SECTION 8.9(e), if at any time the Revolving Credit Obligations are greater than the Revolving Credit Commitments, the Company shall, or shall cause one or more of the Foreign Borrowers to, make within one Business Day a mandatory repayment of the Revolving Credit Obligations, such that, after giving effect thereto, the Revolving Credit Obligations do not exceed the Revolving Credit Commitments.

          (c) Subject to SECTION 8.9(e), if at any time the European Overdraft Obligations are greater than the European Overdraft Commitments, the Foreign Borrowers shall make, within one Business Day, a mandatory repayment of the European Overdraft Obligations such that, after giving effect thereto, the European Overdraft Obligations do not exceed the European Overdraft Commitments.

          (d) Subject to SECTION 8.9(e), if at any time any Foreign Borrower shall cease to be a "Foreign Borrower" hereunder, all European Revolving Loans owing by such Foreign Borrower shall be immediately due and payable (together with accrued interest and any other amounts owing in respect thereof).

          (e) Subject to SECTION 8.9(e), if at any time the European Overdraft Commitment is increased pursuant to SECTION 6.5(a), the Revolving Credit Commitment of Citibank, N.A. immediately shall be temporarily reduced (subject to reinstatement in accordance with the provisions of SECTION 6.5(b)) by 100% of the amount of such increase and the Revolving Credit Obligations owing to Citibank, N.A. immediately shall be prepaid by the amount necessary to cause the Revolving Credit Obligations owing to Citibank, N.A. (after giving effect to such reduction of its Revolving Credit Commitment) to equal its Revolving Credit Pro Rata Share then in effect.

          (f) Nothing in this SECTION 7.5 shall be construed to constitute the Lenders' consent to any transaction that is not expressly permitted by
ARTICLE 13.

          (g) All prepayments made pursuant to this SECTION 7.5 shall be applied in accordance with SECTION 7.7.

          (h) The Commitments hereunder shall terminate, and all amounts owing thereunder shall be due and payable (other than Letters of Credit which are cash collateralized in accordance with the provisions of SECTION 5.2) on the Revolving Credit Termination Date.

          7.6 MANNER AND TIME OF PAYMENTS. (a) All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including,
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                                                                              60


without limitation, fees and reasonable expenses) that are payable to the Administrative Agent or the Lenders shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) (if made to the Administrative Agent) or 1:00 p.m. (London time) (if made to the Administrative Agent) on the date and at the place due, to the Administrative Agent's U.S. Account or the applicable Administrative Agent's European Account, as applicable (or, in the case of Reimbursement Obligations, such account of the Issuing Bank as it may designate, if applicable). Payments in respect of any Swing Loans or European Overdraft Loans received by the Administrative Agent shall be distributed to the Swing Loan Bank or the European Overdraft Bank, as applicable, and payments in respect of any Revolving Loan received by the Administrative Agent shall be distributed by the Administrative Agent to each Lender in accordance with its Revolving Credit Pro Rata Share in accordance with the provisions of SECTION 7.7 on the date received, if received prior to 1:00 p.m. and (except in the case of repayment of Swing Loans or European Overdraft Loans) on the next succeeding Business Day if received thereafter.

          (b) For the purposes of this Agreement, the Dollar Equivalent of a Multicurrency Loan or any Letter of Credit Obligations in an Optional Currency shall be determined by the Administrative Agent upon receipt from any Borrower of the Notice of Borrowing requesting a Loan or any application for a Letter of Credit, and such Dollar Equivalent shall be recalculated on each date that it shall be necessary to determine the unused portion of each Lender's Revolving Credit Commitment or any or all of the Revolving Credit Obligations outstanding on such date.

          7.7 APPORTIONMENT OF PAYMENTS. (a) Except as otherwise provided herein and subject to the provisions of SECTIONS 7.4 and 7.5, during such time as no Default or Event of Default has occurred and is continuing:

          (i) all payments of principal, interest and other amounts owing in respect of outstanding European Overdraft Loans shall be made to the European Overdraft Bank and shall be applied, FIRST, to the ratable payment of all fees and interest payable on account thereof, SECOND, to the payment of principal thereof and, THIRD, to the payment of all other Obligations of such Foreign Borrower then due and payable;

          (ii) all payments of principal, interest and other amounts owing in respect of outstanding Local European Loans shall be made to the Local Lender who made such Local European Loans and shall be applied, FIRST, to the ratable payment of all fees and interest payable on account thereof, SECOND, to the payment of principal thereof and, THIRD, to the payment of all other Obligations of such Foreign Borrower then due and payable;

          (iii) all payments of principal and interest in respect of outstanding Loans (other than Local European Loans and European Overdraft Loans) made to any Borrower and all payments in respect of Reimbursement Obligations in respect of Letters of Credit Issued for the account of such Borrower shall be made to the

     Administrative Agent and shall be allocated among such of the Lenders as are entitled thereto in proportion to their respective Revolving Credit Pro Rata Shares of the relevant Obligations on account of which such payments are being made, with any amounts so received being applied, FIRST, to pay principal of and interest on any portion of the Revolving Loans made to such Borrower which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Administrative Agent, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, and SECOND, to pay all other Obligations of such Borrower then due and payable. Except as set forth in SECTIONS 7.4 and 7.5 and unless otherwise designated by the Company, (A) all principal payments made by the Company in respect of outstanding Revolving Loans (other than the Local European Loans) shall be applied FIRST, to the outstanding Swing Loans and SECOND, to the outstanding Revolving Loans (other than the Local European Loans) made to the Company, with any payment of such outstanding Revolving Loans being applied, FIRST, to repay outstanding Base Rate Loans, and THEN to repay outstanding Eurocurrency Rate Loans, with those Loans that have earlier expiring Interest Periods being repaid prior to those that have later expiring Interest Periods and (B) subject to SECTION 3.5, all principal payments made by any Foreign Borrower in respect of outstanding Multicurrency Loans made to such Borrower shall be applied FIRST, to the outstanding Acquisition Loans, if any, made to such Borrower, and SECOND, to all other outstanding Revolving Loans made to such Foreign Borrower, with those Revolving Loans that have earlier expiring Interest Periods being repaid prior to those that have later expiring Interest Periods.

          (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall upon the acceleration of the Obligations pursuant to SECTION 15.2(a), apply all payments made by the Company or any Foreign Borrower in respect of any Obligations and all proceeds of Collateral (which proceeds promptly shall be delivered by the Collateral Agent to the Administrative Agent) in the following order (it being understood that the Administrative Agent shall have the right to convert at the Borrowers' expense any of such payments or proceeds of Collateral into the currency in which such Obligations are denominated); PROVIDED, that payments made by a Foreign Borrower shall be applied only to the Obligations of such Foreign
Borrower:

          (i) FIRST, to the payment of fees, expenses and other amounts (including, without limitation, interest on and principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers) due and payable to the Administrative Agent and the Collateral Agent (in their respective capacities as such) under and in connection with this Agreement;

         (ii) SECOND, to the payment of any then-outstanding Obligations in respect of any expense reimbursements or indemnities due to the Agents and the Lenders, ratably in accordance with the aggregate amount of such payments owed thereto;

        (iii)  THIRD, to the ratable payment of (x) Letter of Credit Fees,
     (y) interest then due and payable on the Loans and (z) any other fees and expenses due and payable hereunder;

         (iv) FOURTH, to the payment of the principal amount of all Loans (with any such payment of principal of Revolving Loans being applied to repay the Acquisition Loans before being applied to any other Loans) and Notes, and to the payment of any Letter of Credit Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate principal amount owed to each such Lender; and

          (v)  FIFTH, to the ratable payment of all other Obligations;

PROVIDED, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing CLAUSES (i) through (v), the available funds being applied with respect to any such Obligations referred to in any one of such clauses (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the Aggregate Pro Rata Share of the Administrative Agent, and each Lender in the aggregate outstanding Obligations described in such clause.

          (c) The order of priority set forth in SECTIONS 7.7(a) and (b), and the related provisions hereof, are set forth solely to determine the rights and priorities of the Agents, the Lenders and other Holders as among themselves. The order of priority set forth in SECTIONS 7.7(a) and (b) may at any time and from time to time be changed by the agreement of the Administrative Agent and the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Holder that is not a Lender or any other Person.

          (d) The Administrative Agent, in its sole discretion subject only to the terms of this SECTION 7.7(d), may pay from the proceeds of Revolving Loans (which Loans have not been requested by any Borrower pursuant to a Notice of Borrowing) made to the Company hereunder, whether made following a request by the Company pursuant to SECTION 2.2, 3.2 or 4.2 or a deemed request as provided in this SECTION 7.7(d), all amounts then due and payable by the Borrowers hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for reasonable expenses pursuant to SECTION 17.2. The Company hereby irrevocably authorizes the Swing Loan Bank and the Lenders to make Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrowers, reimbursing expenses pursuant to SECTION 17.2 and paying any and all other amounts due and payable by the Borrowers hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to SECTION 2.2, 3.2 and 4.2 as of the date of the aforementioned notice. The Administrative Agent shall request Revolving Loans on behalf of the Company as described in the preceding sentence by notifying the Lenders thereof (which notice the Administrative Agent shall thereafter promptly transmit to the Company), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Company's behalf pursuant to this SECTION 7.7(d). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in SECTION 2.2, 3.2 or 4.2 (irrespective of the satisfaction of the conditions described in SECTION 9.2 or the requirement to deliver a Notice of Borrowing in SECTION 2.2, 3.2 or 4.2, which conditions and requirements, for the purposes of the payment of Revolving Loans at the request of the Administrative Agent as described in the preceding sentence, the Lenders irrevocably waive).

          (e) If any Lender fails to fund its Revolving Credit Pro Rata Share of any Revolving Loan Borrowing requested by any Borrower (or deemed requested pursuant to SECTION 2.2, 3.2, 4.2 or 7.7(d)) that such Lender is obligated to fund under the terms hereof (the funded portion of such Revolving Loan Borrowing being hereinafter referred to as a "NON PRO RATA LOAN"), excluding any such Lender who has delivered to the Administrative Agent written notice that one or more of the conditions precedent contained in SECTION 9.2 shall not on the date of such request be satisfied and until such conditions are satisfied, THEN until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by such Borrower and otherwise required to be applied to such Lender's share of all other Obligations of such Borrower pursuant to the terms hereof shall be advanced to such Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

          (i) the foregoing provisions of this SECTION 7.7(e) shall apply only with respect to the proceeds of payments of Obligations of such Borrower;

          (ii) a Lender shall be deemed to have cured its failure to fund its Revolving Credit Pro Rata Share of any Revolving Loan made to such Borrower at such time as an amount equal to such Lender's original Revolving Credit Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to such Borrower, whether made by such Lender itself or by operation of the terms of this SECTION 7.7(e), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

          (iii) amounts advanced to such Borrower to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Pro Rata Share of any Revolving Loan Borrowing ("CURE LOANS") made to such Borrower shall bear interest at the rate applicable to the other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all purposes herein;

          (iv) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of any Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this SECTION 7.7, would be applied to the outstanding Revolving Loans made to such

     Borrower shall be applied FIRST, ratably to all Revolving Loans made to such Borrower constituting Non Pro Rata Loans, SECOND, ratably to Revolving Loans made to such Borrower other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to Revolving Loans made to such Borrower constituting Cure Loans; and

          (v) No Lender shall be relieved of any obligation such Lender may have to such Borrower under the terms of this Agreement as a result of the provisions of this SECTION 7.7(e).

          7.8 PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment to be made by any Borrower hereunder or under the Notes made by such Borrower is stated to be due on a day that is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in SECTION 8.9(a)(iii), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

          7.9 PAYMENT CURRENCY. Except as expressly set forth herein to the contrary, all payments made by any Borrower in respect of principal and interest on the Loans and Reimbursement Obligations shall be made (i) with respect to Loans and Reimbursement Obligations denominated in Dollars, in Dollars, and
(ii) with respect to Multicurrency Loans or Reimbursement Obligations denominated in an Optional Currency, in the Optional Currency in which such Loan or the Letter of Credit giving rise to such Reimbursement Obligation was made.

          7.10 TAXES. (a) PAYMENT OF TAXES. Any and all payments by the Borrowers hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies that arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to
SECTION 7.10(d)(iii)(C), (ii) the Governmental Authority of a jurisdiction in which such Person has an office or other fixed place of business, or any political subdivision thereof (excluding any withholding or other tax imposed on any payment made under the Loan Documents), (iii) the Governmental Authority in which such Person's Applicable Lending Office is located or in which such Person is organized, managed and controlled or any political subdivision thereof or
(iv) any political subdivision of the United States unless such taxes are imposed solely as a result of such Lender's performance of any of the Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If any Borrower shall be required by law to withhold or deduct any Taxes (other than Taxes imposed solely as a result of any participation sold by a Lender pursuant to SECTION 17.1(h)) from or in respect of any sum payable hereunder or under any such Note or document to any Lender or the Administrative Agent, (x) the sum payable to such Lender or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
SECTION 7.10) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) INDEMNIFICATION. (i) Each Borrower will indemnify each Lender and the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this SECTION 7.10 and any additional income or franchise taxes resulting therefrom) incurred or paid in good faith by such Lender or the Administrative Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest and reasonable out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable, in each case, with respect to such Borrower; PROVIDED, that such Borrower shall not indemnify any such Lender or Administrative Agent for Taxes, penalties, additions to tax, interest and expenses arising as a result of such Lender's or Administrative Agent's willful misconduct or gross negligence.

          This indemnification shall be made within 15 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor, and within 15 days after the receipt of any refund of the Taxes following final determination that the Taxes that gave rise to the indemnification were not required to be paid, such Lender or the Administrative Agent (as the case may be) shall repay such Borrower the amount of such paid indemnities.

          A certificate as to any additional amount payable to any Person under this SECTION 7.10 submitted by it, with, to the extent readily available, either a copy of any assessment thereof from the relevant taxing authority (deleting any confidential information contained therein) or proof of payment of a tax for which such Borrower is liable hereunder, to the Company shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each of the Lenders and the Administrative Agent agrees, within a reasonable time after receiving a written request from the Company, to provide the Borrowers and the Administrative Agent with such certificates as are reasonably required and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent or Affiliate may be entitled to claim in respect of all or a portion of any Taxes that are otherwise required to be paid or deducted or withheld pursuant to this SECTION 7.10 in respect of any payments under this Agreement or under the Notes.

          (ii) To the extent that the undertaking to indemnify and reimburse the Administrative Agent and the Lenders set forth in this Section may be invalid and/or unenforceable because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment of the Taxes imposed on the Administrative Agent and the Lenders.

          (iii) If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Taxes as to which it has been indemnified by a Borrower pursuant to this SECTION 7.10(b), it shall promptly notify in writing such Borrower of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense.

          (c) RECEIPTS. Within thirty (30) days after the date of any payment of Taxes by the Company or any of its Subsidiaries, the Company will furnish to the Administrative Agent at its request, at its address referred to in SECTION 17.8, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Administrative Agent, evidencing payment thereof. The Company shall furnish to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due. The Administrative Agent may demand payment of, and seek recourse on, any Taxes from the Company and/or the Foreign Borrowers without any requirement that the Administrative Agent allocate the reimbursement obligations for such Taxes among the Company and the Foreign Borrowers; PROVIDED that, to the extent that any such payment by a Foreign Borrower would be prohibited by applicable law (including, without limitation, any such law which prohibits a Foreign Borrower from paying Taxes relating to the Acquisition Loans which financed its acquisition by the Company), the Company and the other relevant Foreign Borrowers shall be required to pay such amounts.

          (d) FOREIGN BANK CERTIFICATIONS. (i) Each of the Lenders represents and warrants to the Administrative Agent and the Borrowers that under applicable law and treaties in effect as of the date hereof no withholding taxes imposed by the United States or any country in which any Lender is organized or in which any Lender's Applicable Lending Office is located, managed, controlled or doing business, or any political subdivision of any of the foregoing, will be required to be withheld by the Company or the Foreign Borrowers with respect to any payments to be made to such Lender in respect of any of the Loans or the Letters of Credit (it being understood that no Lender makes any representation as to whether withholding taxes imposed by any jurisdiction other than the United States, a country in which any Lender's Applicable Lending Office is located, managed, controlled or doing business, or any political subdivision of any of the foregoing, would be required to be withheld with respect to payments to be made in respect of any of the Loans or the Letters of Credit).

               (ii) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof has delivered to the Company and the Administrative Agent on the date on which such Lender became a Lender or shall deliver to the Company on the date such Lender becomes a Lender, if such date is after the Closing Date, a true and accurate certificate executed in duplicate by a duly authorized officer of such

Lender to the effect that such Lender is eligible to receive payments hereunder, under the Notes or under the Letters of Credit without deduction or withholding of United States federal income tax (A) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or (B) under Section 1441(c)(1) as modified for purposes of Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

               (iii) Each Lender further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this SECTION 7.10(d) (including, but not limited to, a change in such Lender's lending office). Each certificate required to be delivered pursuant to this SECTION 7.10(d)(iii) shall certify as to one of the following:

          (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

          (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to SECTION 7.10(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers; or

          (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

Each Lender agrees to deliver to the Company and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Company and the Administrative Agent, unless any change in treaty, law, regulation or official interpretation thereof that would render such form inapplicable or that would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required, and the Lender promptly advises the Company that it is not capable of receiving payments hereunder or under the Notes without any deduction or withholding of United States federal income tax.

          Notwithstanding any provision of paragraphs (a) and (b) above to the contrary, the Borrowers shall not have any obligation to pay any Taxes or to indemnify any Lender for any Taxes to the extent that such Taxes result from (x) the failure of any Lender to comply with its obligations pursuant to this paragraph (d), or (y) any representation made on Form 1001 or 4224 or successor applicable form or certification by the Lender incurring such Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

          (e) Any of the Lenders or the Administrative Agent claiming any additional amounts payable pursuant to this SECTION 7.10 shall use reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender or Administrative Agent, as the case may be, be otherwise disadvantageous to such Lender or Administrative Agent.

          (f) In the event that any Lender changes its Applicable Lending Office, such Lender shall not be entitled to receive any greater payment under this SECTION 7.10 than such Lender would have been entitled to receive had such change not occurred, unless such change in Applicable Lending Office shall have been made at the request of a Borrower or at a time when no payment under this
SECTION 7.10 was required.

          7.11 INCREASED CAPITAL. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to Issue, Letters of Credit, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          ARTICLE 8.     INTEREST AND FEES

          8.1 RATE OF INTEREST. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in SECTION 8.4, as follows:

               (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the Base Rate; or

               (ii) If a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Eurocurrency Rate determined for the applicable Interest Period and the applicable currency in effect during such Interest Period, PLUS (B) the Eurocurrency Rate Margin.

The applicable basis for determining the rate of interest on the Loans shall be selected by the applicable Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by such Borrower to the Administrative Agent; PROVIDED, that no Borrower may select the Eurocurrency Rate as the applicable basis for determining the rate of interest on a Loan if at the time of such selection an Event of Default or Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to (A) in the case of any Loan to the Company, the applicable Base Rate and (B) in each other case, a rate determined by the Administrative Agent (in its reasonable discretion, based upon objective standards) and notified to the relevant Borrower as reflecting a reasonable cost of funds for the maintenance by the Lenders of such Loan on an overnight basis.

          8.2 INTEREST PAYMENTS AND PARTICIPATION FEES. (a) Interest accrued on each:

          (i) Base Rate Loan (other than Swing Loans and European Overdraft Loans) shall be payable to the Administrative Agent for the account of the Lenders (A) quarterly in arrears on the first Business Day of each January, April, July and October, commencing on October 1, 1996 and (B) at maturity (whether by acceleration or otherwise) of such Base Rate Loan;

          (ii) Swing Loan shall be payable to the Swing Loan Bank for its own account (A) quarterly in arrears on the first Business Day of each January, April, July and October, commencing on October 1, 1996 and (B) at maturity (whether by acceleration or otherwise) of such Swing Loan; and

          (iii) European Overdraft Loans shall be payable in the currency in which such Loan is denominated to the European Overdraft Bank for its own account (A) quarterly in arrears on the first Business Day of each January, April, July and October, commencing on October 1, 1996 and (B) at maturity (whether by acceleration or otherwise) of such European Overdraft Loan.

          (b) Interest accrued on each Eurocurrency Rate Loan (other than Eurocurrency Rate Loans which are Local European Loans) shall be payable in arrears in the currency in which such Loan is denominated (A) on each Eurocurrency Interest Payment Date and (B) at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan.

          (c) Interest accrued on the principal balance of all other Obligations (other than Local European Loans) shall be payable in the currency in which such Obligation is denominated (A) quarterly in arrears on the first Business Day of each January, April, July and October, commencing on October 1, 1996 and (B) at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (d) Notwithstanding the foregoing provisions of this SECTION 8.2, interest accrued on the principal balance of all Local European Loans shall be payable in the currency in which the relevant Local European Loan is denominated and shall be payable to the Local Lender with respect thereto (A) on each Eurocurrency Interest Payment Date and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan. Promptly upon receipt of such interest by the relevant Local Lender and in consideration of the agreement of the Lenders to purchase participating interests in the Local European Loans made by it, such Local Lender shall pay to the Administrative Agent (for the ratable account of the Lenders) a risk participation fee in the amount equal to (x) the Eurocurrency Rate Margin on such principal balance during the period for which payment is due MINUS (y) the amount equal to 1/8 of 1% on the average daily principal balance upon which such interest is being paid (which amount shall be retained by such Local Lender, for its own account); PROVIDED, HOWEVER, that, in the event that the Lenders have funded the purchase of participating interests in such Local European Loans pursuant to SECTION 3.4(a), such Local Lender instead shall pay to the Administrative Agent, for the account of each Lender which has so funded such purchase, the amount equal to such Lender's Revolving Credit Pro Rata Share of the full amount (other than the amount equal to 1/8 of 1% PER ANNUM on the average daily principal amount on which such interest is being paid, which amount shall be retained by the relevant Local Lender as an administrative fee) of the interest paid to such Local Lender by the relevant Borrower. In addition to the foregoing amounts, the relevant Borrower also shall pay to each Lender any amounts due pursuant to SECTION 7.10.

          8.3 CONVERSION OR CONTINUATION. (a) Any Borrower shall have the option (A) to convert at any time all or any part of its outstanding Base Rate Loans (other than Swing Loans or European Overdraft Loans) to Eurocurrency Rate Loans; (B) to convert all or any part of its outstanding Eurocurrency Rate Loans having Interest Periods that expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of its outstanding Eurocurrency Rate Loans having Interest Periods that expire on the same date as Eurocurrency Rate Loans, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; PROVIDED, that no such outstanding Loan may be continued as, or be converted into, a Eurocurrency Rate Loan, (i) if such continuation or conversion would violate any of the provisions of SECTION 8.9 or (ii) if an Event of Default or Default would occur as a result thereof or has occurred and is continuing. Any conversion into or continuation of Eurocurrency Rate Loans under this SECTION 8.3(a) shall be in a minimum amount of $1,000,000 (or the Local Equivalent thereof) and whole multiples thereof.

          (b) To convert or continue a Loan under SECTION 8.3(a), the relevant Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent (or, in the case of Local European Loans, to the relevant Local Lender, with a copy to the Administrative Agent) no later than 11:00 a.m. (New York time or, with respect to conversions and continuations of Loans denominated in Optional Currencies, London time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed date of the conversion or continuation, as applicable (which shall be a Business Day), (B) the principal amount of the Loan to be converted or continued, (C) whether such Loan shall be converted or continued and (D) in the case of a conversion to, or continuation of, a Eurocurrency Rate Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion/Continuation under this SECTION 8.3(b), the Administrative Agent (other than in the case of a conversion or continuation of Local European Loans in which such Lenders have not purchased participating interests) shall notify each Lender of the proposed conversion or continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

          8.4 DEFAULT INTEREST. Notwithstanding the rates of interest specified in SECTION 8.1 or elsewhere herein, effective immediately upon the occurrence of any Event of Default set forth in SECTION 15.1(a) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans, to the extent permitted by applicable law, and of all other Obligations shall bear interest at a rate that is two percent (2.0%) per annum in excess of the rate of interest that would otherwise be applicable to such Loans and Obligations from time to time (and, with respect to Obligations as to which no such rate of interest otherwise would be applicable, the rate that is two percent (2.0%) per annum in excess of the rate that would be applicable if such overdue amount were a Loan hereunder in the relevant currency).

          8.5 COMPUTATION OF INTEREST. Interest on all Eurocurrency Rate Loans and, to the extent permitted by applicable law, all other Obligations except for Base Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days; PROVIDED, that interest on all Eurocurrency Rate Loans denominated in Belgian francs or British pounds sterling ("Euro sterling") shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 days. Interest on all Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded.
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                                                                              72


          8.6 CHANGES; LEGAL RESTRICTIONS. If after the date hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

          (i) subjects a Lender (or its Applicable Lending Office) to charges (other than Taxes and taxes resulting from changes in the rate of tax on the overall net income of such Lender) of any kind that are applicable to the Revolving Credit Commitments of the Lenders to make Eurocurrency Rate Loans or to Issue and/or participate in Letters of Credit; or

         (ii) imposes, modifies or holds applicable any reserve (other than reserves taken into account in calculating the Eurocurrency
     Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurocurrency Affiliate of that Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Revolving Credit Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurocurrency Affiliate for any such additional cost incurred or reduced amount received. Such written demand shall be accompanied by a statement as to the amount of such compensation and demonstrate in reasonable detail the calculation of such amount and a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

          8.7 CONFIRMATION OF EUROCURRENCY RATE. Upon the reasonable request of any of the Borrowers from time to time, the Administrative Agent shall promptly provide to the Borrowers such information with respect to the applicable Eurocurrency Rate as may be so requested.

          8.8  OVERALL INTEREST RATE FOR FRENCH LAW.  Given the variable rates of interest applicable to the Loans, the overall interest rate ("taux effectif global"), as governed by the French Usury Law of December 28, 1966 and the
Decree of September 4, 1985, cannot be calculated at the time of execution of this Agreement.
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                                                                              73


          8.9 SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS. With respect to Eurocurrency Rate Loans:

          (a) DETERMINATION OF INTEREST PERIOD. By giving notice as set forth in SECTION 2.2 or 3.2 (with respect to a Borrowing of a Eurocurrency Rate Loan) or SECTION 8.3 (with respect to a conversion into or continuation of a Eurocurrency Rate Loan), each Borrower shall have the option, subject to the other provisions of this SECTION 8.9, to select an interest period (each, an "INTEREST PERIOD") to apply to the Loans described in such notice, subject to the following provisions:

               (i) Each Borrower may only select, as to a particular Borrowing of Eurocurrency Rate Loans, an Interest Period of either one, two, three or six months in duration or, with the consent of the Lenders, seven days or nine months in duration;

              (ii) In the case of immediately successive Interest Periods applicable to a Borrowing of Eurocurrency Rate Loans, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

             (iii) If any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Interest Period shall expire on the immediately preceding Business Day;

              (iv) No Borrower may select an Interest Period as to any Loan if such Interest Period terminates later than the Revolving Credit Termination Date; and

               (v) There shall be no more than ten (10) Borrowings of Eurocurrency Loans by the Company and fifteen (15) Borrowings of Eurocurrency Loans by the Foreign Borrowers (in the aggregate) in effect at any one time.

          (b) DETERMINATION OF INTEREST RATE. As soon as practicable on the second Business Day prior to the first day of each Interest Period (the "INTEREST RATE DETERMINATION DATE"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "EUROCURRENCY RATE") the interest rate that shall apply to Eurocurrency Rate Loans to be made in Dollars or any Optional Currency, as applicable, for which an interest rate is then being determined for the applicable Interest Period and currency, and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and to each Lender and, with respect to Loans made to French Borrowers or in French Francs, the overall interest rate ("taux effectif global") applicable to such Loans also shall be communicated to the Borrowers. Each Reference Bank agrees to furnish to the

Administrative Agent timely information for the purpose of determining the Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such information to the Administrative Agent, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers and the Lenders.

          (c) INTEREST RATE UNASCERTAINABLE, INADEQUATE OR UNFAIR. In the event that at least one (1) Business Day before the Interest Rate Determination
Date:

               (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed;

              (ii) any Lender advises the Administrative Agent that deposits in Dollars or the applicable Optional Currency, as applicable, in the principal amounts of the Eurocurrency Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Interest Period; or

             (iii) any Lender advises the Administrative Agent that the Eurocurrency Rate, as determined by the Administrative Agent, after taking into account the adjustments for reserves and increased costs provided for in SECTION 8.9(e), will not adequately and fairly reflect the cost to the Lenders of funding their Eurocurrency Rate Loans in the currency in which such Loans are denominated;

then the Administrative Agent shall forthwith give notice thereof to the Company, whereupon (until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurocurrency Rate in such currency shall be suspended and each outstanding Eurocurrency Rate Loan that is denominated in the affected currency shall be converted into a Base Rate Loan denominated in such currency on the last day of the then current Interest Period therefor, and any Notice of Borrowing with respect to Loans denominated in such currency for which Revolving Loans have not then been made shall be deemed to be a request for Base Rate Loans in such currency, notwithstanding any prior election by any Borrower to the contrary.

          (d) ILLEGALITY. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurocurrency Rate Loan in any currency has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Company and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

      (ii) When notice is given by a Lender under SECTION 8.9(d)(i), (A) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurocurrency Rate Loans in such currency shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans in such currency and (B) if the affected Eurocurrency Rate Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

     (iii) If at any time after a Lender gives notice under SECTION 8.9(d)(i) in respect of a Eurocurrency Rate Loan in any currency such Lender determines that it may lawfully make Eurocurrency Rate Loans in such currency, such Lender shall promptly give notice of that determination, in writing, to the Company and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall thereupon be restored.

          (e) COMPENSATION. In addition to all amounts required to be paid by the Borrowers pursuant to SECTIONS 8.1 through 8.8, each Borrower agrees to compensate each Lender, upon written demand therefor to such Borrower, with a copy to the Administrative Agent, for all losses, expenses and liabilities (including, without limitation, any loss or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans made to such Borrower but excluding any loss of the Eurocurrency Rate Margin on the relevant Loans) that Lender may sustain (i) if for any reason (other than a default by such Lender) a Borrowing of, conversion into or continuation of such Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by such Borrower, or a successive Interest Period does not commence after notice therefor is given pursuant to SECTION 8.3(b), including, without limitation, pursuant to SECTION 8.9(c), (ii) if for any reason any Eurocurrency Rate Loan made to such Borrower is prepaid (including, without limitation, mandatorily pursuant to SECTION 7.5) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of such Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in SECTION 8.9(c) or (d) or
(iv) as a consequence of any failure by the Borrowers to repay Eurocurrency Rate Loans when required (including, without limitation, by virtue of having given notice of a voluntary repayment) by the terms hereof. The Lender making demand for such compensation shall deliver to the applicable Borrower concurrently with such demand a written statement in reasonable detail as to such losses, reasonable expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

          (f) BOOKING OF EUROCURRENCY RATE LOANS. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of its European Lending Office or Eurocurrency Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under SECTIONS 7.10, 7.11, 8.6 or 8.9(e) as a result of the transfer of any such Eurocurrency Rate Loan to any office (other than such European Lending

Office) or any Affiliate (other than such Eurocurrency Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless
(i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

          (g) AFFILIATES NOT OBLIGATED. No Eurocurrency Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation hereunder.

          8.10 FEES. (a) LETTER OF CREDIT FEE. In addition to any charges paid pursuant to SECTION 5.8, each Borrower shall pay to the Administrative Agent, for the account of the Lenders as provided in the following sentence, (i) with respect to any Commercial Letter of Credit Issued by any Issuing Bank for the account of such Borrower, a fee per annum equal to fifty percent (50%) of the Eurocurrency Rate Margin on the undrawn face amount of such Commercial Letter of Credit and (ii) with respect to any Standby Letter of Credit Issued by any Issuing Bank for the account of such Borrower, a fee per annum equal to the Eurocurrency Rate Margin on the undrawn face amount of such Standby Letter of Credit (the fees referred to in clauses (i) and (ii) above are collectively referred to herein as the "LETTER OF CREDIT FEE"), in each case payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing on October 1, 1996, and on the date on which such Letter of Credit expires in accordance with its terms; PROVIDED that, effective immediately upon the occurrence of any Event of Default set forth in SECTION 15.1(a) and for as long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fee shall accrue and be payable shall be equal to two percent (2.0%) per annum in excess of the fee that would otherwise be applicable to such Letter of Credit from time to time. The Administrative Agent shall pay each Letter of Credit Fee to the Lenders in accordance with their respective Revolving Credit Pro Rata Shares.

          (b) UNUSED COMMITMENT FEE ON REVOLVING CREDIT COMMITMENTS. The Borrowers shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Revolving Credit Pro Rata Shares, a fee (the "UNUSED COMMITMENT FEE") accruing from the Closing Date at the Unused Commitment Fee Rate on the average amount by which the Revolving Credit Commitments exceed the Revolving Credit Obligations (net of any Swing Loans or Local European Loans which are outstanding on any day during such period) for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (A) quarterly, in arrears, on the first Business Day of each January, April, July and October, commencing on October 1, 1996 and (B) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date). Notwithstanding the foregoing, in the event that any Lender fails to fund its Revolving Credit Pro Rata Share of any Revolving Loan requested by any Borrower which such Lender is obligated to fund under the terms hereof, such Lender shall not be entitled to any Unused Commitment Fee with respect to its Revolving Credit Commitment until such failure has been cured in accordance with SECTION 7.7(e)(ii), and the Borrowers shall not be required to pay any Unused Commitment Fee to such Lender for such period.

          (c) UNUSED COMMITMENT FEE ON EUROPEAN OVERDRAFT COMMITMENT. The Borrowers shall pay to the European Overdraft Bank a fee accruing from the Closing Date at the Unused Commitment Fee Rate on the average amount by which the European Overdraft Commitment exceeds the European Overdraft Obligations for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (A) quarterly, in arrears, on the first day of each January, April, July and October, commencing on October 1, 1996 and (B) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date).

          (d) CLOSING DATE UNUSED COMMITMENT FEE. In the event that the Closing Date does not occur by June 30, 1996, the Borrowers shall pay on the Closing Date to each Lender a fee accruing from June 30, 1996 at the Unused Commitment Fee Rate on each such Lender's Commitment as of and for the period commencing on June 30, 1996 and ending on the Closing Date.

          (e) OTHER FEES. The Borrowers shall pay to the Administrative Agent solely for its own account such other fees as are set forth in the Credit Suisse Letter Agreement and the Citibank Letter Agreement.

          8.11 CALCULATION AND PAYMENT OF FEES. All of the above fees shall be calculated on the basis of the actual number of days elapsed in a 360 day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent's U.S. Account in accordance with SECTION 7.6(a). All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Administrative Agent or any Lender, including, without limitation, those referred to in this SECTION 8.11, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with SECTION 8.4, shall constitute Obligations and shall be secured by the Collateral.


          ARTICLE 9.     CONDITIONS TO LOANS AND LETTERS OF CREDIT

          9.1 CONDITIONS PRECEDENT TO THE INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender on the Closing Date to make its Loan requested to be made by it and the agreement of each Issuing Bank on the Closing Date to Issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

          (a) DOCUMENTS. The Administrative Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:

               (i)  this Agreement, the Notes, the Company Pledge
     Agreement, the Subsidiary Pledge Agreement, the Foreign Pledge
     Agreements, the Company Guaranty, the Domestic Subsidiary Guaranty and all other agreements, documents and instruments described in the List of Closing Documents attached hereto and made a part hereof as EXHIBIT
     D, each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders; without limiting the foregoing, the Company hereby directs (A) each of its special counsel, (x) Skadden, Arps, Slate, Meagher & Flom, and (y) Wendel, Rosen, Black & Dean and (B) each of the foreign counsel to the Borrowers listed in such List of Closing Documents to prepare and deliver to the Administrative Agent and the Lenders, the opinions referred to in such List of Closing Documents with respect to each such counsel;

              (ii) a PRO FORMA estimated balance sheet of the Company and its Subsidiaries as of December 31, 1995, as referred to in SECTION
     10.7 giving effect to the Acquisition and the transactions contemplated thereby and hereby;

             (iii) audited financial statements of the Company and its Subsidiaries for Fiscal Year 1995;

              (iv) audited financial statements of the Acquired Businesses for Fiscal Years 1994 and 1995, and unaudited financial statements of the Acquired Businesses prepared by management of the Acquired Businesses for the fiscal quarter ended on March 31, 1996;

               (v) forecasts giving effect to the Acquisition and the other transactions contemplated thereby and hereby prepared by management of the Company displaying (A) on a quarterly basis, anticipated balance sheets as at the end of each of the remaining three quarterly periods in 1996 and the related statements of income and cash flow for each such period and (B) on an annual basis, balance sheets as of December 31, 1997 and December 31, 1998, and the related projected statements of income and cash flow for each such period; and

              (vi) such additional documentation as the Administrative Agent and the Lenders may reasonably request.

          (b) PERFECTION OF LIENS. All certificates representing shares of Capital Stock included in the Collateral (it being understood that the Capital Stock of each of Hexcel Composites, Hexcel Lyon, Salver, Brochier and CDSR is represented by uncertificated securities and that the Capital Stock of Hexcel Belgium exists in registered form) shall have been delivered to the Administrative Agent (with duly executed stock powers, as appropriate under applicable law) and all instruments included in the Collateral shall have been delivered to the Administrative Agent (duly endorsed to the Administrative Agent, as appropriate).

          (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall be in effect, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, in either case that purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans on the Closing Date or (B) the consummation of the transactions contemplated pursuant to the Transaction Documents.

          (d) NO CHANGE IN CONDITION. No change in the business, condition (financial or otherwise), performance, properties, or prospects of (i) any Borrower or Subsidiary Guarantor, individually, or of the Company and its Subsidiaries, taken as a whole, shall have occurred since December 31, 1995 or
(ii) the Acquired Businesses, taken as a whole, shall have occurred since December 31, 1995, in each case, which change has had or is reasonably likely, in the opinion of the Lenders, to have a Material Adverse Effect.

          (e) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans.

          (f) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in ARTICLE 10 and in any of the other Loan Documents (other than representations that expressly speak as of a different date) shall be true and correct on and as of the Closing Date, both before and after giving effect to the making of the Loans.

          (g) FEES AND EXPENSES PAID. There shall have been paid to the Administrative Agent, for the account of the Lenders, and to the Collateral Agent, for their respective individual accounts, all fees (including, without limitation, the reasonable legal fees of counsel to the Agents and local counsel to the Administrative Agent for the benefit of the Lenders) due and payable on or before the Closing Date (including, without limitation, all such fees described in the Credit Suisse Letter Agreement, the Citibank Letter Agreement and in SECTION 8.10(d)), and all reasonable expenses (including, without limitation, reasonable legal expenses) due and payable on or before the Closing Date.

          (h) CONSENTS, ETC. Except as set forth on SCHEDULE 9.1, each of the Company and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of the Company and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Transaction Documents to which such Person is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant hereto or thereto or in connection herewith or therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents. No such consent or authorization shall impose any conditions upon the Company or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

          (i) TERMINATION OF THE EXISTING FACILITIES. Either (i) the obligations of the Company and each Foreign Borrower party thereto under the Existing Facilities shall have been terminated or shall be terminated simultaneously with the execution hereof in accordance with the terms hereof, all non-contingent obligations thereunder shall have been paid or shall be paid in full in cash simultaneously with the execution hereof in accordance with the terms hereof and the Liens on the Property of the Company and each such Foreign Borrower securing the Existing Facilities shall have been released and terminated on terms satisfactory to the Administrative Agent or (ii) amounts sufficient to repay all obligations contemplated by clause (i) shall have been deposited in the Funding Accounts established pursuant to (and as defined in) the Funding Account Agreement.

          (j) THE ACQUISITION. The Administrative Agent and the Lenders shall be satisfied that: (i) the Asset Purchase Agreement and all other Acquisition Documents, including, without limitation, the agreements described in the Asset Purchase Agreement, shall have been duly approved and executed and delivered by the parties thereto in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (ii) all conditions precedent to closing under the Asset Purchase Agreement and the other Acquisition Documents shall have been met (or, with the consent of the Requisite Lenders, waived) prior to or simultaneous with the execution hereof (and no modification or waiver of any such condition shall have been made without the consent of the Administrative Agent), (iii) such documents if, by their terms, are to be entered into prior to or simultaneously with the execution hereof, are, or simultaneously with the execution hereof will be, in full force and effect in accordance with their terms and (iv) the Acquisition has been, or substantially simultaneously with the funding hereof, will be, consummated.

          (k) CORPORATE STRUCTURE. The Administrative Agent and the Lenders reasonably shall be satisfied with the corporate, capital and legal structure of the Company and its Subsidiaries after giving effect to the Acquisition.

          9.2 CONDITIONS PRECEDENT TO ALL SUBSEQUENT REVOLVING LOANS, SWING LOANS, EUROPEAN OVERDRAFT LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Loan requested to be made by it on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit on any date after the Closing Date, is subject to the following conditions precedent as of each such date:

          (a) REPRESENTATIONS AND WARRANTIES. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties of the Borrower requesting such Loan or Letter of Credit and its Subsidiaries contained in
ARTICLE 10 and in any other Loan Document (other than representations and warranties that expressly speak as of a different date) shall be true and correct as to such Borrower and its Subsidiaries in all material respects.

          (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan or the Issuance of the requested Letter of Credit.

          (c) NO LEGAL IMPEDIMENTS. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender notice that, any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority that is likely to enjoin, prohibit or restrain, or, in the reasonable judgment of such Person, impose or result in the imposition of any material adverse condition upon, such Lender's making of the requested Loan or participation in the requested Letter of Credit.

          (d) NO MATERIAL ADVERSE CHANGE. No event shall have occurred since December 31, 1995, which has or is reasonably likely, in the opinion of the Requisite Lenders, to have a material adverse effect on the business, condition (financial or otherwise), performance, properties or prospects of the Borrower requesting such Loan or Letter of Credit or the Subsidiary Guarantors, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

Each submission by any Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Revolving Loan, Swing Loan or European Overdraft Loan, each acceptance by any Borrower of the proceeds of each such Loan so made, each submission by any Borrower to an Issuing Bank of a request for Issuance of a Letter of Credit and the Issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower as of the Funding Date in respect of such Revolving Loan, as of the Swing Loan Funding Date in respect of such Swing Loan, as of the European Overdraft Loan Funding Date in respect of such European Overdraft Loan, and as of the date of Issuance of such Letter of Credit, that all the conditions contained in subsections (a), (b) and (c) of this SECTION 9.2 have been satisfied or waived in accordance with SECTION 17.7.

          9.3 CONDITIONS PRECEDENT TO THE MAKING OF LOANS AND THE ISSUANCE OF LETTERS OF CREDIT TO OR FOR THE BENEFIT OF ADDITIONAL BORROWERS. The obligation of each Lender to make any Loan requested to be made by it by a Foreign Subsidiary which is not then a Borrower (an "ADDITIONAL BORROWER") on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit to or on behalf of such Additional Borrower on any date after the Closing Date, shall be subject to the following conditions precedent as of each such date (the date on which such conditions precedent having been satisfied being referred to herein as the "ADDITIONAL BORROWER EFFECTIVE DATE" and such Additional Borrower thereafter being deemed to be a "Foreign Borrower" for purposes hereof):

               (a) DOCUMENTS. The Administrative Agent (on behalf of itself and the Lenders) shall have received all of the following in form and substance reasonably satisfactory to the Administrative Agent and the Requisite Lenders:

          (i)  a Borrower Addendum, duly executed;

          (ii) the Notes required to be executed by such Additional Borrower, each duly executed where appropriate and in sufficient copies for each of the Lenders, and (to the extent requested by the Administrative Agent) a legal opinion in form and substance reasonably satisfactory to the Administrative Agent;

          (iii) the Schedules to this Agreement, if amended as of the Additional Borrower Effective Date;

          (iv) the Constituent Documents of such Additional Borrower as of the Additional Borrower Effective Date; and
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                                                                              82


          (v) additional documents and certificates similar to those provided by the other Foreign Borrowers on the Closing Date, and such additional documentation as the Administrative Agent and the Lenders may reasonably request.

               (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing or would result from the making of the Loans to such Additional Borrower.

               (c) REPRESENTATIONS AND WARRANTIES. As of the Additional Borrower Effective Date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties contained in ARTICLE 10 and in any other Loan Document (other than representations and warranties that expressly speak as of a different date) shall be true and correct as to such Additional Borrower and its Subsidiaries in all material respects.

               (c) IDENTITY OF ADDITIONAL BORROWER. The Foreign Subsidiary (including, without limitation, its jurisdiction of organization and capital structure) which is to be designated as an Additional Borrower shall be reasonably acceptable to the Requisite Lenders and the designation of such Foreign Subsidiary as an Additional Borrower (and its making of borrowings hereunder) shall not violate any Requirement of Law applicable to any Lender.


          ARTICLE 10.    REPRESENTATIONS AND WARRANTIES

          In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to Issue the Letters of Credit described herein, each of the Borrowers represents and warrants (only with respect to such Borrower and its Subsidiaries) to each Lender and the Administrative Agent as follows:

          10.1 ORGANIZATION; CORPORATE POWERS. Each of such Borrower and its Subsidiaries (i) is a corporation or a company having limited liability which is duly organized, validly existing and, to the extent applicable, is in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing (or, with respect to the Foreign Subsidiaries, has maintained the equivalent status) under the laws of each such jurisdiction, except where the failure to be so qualified and in good standing (or, with respect to the Foreign Subsidiaries, maintain equivalent status) is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

          10.2 AUTHORITY. (a) Each of such Borrower and its Subsidiaries has the requisite power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

          (b) The execution, delivery and performance, as the case may be, of each of the Transaction Documents to which any of such Borrower or its Subsidiaries is a party, and the consummation of the transactions contemplated thereby (including, without limitation, the incurrence of Indebtedness and granting of guarantees and security interests), have been duly authorized by such Person's board of directors and (to the extent required by law) the shareholders of such Person, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of such Borrower or its Subsidiaries is necessary to consummate such transactions.

          (c) Each of the Transaction Documents to which such Borrower or any of its Subsidiaries is a party has been duly executed or delivered on behalf of such Borrower or such Subsidiary, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms except as such enforceability may be subject to applicable bankruptcy, insolvency and reorganization laws and similar laws or to general principles of equity, is in full force and effect and, as of the Closing Date, no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the Administrative Agent pursuant to SECTION 9.1(a) without the prior written consent of the Requisite Lenders.

          10.3  SUBSIDIARIES; OWNERSHIP OF CAPITAL STOCK.  SCHEDULE 10.3
(a) contains a diagram indicating the corporate structure of such Borrower and its Subsidiaries and the Existing Joint Ventures of such Borrower as of the Closing Date after giving effect to the Acquisition; and (b) accurately sets forth as of the Closing Date, (i) the correct legal name, the jurisdiction of incorporation and the Employer Identification Number (if applicable) of each of such Borrower and its Subsidiaries, and the jurisdictions in which each of such Borrower and its Subsidiaries is qualified to transact business as a foreign corporation, (ii) the authorized, issued and outstanding shares of each class of Capital Stock of such Borrower and each of its Subsidiaries and, with respect to such Borrower's Subsidiaries, the owners of such shares and (iii) a summary of the direct and indirect partnership, joint venture or other equity interests, if any, of such Borrower and each Subsidiary of such Borrower in any Person that is not a corporation. Except as set forth on SCHEDULE 10.3, none of the issued and outstanding Capital Stock of such Borrower or such Borrower's Subsidiaries is subject to any vesting, redemption or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of such Borrower and its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and the outstanding Capital Stock of each of such Borrower's Subsidiaries is not Margin Stock.

          10.4 NO CONFLICT. The execution, delivery and performance of each of the Transaction Documents to which such Borrower or any of its Subsidiaries is a party, do not and shall not (i) except as set forth on SCHEDULE 10.4, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or under any of the Transaction Documents, the Subordinated Debentures, the Subordinated Debenture Indenture or any other material Contractual Obligation of such Borrower or any Subsidiary of such Borrower, or require the termination of any material Contractual Obligation of such Borrower or any of its Subsidiaries or
(ii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of such Borrower or any of its Subsidiaries, other than Liens contemplated by the Loan Documents.

          10.5 ASSET PURCHASE AGREEMENT. Except as set forth on SCHEDULE 10.6, the material obligations of all parties to the Asset Purchase Agreement have been satisfied in all material respects as of the Closing Date and the Asset Purchase Agreement is in full force and effect as of such date. No material breach or default of any term or provision of the Asset Purchase Agreement by the Company or any of its Subsidiaries has occurred and no breach or default of any term or provision of the Asset Purchase Agreement by any other party thereto which could have a Material Adverse Effect has occurred.

          10.6 GOVERNMENTAL CONSENTS, ETC. The execution, delivery and performance of each of the Transaction Documents to which such Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices that have been made, obtained or given, or, in a timely manner, will be made, obtained, or given, (ii) filings necessary to perfect security interests in, or to realize on pledges of, the Collateral and (iii) filings described on SCHEDULE 10.6. Such Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, or any other federal or state statute or regulation that limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

          10.7 PROJECTIONS. The Company's PRO FORMA estimated balance sheet referred to in SECTION 9.1(a)(ii) and each of the Company's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith on the basis of the assumptions accompanying them, and such projections and assumptions as of the date of preparation thereof were, and as of the Closing Date are, reasonable in light of the then current and foreseeable business conditions and prospects of the Company and its Subsidiaries and represented management's opinion of the Company's and its Subsidiaries' projected financial performance based on the information available to the Company at the time so furnished, it being understood that nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

          10.8  LITIGATION; ADVERSE EFFECTS.  Except as set forth on
SCHEDULE 10.8, there is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the knowledge of any Borrower, threatened against such Borrower or any of its Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents, or (ii) that is reasonably likely to have a Material Adverse Effect.

          10.9 PAYMENT OF TAXES. All material tax returns and reports of each of such Borrower and its Subsidiaries required to be filed have been timely filed. Except as set forth on SCHEDULE 10.9 hereto, all material taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises that are shown in such returns or reports to be due and payable have been paid, other than such taxes, assessments, fees and other governmental charges (i) that are being contested in good faith by such Borrower or any of its Subsidiaries, as the case may be, by appropriate proceedings conducted in good faith and without danger of any material risk to the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. None of such Borrower or any of its Subsidiaries has any knowledge of any proposed tax assessment against such Borrower or any of its Subsidiaries that shall have or is reasonably likely to have a Material Adverse Effect.

          10.10 PERFORMANCE. Neither such Borrower nor any of its Subsidiaries has received notice or has actual knowledge that (a) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it or (b) any condition exists that, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, shall not have or are not reasonably likely to have a Material Adverse Effect.

          10.11 DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of such Borrower or its Subsidiaries in writing to the Administrative Agent or any Lender on or prior to the Closing Date for purposes of, or in connection with, this Agreement or any of the Loan Documents is, and all other factual information (taken as a whole) provided in writing to the Administrative Agent or any Lender will be true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time; PROVIDED that, to the extent that the representations and warranties contained in this SECTION
10.11 relate to information concerning the Acquired Businesses and are being made prior to or on the date upon which the Acquisition is consummated, the representations and warranties contained in this SECTION 10.11 shall be deemed to be false or misleading in a material respect when made only if the additional information needed to make the furnished information concerning the Acquired Businesses true, accurate and not incomplete would reveal a circumstance or event which would reasonably be expected to have a Material Adverse Effect.

          10.12 REQUIREMENTS OF LAW. Except as set forth on SCHEDULE 10.12, each of such Borrower and its Subsidiaries is in compliance with all Requirements of Law, in each case except where the failure to so comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

          10.13 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 10.13, after giving effect to the acquisition by the Company of the Acquired
Businesses:

          (a) neither such Borrower nor any of its Subsidiaries nor any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, settlement, decree or other agreement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, nor has such Borrower or its Subsidiaries received any notice of the foregoing, except, in each case, for any matter that, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect;

          (b) neither such Borrower nor any of its Subsidiaries is or has been the owner or operator of any Property that has any of the following that would reasonably be likely to have a Material Adverse Effect:

               (i) any past or present on-site generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent;

               (ii) any past or present landfill, waste-pile, underground storage tank or surface impoundment;

               (iii)  any asbestos-containing material or any Contaminant;

               (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other Equipment;

          (c) no Environmental Lien has attached to any Property of such Borrower or any of its Subsidiaries;

          (d) there have been no Releases of any Contaminants into the environment in reportable quantities by such Borrower or its Subsidiaries or any other Person that would reasonably be likely to have a Material Adverse Effect;

          (e) neither such Borrower nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment that would reasonably be likely to have a Material Adverse Effect;

          (f) neither such Borrower nor any of its Subsidiaries has disposed of or sent or directly arranged for the transport of any waste or Contaminant at or to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list, or any other location the effect of which would reasonably be likely to have a Material Adverse Effect;

          (g) neither such Borrower's nor any of its Subsidiaries' present or past Property is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and such Borrower and its Subsidiaries are unaware of any conditions on such Property that would qualify such Property for inclusion on any such list, except, in either case, where such listing would not reasonably be likely to have a Material Adverse Effect;

          (h) neither such Borrower nor any of its Subsidiaries is subject to any Environmental Property Transfer Act as a result of the transactions contemplated by the Loan Documents or, to the extent such acts are applicable to any such property, such Borrower has fully complied with the requirements of such acts, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect;

          (i) neither such Borrower nor any of its Subsidiaries has assumed, either contractually or by operation of law, any liabilities or potential liabilities under any Environmental, Health or Safety Requirements of Law except where (i) such assumption would not reasonably be likely to have a Material Adverse Effect or (ii) the Company has received a written indemnity with respect to such liabilities or potential liabilities (as the case may be) from a Person (other than the Company or any of its Subsidiaries) who would reasonably be expected to pay in full all reasonable claims in respect of such indemnity; and

          (j) such Borrower and each of its Subsidiaries has obtained, and is in compliance with, all Permits required under any Environmental, Health or Safety Requirements of Law except where the failure to obtain or comply with such Permits would not reasonably be likely to have a Material Adverse Effect.

          10.14 ERISA MATTERS. As of the Closing Date, neither such Borrower, nor its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on SCHEDULE 10.14 hereto. With respect to each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect, such Borrower, its Subsidiaries or an ERISA Affiliate has received or is in the process of seeking, a favorable determination letter from the Internal Revenue Service that the Plan is so qualified and that each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. None of such Borrower, any of its Subsidiaries or any ERISA Affiliate
knows of any reason why such Plans or trusts are not qualified.   Except as
disclosed on SCHEDULE 10.14, as of the Closing Date, neither such Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. To the extent such Borrower knows or reasonably should know, such Borrower, its Subsidiaries and all of its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code), whether or not waived, that would subject such Borrower or any ERISA Affiliate to a liability in excess of $1,000,000. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate nor, to the knowledge of such Borrower, any fiduciary of any Plan that is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code which would subject such Borrower or its Subsidiaries or any ERISA Affiliate to any taxes, penalties or other liabilities under Sections 409 or 502(i) of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action that would constitute or result in a

Termination Event that would, in either case, subject such Borrower, any of its Subsidiaries or any ERISA Affiliate to a liability in excess of $1,000,000. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has incurred any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA in excess of $1,000,000. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has incurred any liability to the PBGC that remains outstanding that would subject such Borrower, any of its Subsidiaries or any ERISA Affiliate to a liability in excess of $2,000,000. There are no premium payments that have become due to the PBGC that are unpaid. To the extent filed, Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of
the Benefit Plan relating to such Schedule B.   Neither of such Borrower, nor
any of its Subsidiaries or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as disclosed on SCHEDULE 10.14, neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. To the extent such Borrower knows or reasonably should know, such Borrower does not have, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

          10.15 FOREIGN EMPLOYEE BENEFIT MATTERS. Each Foreign Employee Benefit Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan. Except as set forth on
SCHEDULE 10.15 the aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Employee Benefit Plan by an amount in excess of $2,000,000. With respect to any Foreign Employee Benefit Plan maintained by such Borrower, any of its Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Employee Benefit Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Employee Benefit Plans are not material. Except as set forth on SCHEDULE 10.15, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of such Borrower, threatened against such Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan that would subject such Borrower, any of its Subsidiaries or an ERISA Affiliate to a liability in excess of $2,000,000.

          10.16 LABOR MATTERS. (a) Except as set forth on SCHEDULE 10.16, as of the Closing Date there is no collective bargaining agreement covering any of the employees of
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                                                                              89


such Borrower or any of its Subsidiaries. To the knowledge of such Borrower, except as set forth on SCHEDULE 10.16, as of the Closing Date no attempt to organize the employees of such Borrower or any of its Subsidiaries is pending, threatened, planned or contemplated.

          (b) There are no strikes, work stoppages, slowdowns or lockouts pending or, to the knowledge of such Borrower or its Subsidiaries, threatened against or involving such Borrower or any of its Subsidiaries, other than those that in the aggregate would not have or be reasonably likely to have a Material Adverse Effect.

          (c) There are no arbitrations or grievances pending against or involving such Borrower or any of its Subsidiaries, nor are there, to the knowledge of such Borrower or its Subsidiaries, any arbitrations or grievances threatened involving such Borrower or any of its Subsidiaries, other than those that in the aggregate, if resolved adversely to such Borrower or such Subsidiary, would not have or be reasonably likely to have a Material Adverse Effect.

          10.17 SECURITIES ACTIVITIES. None of such Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          10.18 SOLVENCY. After giving effect to the transactions contemplated in the Transaction Documents, the payment and accrual of all Transaction Costs payable on the Closing Date, the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and the disbursement of the proceeds of such Loans pursuant to such Borrower's instructions, each of such Borrower and its Subsidiaries is or will be Solvent.

          10.19 INSURANCE. On and as of the Closing Date, all policies of insurance of any kind or nature owned by or issued to the Company and/or any of its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient in the reasonable judgment of the Company and as is customarily carried in the same general area by companies engaged in the same or similar businesses of the size and character of such Person.

          10.20 GOVERNMENT CONTRACTS. (a) Except as set forth on SCHEDULE 10.20, none of such Borrower or any of its Subsidiaries or any of their respective Affiliates is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among such Borrower, such Subsidiaries or such Affiliates or otherwise that would result in the termination of any Government Contract or that would impose any limitation on such Borrower's or such Subsidiary's ability to perform any such Government Contract, except where such termination or limitation is not reasonably likely to have a Material Adverse Effect, or to continue its business substantially as presently conducted and proposed to be conducted.

          (b) Except as set forth on SCHEDULE 10.20, (A) none of such Borrower or any of its Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and (B) during the last three (3) years, none of such Borrower or any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract, in each case except (with respect to such matters occurring after the Closing Date) as disclosed to the Lenders.

          (c) Except as set forth on SCHEDULE 10.20, there exist (A) no outstanding claims against such Borrower or any of its Subsidiaries, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract which, if adversely resolved against such Borrower or such Subsidiary, are reasonably likely to have a Material Adverse Effect; and (B) no disputes between such Borrower or any of its Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between such Borrower or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract which, if adversely resolved against such Borrower or such Subsidiary, are reasonably likely to have a Material Adverse Effect.

          (d) Except as set forth on SCHEDULE 10.20 or (with respect to such matters occurring after the Closing Date) as disclosed to the Lenders, none of such Borrower or any of its Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

          10.21 FINANCIAL STATEMENTS. The (a) audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1995 and the related audited consolidated statements of income and of cash flows for the year then ended and (b) unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1996 and the related consolidated statements of income and cash flows for the periods then ended, including the related notes and schedules thereto, are complete and correct in all material respects, have been prepared in accordance with GAAP, and present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated.


          ARTICLE 11.    REPORTING COVENANTS

          Each of the Borrowers covenants and agrees that as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

          11.1 FINANCIAL STATEMENTS. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in
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                                                                              91


accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

          (a) MONTHLY REPORTS. As soon as available and in any event within thirty (30) days after the end of each fiscal month (other than the fiscal month immediately following the Closing Date, in which case, within forty-five (45) days thereafter) in each Fiscal Year, unaudited consolidated balance sheets of the Company and its Subsidiaries, in each case as at the end of such period, and the related statements of income and cash flow for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer or controller of the Company as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the dates indicated, the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year-end adjustments.

          (b) QUARTERLY REPORTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related statements of income and cash flow for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer, controller or the senior vice president for finance and administration of the Company as fairly presenting the financial position of the Company and its Subsidiaries, as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

          (c) ANNUAL REPORTS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, audited consolidated financial statements of the Company and its Subsidiaries, certified with respect to such consolidated statements by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report (x) shall be certified without qualification or modification as to the scope of the audit and as to the Company being a going concern, (y) shall state that such financial statements fairly present the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (z) shall state that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The financial statements referred to above shall be accompanied by a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements.

          (d) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement pursuant to PARAGRAPHS (b) AND (c) of this SECTION 11.1, an Officer's Certificate of the Company substantially in the form of EXHIBIT E (the "COMPLIANCE CERTIFICATE"), signed by the Company's chief financial officer, treasurer, controller or senior vice president for finance and administration and setting forth calculations for the period then ended for SECTION 7.5(a) (including, without limitation, calculations of Net Cash Proceeds and mandatory prepayments pursuant to SECTION 7.5 and a listing of any Indebtedness outstanding under SECTION 13.1(j)), the negative covenants of ARTICLE 13 and the financial covenants of ARTICLE 14.

          (e) BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as available and in any event within thirty (30) days prior to the end of each Fiscal Year, a combined annual budget (in the format customarily utilized by the Company for making financial projections) of (i) the Company and the Domestic Subsidiaries, (ii) each Foreign Borrower and (iii) the Company and its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly basis anticipated balance sheets as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) through (iii).

          (f) ACCOUNTANTS' STATEMENT. Together with each delivery of the financial statements referred to in SECTION 11.1(c), a written statement of a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any Event of Default or Default has come to their attention, and if such Event of Default or Default has come to their attention, specifying the nature and period of existence thereof.

          (g) HEXCEL POTTSVILLE CORPORATION. Within thirty (30) days of their delivery in accordance with Sections 9.02 and 11.08 of the Special Security Agreement dated as of February 29, 1996, by and among Ciba-Geigy, the Company, Hexcel Pottsville Corporation and the United States Department of Defense (the "SPECIAL SECURITY AGREEMENT") and to the extent not prohibited by applicable Directives, copies of the annual implementation and compliance report and the quarterly report to Affiliates required to be delivered pursuant to Sections 9.02 and 11.08, respectively, of the Special Security Agreement.

          11.2  EVENTS OF DEFAULT.  Promptly upon (and, in any event, within ten
(10) days of) any Financial Officer of any of the Borrowers obtaining knowledge
(i) of an Event of Default or Default, or becoming aware that any Lender or the Administrative Agent has given any written notice with respect to a claimed Event of Default or Default, (ii) that any

Person has given any written notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 15.1(e), or (iii) of any other condition or event that has or is reasonably likely to have a Material Adverse Effect or materially and adversely affect the value of, or the Administrative Agent's interest in, the Collateral, the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action the Company or its Subsidiary has taken, is taking and proposes to take with respect thereto.

          11.3 LAWSUITS. (a) Promptly upon (and in any event, within ten (10) Business Days of) any of the Borrowers obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any Property of the Company or any of its Subsidiaries not previously disclosed pursuant to SECTION 10.8, which action, suit, proceeding, governmental investigation or arbitration would reasonably be likely to have, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances would reasonably be likely to have, in such Borrower's reasonable judgment, a Material Adverse Effect, in each case after taking into effect applicable insurance coverage, the Company shall give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to enable each Lender and Administrative Agent and its counsel to evaluate such matters; and (b) in addition to the requirements set forth in clause (a) of this SECTION 11.3, the Company, upon reasonable request of the Administrative Agent or the Requisite Lenders, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (a) above and provide such other information as may be reasonably available to it (subject to applicable attorney-client privilege) to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

          11.4 ERISA NOTICES. The Company shall deliver or cause to be delivered to the Administrative Agent, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

          (a) within ten (10) Business Days after the Company or any ERISA Affiliate knows or reasonably should know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, that the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

          (b) within ten (10) Business Days after the Company or any ERISA Affiliate knows or reasonably should know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, a statement of the chief financial officer of the Company describing such transaction and the action that the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

          (c) within ten (10) Business Days after the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

          (d) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

          (e) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and, if requested by the Administrative Agent, all communications received by the Company or any ERISA Affiliate with respect to such request;

          (f) within ten (10) Business Days after the occurrence thereof, notification of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Company or any ERISA Affiliate was not previously contributing;

          (g) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

          (h) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

          (i) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

          (j) within ten (10) Business Days after the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

          (k) within ten (10) Business Days after the Company or any ERISA Affiliate knows or reasonably should know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

          (l) within ten (10) Business Days after receipt by the Company of a written notice from the Administrative Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Administrative Agent in such notice.

For purposes of this SECTION 11.4, the Company and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

          11.5 ENVIRONMENTAL NOTICES. (a) The Company shall notify the Administrative Agent and the Lenders in writing, promptly and in any event within 10 Business Days after any Borrower knows thereof, of any:

               (i) notice or claim by a Governmental Authority or any third party to the effect that the Company or any of its Subsidiaries is or may be liable to any Person, or is subject to an investigation by a Governmental Authority, relating to a material Release or threatened Release of any Contaminant into the environment;

              (ii) notice that any Property of the Company or any of its Subsidiaries is subject to an Environmental Lien;

             (iii) commencement or threat of any judicial or administrative proceeding alleging a material violation by the Company or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

              (iv) new and material changes to any existing Environmental, Health or Safety Requirement of Law that would reasonably be likely to have a Material Adverse Effect;

               (v) any intent to execute an agreement, letter of intent or commitment to acquire stock, assets or real estate, or to lease property, or to take any other action by the Company or any of its Subsidiaries that would subject the Company or any of its Subsidiaries to environmental, health or safety Liabilities and Costs that would reasonably be likely to have a Material Adverse Effect; or

              (vi) any breach by Hercules Incorporated of the Environmental Annex to the Asset Purchase Agreement that would reasonably be likely to have a Material Adverse Effect.

          (b) The Company shall notify the Administrative Agent and the Lenders in writing, promptly and in any event within 25 Business Days after any filing or report made by the Company or any of its Subsidiaries with any Governmental Authority with respect to (i) the material violation of any Environmental, Health or Safety Requirement of Law, (ii) any material unpermitted Release or threatened Release of a Contaminant or (iii) any material unsafe or unhealthful condition at any Property of the Company or its Subsidiaries.

          (c) On March 31 of each calendar year, commencing on March 31, 1997, the Company shall submit to the Administrative Agent and the Lenders a report prepared by the appropriate officers of the Company summarizing the status of any environmental, health or safety non-compliance, hazard or liability issues identified in notices required pursuant to SECTION 11.5(a), disclosed on
SCHEDULE 10.13 or identified in any notice or report required hereby. Such report shall identify the cash expenditures for Liabilities and Costs arising out of or relating to such environmental health or safety matters made by the Company and its Subsidiaries during the previous calendar year.

          11.6 LABOR MATTERS. The Company shall notify the Administrative Agent and the Lenders in writing, promptly after any such Borrower knows thereof, of (i) any material labor dispute to which such Borrower or any of its Subsidiaries is or may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Person's plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of such Persons.

          11.7 PUBLIC FILINGS AND REPORTS. Promptly upon the filing thereof with any Governmental Authority (including, without limitation, the SEC) or the mailing thereof to the public shareholders or debtholders of the Company generally, the Company shall deliver to the Administrative Agent and the Lenders copies of all filings or reports made in connection with outstanding Indebtedness or Capital Stock of the Company.

          11.8 GOVERNMENT CONTRACTS. The Company shall (a) notify the Administrative Agent and the Lenders in writing promptly after any Borrower knows thereof, of any loss or threatened loss of the security clearances necessary for the operation of the Company's Government Contracts business unless disclosure thereof is prohibited by any Requirement of Law; and (b) notify the Administrative Agent in writing promptly upon (and, in any event, within five (5) Business Days after) any Borrower obtaining knowledge of any material change in the status of any action, suit, proceeding, governmental investigation or other matter disclosed on or arising out of the matters disclosed on SCHEDULE 10.20 and shall provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

          11.9 OTHER INFORMATION. Promptly upon receipt of a reasonable request therefor from the Administrative Agent (or any Lender acting through the Administrative Agent), the Company shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of the Company's Subsidiaries or the Collateral including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and copies of each existing written agreement or arrangement set forth on SCHEDULE 10.20, as from time to time may be reasonably requested by the Administrative Agent (or any Lender acting through the Administrative Agent).

          11.10 SUBSIDIARIES. At least 10 days prior to the date upon which any Person who is not a Subsidiary of the Company on the date hereof becomes a Subsidiary, the Company shall deliver to the Administrative Agent a notice indicating (a) the legal name of such Subsidiary, (b) the jurisdiction of its organization, (c) the name of each holder of the Capital Stock thereof and (d) to the extent applicable, the number of shares of such Capital Stock which are issued and outstanding. The Company also shall provide from time to time such further information concerning such Subsidiary as the Administrative Agent reasonably may request.


          ARTICLE 12.    AFFIRMATIVE COVENANTS

          Each of the Borrowers covenants and agrees that as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent:

          12.1 CORPORATE EXISTENCE, ETC. Such Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its respective corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect, their respective rights and franchises material to their respective businesses, except (a) to the extent otherwise permitted by this Agreement or (b) where the failure to maintain or preserve such rights and franchises would not reasonably be likely to have a Material Adverse Effect.

          12.2 CORPORATE POWERS; CONDUCT OF BUSINESS, ETC. Such Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

          12.3 COMPLIANCE WITH LAWS, ETC. Such Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants (except, in each case, as set forth on the Schedules hereto) affecting such Person or the business, Property or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

          12.4 PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. Such Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, business, income or Property before any penalty or interest for late payment (except as such penalty or interest relates to underpayment of estimated tax payments) accrues thereon, and
(b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Lien permitted by SECTION 13.3) upon any of such Borrower's or such Subsidiary's Property, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, that no such taxes, assessments and governmental charges referred to in CLAUSE (a) above or claims referred to in CLAUSE (b) above are required to be paid if being contested in good faith by such Borrower or such Subsidiary, as the case may be, by appropriate proceedings conducted in good faith and without danger of any material risk to the Collateral, and if such reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Such Borrower shall not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than the Company and its Subsidiaries).

          12.5 INSURANCE. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on itself and its Properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date.

          12.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. (a) Such Borrower shall permit, and shall cause each of its Subsidiaries to permit, subject to applicable Requirements of Law concerning classified information and to the rights of any tenants or licensees of such Properties, any authorized representative(s) designated by the Administrative Agent and, after the occurrence and during the continuation of an Event of Default set forth in
SECTION 15.1(a), any Lender, to visit and inspect any of the Properties of such Person or such Subsidiary to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice given by the Administrative Agent to a Financial Officer of such Borrower in writing and at reasonable times during normal business hours, as often as may be reasonably requested. All reasonable costs and expenses incurred by the Administrative Agent as a result of such inspection, audit or examination conducted pursuant to this SECTION 12.6 shall be paid by the Company.

          (b) Such Borrower shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral.

          12.7 ERISA COMPLIANCE. Such Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the applicable provisions of ERISA, the Internal Revenue Code, all other applicable laws and the regulations and interpretations thereunder, and the respective requirements of the governing documents for such Plans.

          12.8 FOREIGN EMPLOYEE BENEFIT PLAN COMPLIANCE. Such Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plans.

          12.9 MAINTENANCE OF PROPERTY. Such Borrower shall cause all Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear and damage for which casualty insurance is maintained excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; PROVIDED, that nothing in this SECTION 12.9 shall prevent such Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any of such Property if such discontinuance (a) is, in the judgment of such Borrower or such Subsidiary, necessary or appropriate in the conduct of its business or the business of any Subsidiary, (b) is otherwise permitted by this Agreement and (c) will not materially impair the rights of the Administrative Agent, the Lenders hereunder or under the other Loan Documents.

          12.10 SUBSIDIARY GUARANTORS; FUTURE LIENS ON CAPITAL STOCK. Upon written request of the Administrative Agent:

          (a) the Company shall cause each new Domestic Subsidiary (other than a Foreign Holding Subsidiary) of the Company created or acquired after the date hereof, promptly upon such creation or acquisition, to execute an instrument in form and substance reasonably satisfactory to the Agents (it being acknowledged and agreed that an instrument in the form attached to the Domestic Subsidiary Guaranty as EXHIBIT A thereto shall satisfy this requirement) pursuant to which such new Domestic Subsidiary shall become a party to the Domestic Subsidiary Guaranty as a guarantor thereunder;

          (b) the Company shall, and shall cause each of its Domestic Subsidiaries to, provide to the Collateral Agent a pledge of (i) all of the Capital Stock of any Domestic Subsidiary (other than Hexcel Alpha Corporation and any Foreign Holding Subsidiaries) held by the Company or a Domestic Subsidiary, pursuant to a pledge agreement substantially in the form of the Company Pledge Agreement and (ii) 65% of the Capital Stock of any first-tier Foreign Subsidiary or Foreign Holding Subsidiary held by the Company or a Domestic Subsidiary, pursuant to a pledge agreement which is in form and substance reasonably satisfactory to the Agents; and

          (c) each Foreign Borrower shall provide to the Collateral Agent a pledge of all of the Capital Stock held by such Foreign Borrower in each of its direct Subsidiaries to secure such Foreign Borrower's obligations hereunder (but not to secure the obligations of any other Borrower), pursuant to a pledge agreement which is in form and substance reasonably satisfactory to the Agents;

in each case, together with such other agreements, documents and instruments that the Agents deem necessary or desirable, it being understood that the granting of the additional security for the Obligations pursuant to this SECTION
12.10 is a material inducement to the execution and delivery of this Agreement by each Lender.

          12.11 HEXCEL TECHNOLOGIES PLEDGE. The Company shall use its best efforts to obtain consent from DIC to the pledge by the Company to the Collateral Agent of the shares of

Hexcel Technologies owned by it and, immediately upon receiving such consent from DIC, the Company shall pledge to the Collateral Agent the shares of Hexcel Technologies owned by the Company pursuant to a pledge agreement substantially in the form of the Company Pledge Agreement.


          ARTICLE 13.    NEGATIVE COVENANTS

          Each of the Borrowers covenants and agrees that it shall comply with the following covenants as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:

          13.1 INDEBTEDNESS. None of the Company or any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) the Obligations (including, without limitation, Obligations arising pursuant to Interest Rate Contracts or Currency Agreements to which the Administrative Agent or an Affiliate of the Administrative Agent is a party);

          (b) Permitted Existing Indebtedness, and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness (other than the Existing IDRBs); PROVIDED, that with respect to Permitted Existing Indebtedness of the Company or any of its Subsidiaries, any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Company or such Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

          (c) Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to SECTION 12.4;

          (d) Indebtedness constituting Accommodation Obligations permitted by SECTION 13.5;

          (e) to the extent permitted by ARTICLE 14 and in any event in an aggregate outstanding principal amount not to exceed $10,000,000 (or the Local Equivalent thereof) at any time, Capital Leases and purchase money Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of tangible assets, and Indebtedness incurred by the Company or any of its Subsidiaries to refinance such Capital Leases and purchase money Indebtedness;

          (f) Indebtedness under appeal bonds in connection with judgments that do not result in an Event of Default or Default;

          (g) Indebtedness arising from intercompany loans permitted by SECTION 13.4(d), (e) and (f);

          (h) Permitted Subordinated Indebtedness and the Convertible Notes of the Company;

          (i) (A) Indebtedness not in excess of the principal amount of (y) the Local Equivalent of $10,000,000 (PLUS any additional loans made by the Company to Hexcel Belgium which constitute Permitted Belgian Capital) in the aggregate at any time outstanding in connection with loans made by the Company or its Domestic Subsidiaries to any Foreign Borrower and
     (z) $10,000,000 (or the Local Equivalent thereof) in the aggregate at any time outstanding made by the Borrowers or a Borrower to any Wholly-owned Subsidiary of the Company that is not a Borrower hereunder; and
     (B) Indebtedness owing to a Foreign Borrower by another Foreign Borrower or to any Foreign Borrower or its Subsidiaries or any Domestic Subsidiary by the Company; PROVIDED that the amount of Indebtedness permitted from time to time pursuant to clause (A) of this SECTION 13.1(i) shall be reduced by the amount of any equity Investments made in reliance upon the provisions of SECTION 13.4(f)(ii);

          (j) Indebtedness incurred for the working capital purposes of any Foreign Borrower; PROVIDED that (i) the aggregate principal amount of all such Indebtedness incurred pursuant to this SECTION 13.1(j) shall not exceed $125,000,000 (or the Local Equivalent thereof) at any one time outstanding, (ii) any collateral security for such Indebtedness shall encumber only assets of the Foreign Borrower who is the primary obligor in respect thereof and shall encumber only assets which are located outside of the United States of America, (iii) the Revolving Credit Commitments shall be reduced by the amount of any Indebtedness incurred pursuant to this
     SECTION 13.1(j) and (iv) during such time as any such Indebtedness is outstanding, such Foreign Borrower shall have no outstanding European Revolving Loans hereunder;

          (k) Foreign Currency Protection Agreements entered into by the Company or any Subsidiary in the ordinary course of business;

          (l) Indebtedness of the Company in respect of unsecured standby and commercial letters of credit issued by a Lender in an aggregate face amount (including, without limitation, any reimbursement obligations owing in respect thereof) not to exceed $10,000,000 (or the Local Equivalent thereof) at any one time outstanding; and

          (m) additional Indebtedness in an aggregate principal amount not to exceed $10,000,000 (or the Local Equivalent thereof) at any time outstanding.

          13.2 SALES OF ASSETS. None of the Company or any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

               (a) the sale of Inventory in the ordinary course of business;

               (b) sales of assets outside of the ordinary course of business not in excess of $10,000,000 (or the Local Equivalent thereof) in any Fiscal Year;

               (c) the disposition of Equipment if such Equipment is obsolete or no longer useful in the ordinary course of the Company's or such Subsidiary's business or otherwise is not required to be maintained by the Company or such Subsidiary pursuant to SECTION 12.9;

               (d) assignments and licenses of intellectual property of the Company and its Subsidiaries (i) to joint ventures, (ii) in the ordinary course of business or (iii) pursuant to the Strategic Alliance Agreement and (iv) as contemplated by the HAESA Letter Agreement; PROVIDED that, in the case of any such assignment or exclusive license of intellectual property to a joint venture, the fair market value of such property shall be deemed to be an Investment in such joint venture for purposes of SECTION 13.4(g);

               (e) leases of owned Real Property and subleases of leased Real Property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each;

               (f) the transfer by Hexcel Technologies, Inc. to DIC Technologies, Inc. of up to 15% of the outstanding partnership interests in HDP in connection with the Investments permitted by SECTION 13.4(e);

               (g) the Company may sell the Properties constituting the businesses described on SCHEDULE 7.5; PROVIDED, that (A) the Administrative Agent shall have received the documentation evidencing such sales, (B) such sales shall not be made for less than the Fair Market Value of such Properties and for consideration other than at least 85% cash and (C) the Net Cash Proceeds arising from such sales shall not be substantially less than the amount specified with respect to such Property on SCHEDULE 7.5;

               (h)  sales permitted by SECTIONS 13.8, 13.10(a) and 13.13;

               (i) the Company may sell the Specified Equipment to Ciba-Geigy or any Affiliate of Ciba-Geigy pursuant to the Manufacturing and Supply Agreement; and

               (j) the sale by the Company of HAESA to Hercules pursuant to the HAESA Letter Agreement.

          13.3 LIENS. None of the Company or any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Properties or assets except:

               (a)  Liens created by the Loan Documents;

               (b) Permitted Existing Liens and future Liens securing any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness to the extent permitted by SECTION 13.1(b), but only if such future Lien attaches to the same Property and secures only such permitted extensions, renewals, refundings and replacements;

               (c)  Customary Permitted Liens;

               (d) purchase money Liens granted by any of the Borrowers (including the interest of a lessor under a Capital Lease) and Liens to which any Property is subject at the time of a Borrower's acquisition thereof securing Indebtedness permitted by SECTION 13.1(e) and limited in each case to the property purchased or subject to such lease;

               (e) any attachment or judgment Lien the existence of which does not constitute an Event of Default under SECTION 15.1(h);

               (f) Liens relating to raw materials supplied by Ciba-Geigy to the Company pursuant to the Manufacturing and Supply Agreement, and Liens relating to the Company's inventory of raw materials and finished products which are required to be purchased by Ciba-Geigy pursuant to the Manufacturing and Supply Agreement upon termination thereof; and

               (g) Liens securing Indebtedness permitted by SECTION 13.1(j), to the extent that such Lien is not prohibited by SECTION 13.1(j).

          13.4 INVESTMENTS. None of the Company or any of its Subsidiaries shall directly or indirectly make or own any Investment or make any contribution except:

               (a)  Investments in cash and Cash Equivalents;

               (b)  Permitted Existing Investments as of the Closing Date;

               (c) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (d) cash Investments arising from intercompany loans made by the Company to any Existing Joint Venture (other than DIC), not to exceed $15,000,000

     (or the Local Equivalent thereof) in the aggregate at any time outstanding; PROVIDED, that no such Investment under this CLAUSE (iv) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

               (e) (i) cash Investments made by the Company in Hexcel Technologies, Inc. or HDP, solely for the purpose of making Investments in or for the benefit of DIC and (ii) cash Investments by Hexcel Technologies, Inc. in DIC, which Investments may result in a reduction in the ownership by Hexcel Technologies, Inc. in HDP from 50% of the outstanding partnership interests to 35% of such partnership interests and shall not exceed $2,000,000 in Fiscal Year 1996 and $4,500,000 in the aggregate in Fiscal Year 1997 and thereafter, less any payments made by the Company to Dainippon Ink & Chemicals, Inc. permitted pursuant to SECTION 13.5(g); PROVIDED, that if the maximum amount permitted for any Fiscal Year exceeds the amount of such Investments for such Fiscal Year, then such Investments made by the Company and Hexcel Technologies, Inc. for the immediately succeeding Fiscal Year may exceed the maximum amount set forth above with respect to such succeeding Fiscal Year by the amount of such excess from the immediately preceding Fiscal Year (such excess amount being treated as the last amount invested in such succeeding Fiscal Year), but in no event shall the amount of such Investments exceed $6,500,000 in the aggregate at any time; and PROVIDED, FURTHER, that no such Investment under subclause
     (i) of this CLAUSE (e) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

               (f) Investments in intercompany loans or equity Investments which (i) in the case of intercompany loans, are permitted by SECTION 13.1(i), (ii) in the case of equity Investments, do not exceed $10,000,000 (or the Local Equivalent thereof) in the aggregate or (iii) in the case of intercompany loans and equity Investments, are made in connection with the Acquisition in amounts not to exceed the amounts set forth on SCHEDULE 13.4-B; PROVIDED that, in addition to the intercompany loans and equity Investments otherwise permitted by this SECTION 13.4(f), the Company may make intercompany loans to, and equity investments in, Hexcel Belgium to the extent that such loans and Investments constitute Permitted Belgian Capital;

               (g) Investments in partnerships and joint ventures (other than the Existing Joint Venture) which Investments shall not cause the Maximum Partnership/Joint Venture Investment Amount to exceed $15,000,000 (or the Local Equivalent thereof) at any time; PROVIDED, that no such Investment under this CLAUSE (g) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

               (h) Investments in cash deposits with financial institutions for payroll accounts and other deposit accounts in the ordinary course of business not to exceed $10,000,000 in the aggregate at any one time outstanding; PROVIDED, that there shall be no limit on the amount of such deposits at Credit Suisse or Citibank, N.A.;

               (i) cash contributions to Hexcel Foundation not to exceed $200,000 in the aggregate in any Fiscal Year; PROVIDED, that the unused portion of such amount may be used in the next succeeding year;

               (j) cash Investments not otherwise permitted hereby not to exceed $1,000,000 (or the Local Equivalent thereof) in the aggregate at any one time outstanding;

               (k) Investments specifically contemplated by any Ciba-Geigy Transaction Document or any Transaction Document;

               (l)  Cash Collateral invested pursuant to the Loan Documents;

               (m) promissory notes and other Investments permitted by SECTION 13.2(g); and

               (n) Investments relating to Environmental Claims at the Lodi Facility permitted by SECTION 13.5(j).

          13.5 ACCOMMODATION OBLIGATIONS. None of the Company or any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

               (a)  Permitted Existing Accommodation Obligations;

               (b)  Accommodation Obligations arising under the Loan
     Documents;

               (c) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, that have been or are undertaken or made in the ordinary course of business or in connection with the sale of assets permitted by SECTION 13.2(g) and not for the benefit of or in favor of an Affiliate of the Company or any of its Subsidiaries;

               (d) Accommodation Obligations of any Subsidiary in respect of obligations of the Company;

               (e) Accommodation Obligations of any partnership or joint venture (other than the Existing Joint Ventures) as long as the incurrence of such obligations shall not cause the Maximum Partnership/Joint Venture Investment Amount to exceed $15,000,000 (or the Local Equivalent thereof) at any time; PROVIDED, that no such Investment under this CLAUSE (e) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

               (f) Accommodation Obligations with respect to obligations, warranties and indemnities (other than with respect to Indebtedness) (i) in the ordinary course of business, (ii) arising under the Ciba-Geigy Transaction Documents, (iii) arising under the Transaction Documents and
     (iv) with respect to customary representations, warranties and indemnities entered into in connection with the sale or other disposition of assets;

               (g) Accommodation Obligations in respect of payments made by the Company in Fiscal Year 1997 and thereafter to Dainippon Ink & Chemical, Inc. in an aggregate amount not to exceed $4,500,000;

               (h) subordination of certain amounts payable to the Company by Knytex as provided for in the Knytex Credit Facility;

               (i) Accommodation Obligations in respect of Indebtedness of Subsidiaries of the Company which was incurred in reliance upon the provisions of SECTION 13.1(l);

               (j) Accommodation Obligations in connection with Environmental Claims at the Lodi Facility not to exceed $5,000,000 in the aggregate;

               (k) Accommodation Obligations of the Company in respect of Indebtedness of Subsidiaries of the Company which was incurred in reliance upon the provisions of SECTION 13.1(j); and

               (l) additional Accommodation Obligations of the Company and its Subsidiaries in respect of obligations not to exceed $10,000,000 at any one time outstanding.

          13.6 RESTRICTED JUNIOR PAYMENTS. Subject to SECTION 13.16, none of the Company or any of its Subsidiaries shall declare or make any Restricted Junior Payment, except:

               (a) dividends or other distributions made to the Company or any of its Subsidiaries by any Subsidiary of the Company;

               (b) regularly scheduled payments on the Subordinated Debentures, the Subordinated Notes and the Convertible Notes, but only if such payments are permitted to be made under the terms of the Subordinated Debenture Indenture, the Subordinated Notes Indenture or the Convertible Notes Indenture, as the case may be;


               (c) one or more voluntary prepayments of the senior demand notes to be issued under the Strategic Alliance Agreement, as long as the aggregate principal amount of such prepayments does not exceed the lesser of (i) the cash and Cash Equivalents on the balance sheet of the businesses acquired in the Ciba-Geigy Composites Acquisition on the closing date thereof (or, in the case of Danutec Werkstoff, on the closing date of its acquisition by Hexcel Composites), and (ii) $6,000,000;

               (d) payments with respect to employee or director stock options, stock incentive plans or restricted stock plans of the Company;

               (e)  payment of the Hexcel Lyon Subordinated Note;

               (f) payments of Indebtedness made in connection with (i) the Ciba-Geigy Transaction Documents, (ii) the Acquisition as permitted by the Acquisition Documents, (iii) as set forth on SCHEDULE 13.6 or (iv) as permitted under SECTION 13.16; and

               (g) the conversion of the Convertible Notes or the Subordinated Debentures into common stock of the Company in accordance with the terms thereof (and the payment of cash adjustments by the Company in lieu of issuing fractional shares of common stock upon the conversion of the Convertible Notes or the Subordinated Debentures).

          13.7 CONDUCT OF BUSINESS. None of the Company or any of its Subsidiaries shall engage in any business (pursuant to an Existing Joint Venture or otherwise) other than the businesses engaged in by the Company or such Subsidiaries on the Closing Date (after giving effect to the Acquisition) and any business or activities that are substantially similar, related or incidental thereto.

          13.8 TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein or as expressly contemplated by the Ciba-Geigy Transaction Documents, enter into any transaction with an Affiliate, other than in the ordinary course of business, unless the terms of such transaction are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person; PROVIDED, that the foregoing shall not be deemed to prohibit
(i) employment or compensation agreements or other arrangements with officers or directors of the Company or any of its Subsidiaries which have been approved by the Board of Directors of the Company (including, without limitation, any independent directors) or any committee of the independent directors of the Company, (ii) existing management agreements, (iii) stock options and awards granted to employees and directors of the Company or any of its Subsidiaries under existing Plans or other employee benefit Plans, and (iv) any contract or transaction providing for indemnification of officers or directors of the Company or any of its Subsidiaries from liability, or providing or maintaining insurance or other arrangements on behalf of any such officer or director against any liability asserted against such person and incurred in or arising out of such capacity, (v) the subrogation agreement and related agreements entered into or to be entered into by the Company in connection with the Knytex Credit Facility and (vi) the transactions set forth on SCHEDULE 13.8 or permitted by SECTION 13.9.

          13.9 RESTRICTION ON FUNDAMENTAL CHANGES. None of the Company or any of its Subsidiaries shall (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), except for a merger or consolidation of any Wholly-owned Subsidiary (other than a Borrower) into the Company or another Wholly-owned Subsidiary (with the Company or such other Subsidiary as the surviving corporation); PROVIDED, that
(i) Danutec Werkstoff may merge with or into Hexcel Composites, (ii) Brochier and/or CDSR may merge with or into Hexcel Lyon and (iii) CDSR may merge into Brochier; and PROVIDED, FURTHER, that after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred or be continuing, or (b) enter into or permit any transaction or series of transactions in which the Company and/or any of its Subsidiaries acquires all or substantially all of the Capital Stock and/or assets of another Person or business or division of another Person other than (i) the assets, business or division of a Person who (prior to such acquisition) was a Wholly-owned Subsidiary or (ii) the Acquisition.

          13.10 SALES AND LEASEBACKS; OPERATING LEASES. (a) None of the Company or any of its Subsidiaries shall enter into any Sale and Leaseback Transaction other than a Sale and Leaseback Transaction on terms and conditions satisfactory to the Administrative Agent relating to the sale and lease of Equipment where, after giving effect to such Sale and Leaseback Transaction, the aggregate Fair Market Value of all such Equipment sold does not exceed $10,000,000 (or the Local Equivalent thereof).

          (b) None of the Company or any of its Subsidiaries shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of a lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate amount of all rents paid or accrued under all Operating Leases of the Company and its Subsidiaries as lessee (net of sublease income and determined in conformity with GAAP) shall not exceed $7,000,000 (or the Local Equivalent thereof) in any Fiscal Year.

          13.11 MARGIN REGULATIONS; SECURITIES LAWS. None of the Company or any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

          13.12 ERISA AND CERTAIN EMPLOYMENT MATTERS. To the extent the following actions, individually or in the aggregate, would subject or would be reasonably likely to subject the Company or any ERISA Affiliate to a liability in excess of $1,000,000, the Company shall not:

               (a) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been obtained from the DOL;

               (b) permit to exist any accumulated funding deficiency (as defined in sections 302 of ERISA and 412 of the Internal Revenue Code) with respect to any Benefit Plan, whether or not waived;

               (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

               (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan that would result in a material liability of the Company or any ERISA Affiliate under Title IV of ERISA;

               (e) fail to make any contribution or payment to any Multiemployer Plan that the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

               (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

               (g) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

               (h) permit any unfunded liabilities with respect to any Foreign Pension Plan other than as permitted by local law;

               (i) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment; or

               (j) consent to an employee's election under an Executive Deferred Compensation and Consulting Agreement between such employee and the Company to pay benefits thereunder in the form of a lump sum or in installments over a period of less than five years.

          13.13 ISSUANCE OR SALE OF CAPITAL STOCK. To the maximum extent permitted by applicable law, none of the Company or any of its Subsidiaries shall (i) grant any rights (either preemptive or others) to subscribe for or to purchase, or any option for the purchase of, its Capital Stock or (ii) create calls, commitments or claims of any character relating to any of its Capital Stock, in each case, other than grants and issuances (a) pursuant to the management incentive plans listed on SCHEDULE 13.13 hereto (as amended from time to time), (b) pursuant to the Governance Agreement, (c) as set forth in SCHEDULE 13.4, (d) pursuant to the Convertible Notes or the Subordinated Debentures or
(e) as required by applicable law. To the maximum extent permitted by applicable law, the Company shall not sell or otherwise dispose of, or permit the sale or disposition of, any shares of Capital Stock of any of its Subsidiaries except (x) as required by applicable law for the qualification of directors or to satisfy minimum shareholder requirements under applicable law,
(y) as permitted by SECTION 13.9 or (z) as contemplated by the HAESA Letter Agreement.

          13.14 CONSTITUENT DOCUMENTS. None of the Company or any of its Subsidiaries shall materially amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Closing Date, except for amendments, modifications or changes to the Constituent Documents of
(a) Hexcel U.K., solely for the purpose of changing its corporate structure to become an unlimited liability company, (b) Hexcel Composites and Danutec Werkstoff, solely for the purpose of changing their respective corporate structures to become an Aktiengesellschaft and a GmbH, respectively, (c) HAESA, solely for the purpose of changing its name to Hexcel Composites, S.A., (d) any Borrower and its Subsidiaries, to the extent necessary to permit any transaction contemplated by SECTION 13.9 and (e) to change the par value of the preferred stock of the Company from no par value to $0.01 par value.

          13.15 FISCAL YEAR. None of the Company or any of its Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the four fiscal quarter period ending on December 31 of each calendar year.

          13.16 CANCELLATION OF DEBT; PREPAYMENT; CERTAIN AMENDMENTS. None of the Company or any of its Subsidiaries shall:

          (a) cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business or as disclosed on
     SCHEDULE 13.1;

          (b) prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness, except that (i) the Company and its Subsidiaries may prepay, redeem, purchase, repurchase, defease or retire (A) the Obligations, (B) Indebtedness in respect of the Existing Facilities, (C) the Existing IDRBs (or any related Accommodation Obligation), (D) any intercompany Indebtedness permitted by SECTION 13.1 if an Event of Default is not existing and would not result from giving effect to such prepayment,
     (E) as permitted by SECTION 13.6, (F) voluntary prepayments of the Subordinated Notes permitted pursuant to SECTION 13.6(c) and (G) other scheduled payments in respect of long-term Indebtedness and (ii) the Company may convert any intercompany Indebtedness which is owing to it from any of its Subsidiaries and any Subsidiary of the Company may convert Indebtedness which is owing to it from any other Subsidiary into equity of the Subsidiary which is the obligor in respect of such Indebtedness, PROVIDED that the Indebtedness which is so converted pursuant to this clause (b) is permitted by SECTION 13.1 and is existing on the date hereof; or

          (c) amend, supplement or otherwise modify the terms of any Transaction Documents, the Ciba-Geigy Transaction Documents, the Hexcel Lyon Subordinated Note, the Subordinated Debentures, the Subordinated Debenture Indenture, the Convertible Notes or the Convertible Notes Indenture in any material respect, other than amendments to non-material Ciba-Geigy Transaction Documents or Transaction Documents in a manner which could not reasonably be expected to be adverse to the Lenders.

          13.17 ENVIRONMENTAL MATTERS. None of the Company or any of its Subsidiaries shall:

               (a) become subject to any Liabilities and Costs that would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any Environmental, Health and Safety Requirements of Law; or

               (b) either directly or indirectly, create, incur, assume or permit to exist any Environmental Lien on or with respect to any of its Property other than Permitted Existing Liens.

          13.18 ACCOUNTING CHANGES. The Company shall not make, or permit any of its Subsidiaries to make, any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent or as permitted by the Loan Documents.

          13.19 NO NEW RESTRICTIONS ON SUBSIDIARY DIVIDENDS. The Company will not agree, or permit any of its Subsidiaries to agree, to create or otherwise permit to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

          (a) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock;

          (b) make any other distribution or transfer of funds or assets to the Company; or

          (c) make loans or advances to or other Investments in, or pay any Indebtedness or other obligation owing to, the Company;

except to the extent required by (x) any applicable Requirements of Law, (y) the Loan Documents or the Subordinated Notes Indenture or (z) to the extent permitted (including, without limitation, by waiver of applicable restrictions contained therein) by the Subordinated Notes Indenture, any document or agreement governing Indebtedness which is incurred in reliance upon the provisions of SECTION 13.1(j).

          ARTICLE 14.    FINANCIAL COVENANTS

          Each of the Borrowers covenants and agrees that as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

          14.1 MINIMUM TANGIBLE NET WORTH. The Tangible Net Worth of the Company and its Subsidiaries as determined on the last day of each fiscal quarter commencing on September 30, 1996 and ending on the Revolving Credit Termination Date for the fiscal quarter period ending on such date shall not be less than the sum of (i) $85,000,000 PLUS (ii) the sum of (A) solely to the extent that the result of such calculation is a positive number, fifty percent (50%) of the cumulative Net Income of the Company and its Subsidiaries on a consolidated basis for each fiscal quarter ending after the Closing Date (without deduction for any net losses for any fiscal quarter) and (B) one hundred percent (100%) of the Net Cash Proceeds from the issuance by the Company of any Capital Stock.

          14.2 MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio of the Company and its Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Company set forth below for the four fiscal quarter period ending on such date, shall not be less than the minimum ratio set forth opposite such fiscal quarter:

          Fiscal Quarter                               Minimum Ratio
          --------------                               -------------

     Third fiscal quarter of 1996                      1.10 to 1.0
     Fourth fiscal quarter of 1996                     1.50 to 1.0

     First fiscal quarter of 1997                      1.75 to 1.0
     Second fiscal quarter of 1997                     2.25 to 1.0
     Third fiscal quarter of 1997                      2.50 to 1.0
     Fourth fiscal quarter of 1997                     2.75 to 1.0

     First fiscal quarter of 1998                      2.75 to 1.0
     Second fiscal quarter of 1998                     3.00 to 1.0
     Third fiscal quarter of 1998                      3.25 to 1.0
      and each fiscal quarter
      ending thereafter

PROVIDED that (x) the Fixed Charge Coverage Ratio for fiscal quarters ending prior to the Closing Date shall be determined on a PRO FORMA basis based on the combined financial statements of (i) the Company and its Subsidiaries prior to the Acquisition, (ii) to the extent not constituting a part of the Company and its Subsidiaries for the relevant period, the businesses acquired pursuant to the Ciba-Geigy Composites Acquisition and (iii) the Acquired Businesses and (y) the Fixed Charge Coverage Ratio of the Acquired Businesses for the third and fourth fiscal quarters of 1996 shall be calculated by annualizing the amounts that
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                                                                             113


otherwise would be included therein for the period from January 1, 1996 through the date of calculation.

          14.3 MAXIMUM LEVERAGE RATIO. The Leverage Ratio of the Company and its Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Company set forth below for the four fiscal quarter period ending on such date, shall not be greater than the maximum ratio set forth opposite such fiscal quarter:

          Fiscal Quarter                               Maximum Ratio
          --------------                               -------------

     Third fiscal quarter of 1996                      4.50 to 1.0
     Fourth fiscal quarter of 1996                     4.25 to 1.0

     First fiscal quarter of 1997                      4.00 to 1.0
     Second fiscal quarter of 1997                     3.75 to 1.0
     Third fiscal quarter of 1997                      3.50 to 1.0
     Fourth fiscal quarter of 1997                     3.50 to 1.0

     First fiscal quarter of 1998                      3.25 to 1.0
     Second fiscal quarter of 1998                     3.00 to 1.0
     Third fiscal quarter of 1998                      2.75 to 1.0
      and each fiscal quarter
      ending thereafter

PROVIDED that (x) the Leverage Ratio for fiscal quarters ending prior to the Closing Date shall be determined on a PRO FORMA basis based on the combined financial statements of (i) the Company and its Subsidiaries prior to the Acquisition, (ii) to the extent not constituting a part of the Company and its Subsidiaries for the relevant period, the businesses acquired pursuant to the Ciba-Geigy Composites Acquisition and (iii) the Acquired Businesses and (y) the Leverage Ratio of the Acquired Businesses for the third and fourth fiscal quarters of 1996 shall be calculated by annualizing the amounts that otherwise would be included therein for the period from January 1, 1996 through the date of calculation.


          ARTICLE 15.    EVENTS OF DEFAULT; RIGHTS AND REMEDIES

          15.1 EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default hereunder:

          (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Any Borrower shall fail to pay (i) when due any principal on the Loans (including the Reimbursement Obligations), (ii) when due any interest on the Loans (including the Reimbursement Obligations) and such non-payment continues for a period of two
(2) Business Days after the due date thereof, or (iii) any other Obligation, and if such non-payment relates to Obligations other than interest or principal, such non-payment continues for a period of five (5) Business Days after the due date thereof.

          (b) BREACH OF CERTAIN COVENANTS. Any Borrower or any of the Subsidiary Guarantors shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) SECTIONS 11.2, 11.3, 11.4, 12.1, 12.2 or 12.6 or (ii) ARTICLE 13 or ARTICLE 14.

          (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed made by the Company or any of its Subsidiaries to the Administrative Agent or any Lender herein or in any other Loan Document or in any statement or certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

          (d) OTHER DEFAULTS. Any Borrower shall default in the performance of or compliance with any term contained herein (other than those referred to in PARAGRAPHS (a), (b) or (c) of this SECTION 15.1), or the Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any other Loan Document, and such default shall continue for (i) ten (10) Business Days after the occurrence thereof with respect to any term contained in SECTIONS 11.1, 11.5, 11.6, 11.7 and 12.7; and (ii) thirty (30) days after the occurrence thereof with respect to any other term.

          (e) DEFAULT AS TO OTHER INDEBTEDNESS; OPERATING LEASES. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Permitted Subordinated Indebtedness or any other Indebtedness (other than an Obligation) in excess of $3,000,000 (or the Local Equivalent thereof) and such default shall be continuing; or any breach, default or event of default, or any other condition shall exist under any instrument, agreement or indenture pertaining to any other Indebtedness (other than an Obligation) in excess of $3,000,000 (or the Local Equivalent thereof), if the effect thereof is (or, with the giving of notice or lapse of time or both, would be) to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness or require the redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment, mandatory redemption or required repurchase) prior to the stated maturity thereof; or any breach, default or event of default remaining uncured for a period of sixty (60) days on the part of the Company or any of its Subsidiaries shall occur under any Operating Lease to which the Company or any of its Subsidiaries is a party pursuant to which rental payments thereunder equal or exceed $3,000,000 (or the Local Equivalent thereof) per annum.

          (f)  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

               (i) An involuntary case shall be commenced against the Company or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

               (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of the Property of the Company or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property of the Company or any of its Subsidiaries shall be appointed, or a warrant of attachment, execution or similar process against any substantial part of the Property of the Company or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

          (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. The Company or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors or shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

          (h) JUDGMENTS. Any judgment, writ, order or warrant of attachment, or other similar process shall be rendered against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount (after reduction for the amount of any applicable insurance coverage) in excess of $3,000,000 (or the Local Equivalent thereof) is entered and remains undischarged, unvacated and unstayed for a period of sixty
(60) days.

          (i) DISSOLUTION. Any order, judgment or decree shall be entered against the Company or any of its Subsidiaries decreeing its involuntary dissolution or other similar proceeding, and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Company or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted hereby.

          (j) LOAN DOCUMENTS; FAILURE OF SECURITY. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (other than in accordance with its terms) or the Company or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Company or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) the Liens in favor of the Administrative Agent and/or the Lenders contemplated by the Loan Documents shall, at any time, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other

Loan Documents, except, in each case, to the extent such failure, cessation or subordination is (A) in accordance with the terms of the Loan Documents or (B) a result of (x) the failure of the Administrative Agent to maintain possession of the Securities representing the Collateral or (y) the gross negligence or willful misconduct of any of the Administrative Agent or the Lenders.

          (k) TERMINATION EVENT. Any Termination Event occurs that the Administrative Agent reasonably believes could subject either the Company or any ERISA Affiliate to a liability in excess of $3,000,000.

          (l) WAIVER OF MINIMUM FUNDING STANDARD. The plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes the substantial business hardship upon which the application for the waiver is based could reasonably be likely to have a Material Adverse Effect.

          (m) MATERIAL ADVERSE CHANGE. An event shall exist or occur that has a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers and the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Loan Documents or (iii) the ability of the Lenders or the Administrative Agent to enforce the Loan Documents.

          (n)  CHANGE OF CONTROL.  A Change of Control shall have occurred.

          (o) SUBORDINATED NOTES. (A) Prior to the first to occur of (i) March 1, 1999, (ii) the payment in full of all Obligations and the termination of all Commitments and (iii) the extension of the Revolving Credit Termination Date without the consent of Ciba-Geigy, or (B) at any time when any Event of Default in SECTION 15.1(a) shall have occurred and be continuing, Ciba-Geigy shall cease to hold directly or indirectly (through one or more Wholly-owned Subsidiaries) one hundred percent (100%) of the outstanding principal amount of the Subordinated Notes; PROVIDED, that if a Wholly-owned Subsidiary of Ciba-Geigy Limited becomes a holder of all or any portion of the Subordinated Notes, it shall not constitute an Event of Default under this SECTION 15.1(o) in the event that Ciba-Geigy Limited effects a Broad Distribution (as defined in the Governance Agreement) of up to 20% of the Capital Stock of such Wholly-owned Subsidiary, but only if (1) such distribution has a bona fide business purpose (other than the sale or distribution of Subordinated Notes) and (2) the Subordinated Notes "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act) by such Subsidiary do not constitute a material portion of the total assets of such Subsidiary.

          (p) VOTING STOCK OF THE COMPANY. Ciba-Geigy Limited shall cease to "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, at least forty percent (40%) of the Voting Stock of the Company.

          (p) OWNERSHIP OF FOREIGN BORROWERS. The Company shall cease to own (or shall not own), directly or indirectly, all of the issued and outstanding capital stock of any

Foreign Borrower (other than directors' qualifying and similar shares); PROVIDED that, for purposes of this SECTION 15.1(p), the merger or amalgamation of any Foreign Borrower into or with another Foreign Borrower shall not, in itself, cause either such Foreign Borrower to cease to have all of its issued and outstanding capital stock owned by the Company.

An Event of Default shall be deemed "continuing" until cured or waived in accordance with SECTION 17.7.

          15.2  RIGHTS AND REMEDIES.

          (a) ACCELERATION AND TERMINATION. Upon the occurrence of any Event of Default described in SECTIONS 15.1(f) or 15.1(g) as applied to any Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand or protest, or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each of the Borrowers; and upon the occurrence and during the continuance of any other Event of Default (including any Event of Default described in SECTIONS 15.1(f) or 15.1(g) as applied to any Subsidiary of any Borrower that is not itself a Borrower), the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Company, (i) declare that all or any portion of the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender to Issue or participate in any Letter of Credit not then Issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each of the Borrowers.

          (b) DEPOSIT FOR LETTERS OF CREDIT. In addition, after the occurrence and during the continuance of an Event of Default set forth in SECTION 15.1(a), the Borrowers shall, promptly upon demand by the Administrative Agent (given upon the written instructions of the Requisite Lenders or, in the absence of such instructions, in its sole discretion), to the extent permitted by applicable law, deliver to the Administrative Agent Cash Collateral in such form as requested by the Administrative Agent, together with such endorsements, and execution and delivery of such documents and instruments as the Administrative Agent may request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

          (c) RESCISSION. If at any time after termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to SECTION 17.7, then upon the written consent of the Requisite Lenders and written notice to the Company, the termination of the Commitments and/or the acceleration and the consequences of such termination and/or acceleration may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give any of the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

          (d) ENFORCEMENT. Each of the Borrowers acknowledges that in the event the Company or any of its Subsidiaries fails to perform, observe or discharge any of its respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, each of the Borrowers agrees that the Administrative Agent and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


          ARTICLE 16.    THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          16.1 APPOINTMENT. (a) Each Lender hereby designates and appoints Credit Suisse as the Administrative Agent hereunder and under the other Loan Documents and designates and appoints Citibank, N.A. as the Collateral Agent hereunder and under the other Loan Documents. Each Lender hereby irrevocably authorizes each such Agent to execute such documents (including, without limitation, the Loan Documents to which such Agent is a party and the Collateral Agency Agreement, dated as of the date hereof) and irrevocably authorizes each such Agent to take such other action on such Person's behalf under the provisions hereof and of the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto (including, without limitation, acting on behalf of, and for the account of, each Lender in the creation, execution, perfection, delivery and enforcement of the Foreign Pledge Agreements). Notwithstanding the foregoing, the Collateral Agent shall not have authority to foreclose upon collateral security provided under any Loan Document to which it is a party (in its capacity as such) except as directed by the Administrative Agent or the Requisite Lenders.

          (b) As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of ARTICLE 7 when due) or the other Loan Documents, neither Agent shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, each Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders and Holders; PROVIDED, that, neither Agent shall be required to take any action that (i) it reasonably believes shall expose it to personal liability unless the it receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, or to the other Loan Documents or applicable law. Each Agent agrees to act as such on the express conditions contained in this ARTICLE 16.

          (c) The provisions of this ARTICLE 16 are solely for the benefit of the Agents and the Lenders, and none of the Company or any Subsidiary of the Company shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in SECTIONS 16.7 and 16.9). In performing its functions and duties hereunder, each Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company or any Subsidiary of the Company. Each Agent may perform any of its duties hereunder or under the Loan Documents by or through its agents or employees.

          16.2 NATURE OF DUTIES. Neither Agent shall have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of each Agent shall be mechanical and administrative in nature. Neither Agent shall by reason hereof have a fiduciary relationship in respect of any Lender or any other Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon either Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the Issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Company and its Subsidiaries initially and on a continuing basis, and neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by the Administrative Agent under the terms hereof).
If either Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed such Agent to act or refrain from acting pursuant hereto.

          16.3 RIGHTS, EXCULPATION, ETC. (a) LIABILITIES; RESPONSIBILITIES. None of the Administrative Agent, the Collateral Agent or any of their respective Affiliates, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability resulting from its gross negligence or willful misconduct. Neither Agent shall be liable for any apportionment or distribution of payments made by it in good faith pursuant to SECTION 7.7, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. Neither Agent shall be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency hereof or of any of the other Loan

Documents or the transactions contemplated thereby, or for the financial condition of the Company or any of its Subsidiaries. Neither Agent shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of the Company or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

          (b) RIGHT TO REQUEST INSTRUCTIONS. Either Agent may at any time request instructions from the Lenders with respect to any actions or approvals that by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, a greater proportion of the Lenders.

          16.4 RELIANCE. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

          16.5 INDEMNIFICATION. To the extent that an Agent is not reimbursed and indemnified by the Borrowers, the Lenders shall reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share; PROVIDED, that the Lenders shall have no obligation to such Agent with respect to the matters indemnified pursuant to this Section resulting from the willful misconduct or gross negligence of such Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this
SECTION 16.5 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination hereof.

          16.6 CREDIT SUISSE AND CITIBANK, N.A. INDIVIDUALLY. With respect to its Aggregate Pro Rata Shares of the Commitments hereunder, if any, and the
Loans made by it, if any, each of Credit Suisse and Citibank, N.A. shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly indicates otherwise, include each of Credit Suisse and Citibank, N.A. in its individual capacity as a Lender or as one of the Requisite
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                                                                             121


Lenders. Credit Suisse, Citibank, N.A. and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, investment banking or other business with the Company or any of its Subsidiaries as if Credit Suisse or Citibank, N.A. (as the case may be) were not acting as Administrative Agent or Collateral Agent (as the case may be) pursuant hereto.

          16.7 SUCCESSOR AGENT; RESIGNATION OF AGENT. (a) RESIGNATION. Either Agent may resign from the performance of its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. The resignation of such Agent shall take effect upon the acceptance by a successor Administrative Agent or Collateral Agent (as the case may be) of appointment pursuant to this SECTION 16.7.

          (b) APPOINTMENT BY REQUISITE LENDERS. Upon any such notice of resignation by an Agent, the Requisite Lenders shall have the right to appoint a successor Administrative Agent or Collateral Agent (as the case may be) selected from among the Lenders, which appointment shall be subject to the prior written approval of the Company (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

          (c) APPOINTMENT BY RETIRING AGENT. If a successor Administrative Agent or Collateral Agent, as the case may be, shall not have been appointed within the thirty (30) Business Day period provided in PARAGRAPH (a) of this
SECTION 16.7, the retiring Administrative Agent or Collateral Agent (as the case may be), with the consent of the Company (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent or Collateral Agent, as the case may be, who shall serve in such capacity until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.

          (d) RIGHTS OF THE SUCCESSOR AND RETIRING AGENT. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After any retiring Agent's resignation hereunder as such Agent, the provisions of this ARTICLE 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent hereunder.

          (e) DEFENSE INVESTIGATIVE SERVICE. Notwithstanding anything to the contrary contained herein, during such time as shares of capital stock of Hexcel Pottsville Corporation are pledged to the Collateral Agent pursuant to the terms hereof, any successor Collateral Agent shall be a Person who is acceptable to the Defense Investigative Service.

          16.8 RELATIONS AMONG LENDERS. Each Lender agrees that it shall not take any legal action, nor institute any actions or proceedings, against any of the Borrowers or any other obligor hereunder with respect to the transactions contemplated hereby or with respect to any Collateral without the prior written consent of the Requisite Lenders. Without limiting
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the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Commitment except in accordance with SECTION 15.2(a) or a setoff permitted by SECTION 17.5. Notwithstanding the foregoing, nothing contained in this SECTION 16.8 shall limit the right of the Administrative Agent or the Collateral Agent to take any action otherwise permitted under this Agreement or any other Loan Document without having previously obtained the consent of the Requisite Lenders.

          16.9 CONCERNING THE COLLATERAL AND THE LOAN DOCUMENTS. (a) RELEASE OF COLLATERAL. (i) Each of the Lenders hereby directs the Collateral Agent to release any Lien held by the Collateral Agent for the benefit of the Agents and the other Holders:

          (A) against all of the Collateral, upon final payment in full of the Obligations and termination hereof (as confirmed in writing by the Administrative Agent); and

          (B) against any part of the Collateral sold or disposed of by the Company or any of its Subsidiaries, if such sale or disposition is permitted by SECTION 13.2 (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section), as confirmed in writing by the Administrative Agent, or, if not pursuant to such sale or disposition, (1) against less than substantially all of the Collateral, if such release is consented to by Requisite Lenders and (2) against all or substantially all of the Collateral, if such release is consented to by Lenders whose Aggregate Pro Rata Shares, in the aggregate, are equal to 100%.

          (ii) Each of the Lenders hereby directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this SECTION 16.9(b) promptly upon the effectiveness of any such release.

          (b) CONFIRMATION BY LENDERS. Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in subsection (a) above), each Lender agrees to confirm in writing, upon request by the Administrative Agent, the Collateral Agent or the Company, the authority to release Collateral conferred upon the Collateral Agent under clauses (A) and (B) of subsection
(a)(i) above.  As long as no Event of Default is then continuing, upon receipt by the Collateral Agent (through the Administrative Agent) of any such written confirmation from the Lenders of the Collateral Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral that is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days' prior written request by the Company, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Collateral Agent for the benefit of the Agents, the Lenders and the other Holders; PROVIDED, that
(i) the Collateral Agent shall not be required to execute any such document on terms that, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such
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                                                                             123


release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any of its Subsidiaries in respect of) all interests retained by the Company and/or any of its Subsidiaries, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

          (c) NO OBLIGATION. Neither Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Company or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Collateral Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this SECTION 16.9 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, each Agent may act in any manner it may deem appropriate, in its sole discretion, given such Agent's own interests in the Collateral as one of the Lenders and that neither Agent shall have any duty or liability whatsoever to any Lender.


          ARTICLE 17.    MISCELLANEOUS

          17.1 ASSIGNMENTS AND PARTICIPATIONS. (a) ASSIGNMENTS. No assignments or participations of any Lender's rights or obligations hereunder shall be made except in accordance with this SECTION 17.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans and the Letters of Credit) in accordance with the provisions of this SECTION 17.1.

          (b) LIMITATIONS ON ASSIGNMENTS. Each assignment by a Lender (an "Assigning Lender") shall be subject to the following conditions: (i) each assignment (other than to a Lender or an Affiliate of a Lender) shall be approved by the Administrative Agent and the Company, which approval shall not be unreasonably withheld; (ii) each such assignment shall be to an Eligible Assignee; (iii) each such assignment shall be in an amount at least equal to $10,000,000, except if the Eligible Assignee is a Lender or an Affiliate of Lender (in which case the assignment may be in any amount) or if such assignment shall constitute all the assigning Lender's interest hereunder; (iv) any such assignment (other than any such assignment to an Affiliate of the Assigning Lender) shall consist of the simultaneous assignment of corresponding pro rata portions of the assigning Lender's Revolving Credit Commitment and Revolving Loans, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same
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                                                                             124


rights and benefits hereunder as if it were an original Lender hereunder and (y) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Assigning Lender's rights and obligations hereunder, the Assigning Lender shall cease to be a party hereto).

          (c) THE REGISTER. The Administrative Agent shall maintain at its address referred to in SECTION 17.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Register shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, and by which Borrower the Borrowing is made, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from any Borrower or any Subsidiary Guarantor hereunder and each Lender's share thereof. The Administrative Agent shall deliver a statement of such account to the Company whenever an Assignment and Acceptance is accepted by it and the parties hereto; PROVIDED, that the Administrative Agent shall not be obligated to deliver such statement more frequently than once a month. Each such statement shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein (absent manifest error) unless the Company, within thirty (30) days after the date such statement is delivered to the Company, delivers to the Administrative Agent written notice of any objections that the Borrowers may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) FEE. Upon its receipt of an Assignment and Acceptance executed by the Assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the Assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of EXHIBIT A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Company.

          (e) INFORMATION REGARDING THE BORROWERS. Any Lender may, in connection with any assignment or proposed assignment pursuant to this SECTION 17.1, disclose to the
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                                                                             125


assignee or proposed assignee any information relating to the Company or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrowers; PROVIDED, that, prior to any such disclosure, such assignee or proposed assignee shall agree (for the Borrowers' benefit) to preserve in accordance with SECTION 17.20 the confidentiality of any confidential information described therein.

          (f) LENDERS' CREATION OF SECURITY INTERESTS. Notwithstanding any other provision set forth herein, any Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A.

          (g) ASSIGNMENTS BY AN ISSUING BANK. If any Issuing Bank ceases to be a Lender hereunder by virtue of any assignment made pursuant to this SECTION 17.1, then, as of the effective date of such cessation, such Issuing Bank's obligations to Issue Letters of Credit pursuant to ARTICLE 5 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit Issued prior to such date.

          (h) PARTICIPATIONS. Each Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Revolving Credit Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); PROVIDED, that (i) such Lender's obligations hereunder (including, without limitation, its Revolving Credit Commitments hereunder)
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Subsidiaries or Affiliates, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loan(s) subject to such participation (other than by the payment or prepayment thereof), (B)
postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the applicable provisions relating to the prepayments of Loans and other Obligations) and (C) release of any Subsidiary Guarantor (except as provided in SECTION 13.9) or all or substantially all of the Collateral (except as provided in SECTION 13.9(b)). No holder of a participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; PROVIDED, that each holder of a participation shall be entitled to the benefits provided to a Lender (including any right to receive payment) under SECTIONS 7.10, 7.11, 8.6, 8.9(d), 8.9(e), 16.5, 17.2 and
17.5; PROVIDED, that all requests for any such payments shall be made by a participant through the Lender granting such participation. The right of each holder of a participation to receive payment under SECTIONS 7.10, 7.11, 8.6, 8.9(d), 8.9(e), 16.5, 17.2 and 17.5 shall be limited to the lesser of (i) the amounts actually incurred by such holder for
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                                                                             126


which payment is provided under said Sections and (ii) the participant's share of the amounts that would have been payable under said Sections by the applicable Borrower to the Lender granting the participation in respect of the participated interest to such holder had such participation not been granted.

          (i) PAYMENT TO PARTICIPANTS. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

          17.2  EXPENSES.

          (a) GENERALLY. Each of the Borrowers agrees upon demand to pay, or reimburse each Agent for all of such Agent's and its Affiliates' internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agents' respective counsel, Simpson Thacher & Bartlett and Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers and other consultants and agents) incurred by such Agent in connection with (to the extent any of the following is applicable to such Borrower) (A) in the case of the Administrative Agent only, its audit and investigation of such Borrower and its Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and its periodic audits of such Borrower or its Subsidiaries; (B) in the case of both Agents, the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in ARTICLE 9), and of the other Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder and the syndication of the Revolving Credit Commitments; (C) in the case of both Agents, the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions) and the custody or preservation or sale of, collection from, or other realization upon, any of the Collateral; (D) in the case of both Agents, the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to such Agent's rights and responsibilities hereunder and under the other Loan Documents; (E) in the case of both Agents, the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) in the case of both Agents, the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Collateral, the Company, any of the Company's Subsidiaries, this Agreement or any of the other Loan Documents; (G) in the case of both Agents, the response to, and preparation for, any subpoena or request for document production with which such Agent is served or deposition or other proceeding in which such Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Company, any of the Company's Subsidiaries, this Agreement or any of the other Loan Documents; and (H) in the case of both Agents, any amendments, consents, waivers, assignments, restatements or supplements to any of the Loan Documents and the preparation, negotiation and execution of the same. To the extent that the undertaking to pay
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                                                                             127


and reimburse an Agent set forth in this Section may be unenforceable (with respect to such Borrower) because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law.

          (b) AFTER DEFAULT. Each of the Borrowers further agrees to pay or reimburse the Agents and the Lenders upon demand, to the extent applicable to such Borrower, for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by such Agent or any Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Collateral, such Borrower or any of such Borrower's Subsidiaries, and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in CLAUSES
(i) through (iii) above. To the extent that the undertaking to pay and reimburse an Agent and the Lenders set forth in this Section may be unenforceable (with respect to a Borrower) because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law.

          17.3 INDEMNITY. Each Borrower further agrees to defend, protect, indemnify, and hold harmless each Agent and each and all of the Lenders and each of their respective Affiliates, and each of such Agent's, Lender's or
Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
ARTICLE 9) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of or in connection with
(a) this Agreement, the other Loan Documents, any of the other Transaction Documents or any act, event or transaction related or attendant thereto applicable to such Borrower, whether or not such Indemnitee is a party thereto and whether or not the making of the Loans, the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, the execution, delivery and/or performance of Currency Agreements or Interest Rate Contracts, are consummated or any of the other transactions contemplated by the Transaction Documents are consummated, or (b) any
Liabilities and Costs under Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, such Borrower's Subsidiaries or any of their respective predecessors in interest, or the past, present or future environmental, health or safety condition of any respective Property of such Borrower or its Subsidiaries, the presence of asbestos-containing
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                                                                             128


materials at any respective Property of such Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, that (i) none of the Borrowers shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction, (ii) none of Danutec Werkstoff, Composites-UK, Brochier or HAESA shall be liable for any Indemnified Matters to the extent such Indemnified Matter relates to or is associated with its own acquisition by the Company or any of its Subsidiaries and (iii) none of the Foreign Borrowers shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters relating to the Domestic Revolving Loans, Swing Loans or Letters of Credit issued for the account of a Borrower other than such Foreign Borrower. Notwithstanding anything herein to the contrary, each of the Borrowers understands and hereby agrees that its obligation to indemnify pursuant to this
SECTION 17.3 shall apply in the event of the sole, concurrent or contributory negligence of any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters relating to such Borrower incurred by the Indemnitees.

          17.4 CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in SECTION 11.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by any of the Borrowers with the agreement of its independent certified public accountants, and such change results in a change in the method of calculation of any of the covenants, standards or terms found in ARTICLE 13 and ARTICLE 14, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such change as if such change had not been made; PROVIDED, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner reasonably satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles.

          17.5 SETOFF. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, and to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, and with the prior written consent of the Requisite Lenders, each Lender and any Affiliate of any Lender is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender or any of their Affiliates to or for the credit or the account of the Borrowers against
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                                                                             129



and on account of the Obligations of the Borrowers to such Lender or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit (including, without limitation, any participating interests held by such Lender or any of its Affiliates in Swing Loans, Local European Loans and Letters of Credit) and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by ARTICLE 15 and even though such Obligations may be contingent or unmatured.

          17.6 RATABLE SHARING. The Lenders agree among themselves that, except as otherwise expressly provided in any Loan Document, (i) with respect to all amounts received by them that are applicable to the payment of the Obligations (excluding (x) the fees described in SECTIONS 5.8, 7.10, 7.11, 8.6 and 8.9 and (y) any amounts so received in respect of Currency Agreements and/or Interest Rate Contracts) equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Aggregate Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding the fees described in SECTIONS 5.8, 7.10, 7.11, 8.6 and 8.9) or the Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of such Obligations held by it that is greater than the amount that such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Aggregate Pro Rata Shares; PROVIDED, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each of the Borrowers agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 17.6 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to SECTION 17.5, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

          17.7 AMENDMENTS AND WAIVERS. (a) GENERAL PROVISIONS. Unless otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders and the Borrowers, and no termination or waiver of any provision hereof, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.

          The Administrative Agent and (to the extent applicable) the Collateral Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained in this SECTION 17.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under the other Loan Documents, including this
ARTICLE 17, unless made in writing and signed by the Agent so affected in addition to the Lenders required above to take such action. Furthermore, in the event that any Lender fails to agree to any amendment, modification, waiver or consent requiring the unanimous approval of the Lenders pursuant to SECTION 17.7(b), at the joint request of the Company and the Administrative Agent, the Lenders who have so agreed to such amendment, modification, waiver or consent shall have the right (but not the obligation) to, or to cause an Eligible Assignee to, purchase from any non-consenting Lender (at the face amount thereof) all Revolving Loans, Letter of Credit Obligations and Revolving Credit Commitments held by such Lender.

          (b) AMENDMENTS, CONSENTS AND WAIVERS BY ALL LENDERS. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions hereof shall be effective only by a written agreement, signed by each Borrower, each Syndicated Lender and each other Lender which is directly affected thereby:

               (i)  waiver of any of the conditions specified in SECTION 9.1 or
     9.2 (except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders),

              (ii) increase in the amount of any of the Revolving Credit Commitments of any Lender,

             (iii) reduction of the principal of, rate or amount of interest on the Loans or Reimbursement Obligations or any fees or other amounts payable to any Lender (including, without limitation, amounts so payable pursuant to SECTION 7.7),

              (iv) extension of the Revolving Credit Termination Date or postponement of any date on which any payment of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to any Lender would otherwise be due,

               (v) release of any Subsidiary Guarantor from its guarantee of the Obligations (except in connection with the sale of all or substantially all of the Capital Stock or Property of any Subsidiary Guarantor or a merger of a Subsidiary Guarantor with or into another Subsidiary Guarantor or the Company, in each case approved by the Requisite Lenders or otherwise permitted hereunder) or release all or any portion of the Collateral (except as provided in SECTION 16.9(c)),

              (vi) change the Aggregate Pro Rata Share of the Lenders that shall be required for the Lenders or any of them to take action hereunder,

             (vii) change in the definition of the term "Requisite Lenders," "Aggregate Pro Rata Share," or

            (viii)  amendment of SECTIONS 16.9(c) or 17.6 or this SECTION 17.7.

          (c) AMENDMENTS, CONSENTS AND WAIVERS BY EUROPEAN OVERDRAFT BANK. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any provision affecting the European Overdraft Commitment, the European Overdraft Loans or the European Overdraft Obligations shall be effective only by a written agreement signed by each Borrower and the European Overdraft Bank.

          17.8 NOTICES. (a) Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service, and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a telecopy. Notices to the Administrative Agent pursuant to ARTICLES 2 through 7 shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this SECTION 17.8) shall be as set forth below each party's name on the signature pages hereof or on the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto delivered in accordance with this SECTION 17.8. Each notice which is sent to the office of the Administrative Agent listed on its signature page hereto for matters relating to Optional Currencies and Foreign Borrowers also shall be sent (in accordance with the provisions of this SECTION 17.8) to the office of the Administrative Agent listed thereon for matters relating to the Company.

          (b) Each of the Borrowers agrees to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, reasonable costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from such Borrower; PROVIDED, that
(i) such Borrower shall not have any obligation under this SECTION 17.8(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order and (ii) none of the Foreign Borrowers shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters relating to the Domestic Revolving Loans, Swing Loans or Letters of Credit issued for the account of a Borrower other than such Foreign Borrower.

          17.9 SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination hereof, and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent or any of the Lenders may have come into possession or control of any of the Company's or its Subsidiaries' Property.

          17.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

          17.11 MARSHALLING; PAYMENTS SET ASIDE. The Agents and the Lenders shall not be under any obligation to marshall any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to an Agent or the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          17.12 SEVERABILITY. In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          17.13 HEADINGS. Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

          17.14 GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          17.15 LIMITATION OF LIABILITY. No claim may be made by the Company, any of the Company's Subsidiaries, any Lender, the Administrative Agent, the Collateral Agent or any other Person against the Administrative Agent, the Collateral Agent or any other Lender, or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated hereby, or any act, omission or event occurring in connection therewith; and the Company, each of the Company's Subsidiaries, each Lender, the Collateral Agent and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          17.16 SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. The rights hereunder and the interest herein of the Borrowers may not be assigned without the written consent of all Lenders. Any attempted assignment without such written consent shall be void.

          17.17  CERTAIN CONSENTS AND WAIVERS.

          (a) PERSONAL JURISDICTION. (i) EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWERS AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND

THE BORROWERS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

               (ii) EACH OF THE BORROWERS AGREES THAT EACH OF THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER. EACH OF THE BORROWERS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) SERVICE OF PROCESS. EACH OF THE BORROWERS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED IN SECTION 17.8, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING; PROVIDED, THAT NONE OF THE BORROWERS HEREBY REPRESENTS THAT SUCH SERVICE OF PROCESS IS ADEQUATE UNDER APPLICABLE LAW WHEN PROCEEDINGS ARE BROUGHT AGAINST A BORROWER PURSUANT TO SECTION 17.17(a)(ii). EACH OF THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

          17.18 COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall be effective against each Borrower, each Lender, the Collateral Agent and the Administrative Agent as of the date hereof immediately upon the execution hereof by all such parties. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

          17.19 LIMITATION ON AGREEMENTS. All agreements between the Borrowers, the Administrative Agent, the Collateral Agent and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

          17.20 CONFIDENTIALITY. Subject to SECTION 17.1(e), the Administrative Agent, the Collateral Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, assignee or participant in connection with the contemplated transfer or participation, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process or any applicable Requirement of Law, or to its accountants, lawyers and other advisors, and shall require any such offeree, assignee or participant to agree (and require any of its offerees, assignees or participants to agree) to comply with this SECTION 17.20. In no event shall the Administrative Agent, the Collateral Agent or any Lender be obligated or required to return any materials furnished by the Borrowers; PROVIDED, that each offeree shall be required to agree that if it does not become an assignee or participant it shall return all materials furnished to it by the Borrowers in connection herewith.

          17.21 JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. in New York, New York on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender, the Collateral Agent or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Collateral Agent or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, the Collateral Agent or the

Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, the Collateral Agent or the Administrative Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Collateral Agent or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender, the Collateral Agent or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

          17.22 ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes the commitment letter dated April 12, 1996 from Credit Suisse and accepted and agreed to by the Company (except for provisions therein specifically referred to herein) and all prior agreements and understandings, written and oral, relating to the subject matter hereof, other than the Confidentiality Agreement dated as of the date hereof made by Credit Suisse, in favor of the Company, which agreement shall survive execution of this Credit Agreement and by which all the Lenders agree to be bound.

          17.23 TERMINATION. Upon the termination in whole of the Commitments pursuant to the terms of this Agreement, the Borrowers shall pay to the Administrative Agent an amount equal to any and all Obligations then outstanding.

          17.24 CERTAIN WAIVERS. (a) Each Lender hereby agrees that, notwithstanding anything to the contrary contained in this Agreement, certain of the Foreign Pledge Agreements may not be delivered prior to or on the Closing Date. Each Lender hereby waives compliance with the provisions of this Agreement to the extent and only to the extent necessary to permit the Closing Date to occur without the delivery of such Foreign Pledge Agreements and other documentation relating thereto and to permit the Borrowers to borrow under this Agreement. The Company hereby covenants that it shall, and shall cause its Subsidiaries to, deliver to the Collateral Agent all such Foreign Pledge Agreements and related documentation within 30 days following the Closing Date and that the failure to deliver any such Foreign Pledge Agreement or related documentation within such 30 day period shall constitute an Event of Default hereunder; PROVIDED that, with the consent of the Administrative Agent, such 30 day period may be extended by not more than an additional 30 days.

          (b) Each of the undersigned hereby acknowledges and agrees that, until such time as the Funding Deposits are disbursed in accordance with the terms of the Funding Account Agreement, the Borrowers may owe certain Indebtedness and obligations hereunder and under the Existing Facilities and may have granted collateral security and issued guarantees in support of this Agreement, the Funding Account Agreement and the Existing Facilities. Each of the undersigned hereby further acknowledges and agrees that one or more Events of Default (as defined herein and in the Existing Facilities) may (immediately or with the passage of time) result therefrom.

          (c) Each Lender hereby waives any Events of Default hereunder to the extent (and only to the extent) that such Events of Default are the direct result of consummation of the transactions contemplated by this Agreement prior to the termination of the Existing Facilities; PROVIDED that the Existing Facilities shall be repaid and terminated immediately upon the disbursement of the Funding Deposits from the Funding Accounts pursuant to the Funding Account Agreement.

          (d) Each Lender which is a party to the Existing Facilities (acting in each of its respective capacities under the Existing Facilities) hereby waives any Events of Default under (and as defined in) the Existing Facilities to the extent (and only to the extent) that such Events of Default are the direct result of consummation of the transactions contemplated by this Agreement prior to the termination of the Existing Facilities; PROVIDED that such waiver is expressly subject to the condition that (and shall cease to be effective unless) (i) the Obligations (as defined in the Existing Facilities) (other than any indemnities which are not then due) shall be paid in full, and the Existing Facilities shall be terminated, by the close of business on the second Business Day following the Closing Date hereunder and (ii) no further extensions of credit (including, without limitation, loans and letters of credit) shall be made or requested under the Existing Facilities.

          (e) Notwithstanding anything to the contrary contained herein, the Borrowers shall be obligated to repay all amounts owing under the Existing Facilities and to terminate the Existing Facilities immediately upon the disbursement of the Funding Deposits from the Funding Accounts pursuant to Section 2.A of the Funding Account Agreement. Any failure to comply with the provisions of this
SECTION 17.24 shall constitute an Event of Default hereunder.


          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                   HEXCEL CORPORATION
                                   HEXCEL S.A.    [Belgium]
                                   HEXCEL S.A.    [Lyon]
                                   BROCHIER S.A.
                                   SALVER S.R.L.
                                   DANUTEC WERKSTOFF AKTIENGESELLSCHAFT


                                   By:  /s/: Stephen C. Forsyth
                                      -------------------------------------
                                      Name:  Stephen C. Forsyth
                                      Title:

                                   HEXCEL (U.K.) LIMITED
                                   HEXCEL COMPOSITES LIMITED
                                   HEXCEL COMPOSITES GMBH


                                   By: /s/: Stephen C. Forsyth
                                      -------------------------------------
                                      Name: Stephen C. Forsyth
                                      Title:

                                   HERCULES AEROSPACE ESPANA S.A.


                                   By: /s/: Andrea Domemichini
                                      -------------------------------------
                                      Name: Andrea Domemichini
                                      Title: Attorney-In-Fact

                                   NOTICE ADDRESS:

                                   Hexcel Corporation
                                   Two Stamford Plaza
                                   281 Tresser Boulevard
                                   Stamford, Connecticut  06901
                                   Attention:  William P. Meehan
                                   Telecopier No. (203) 323-7456
                                   Confirmation No. (203) 969-0666

                                   CREDIT SUISSE, as the Administrative Agent


                                   By: /s/: Heather Riekenberg
                                      -------------------------------------
                                      Name: Heather Riekenberg
                                      Title: Member of Senior Management

                                   By: /s/: Ira Lubinsky
                                      -------------------------------------
                                      Name: Ira Lubinsky
                                      Title: Associate



ADDRESS FOR NOTICES:



Funding and Administrative       Funding and Administrative Matters Relating
Matters Relating to the          to any Foreign Borrower or Optional Currency:
Company:
                                 Credit Suisse
Credit Suisse                    5 Cabot Square
12 East 49th Street              London E14 4QR England
New York, New York  10017        Attention:  Sarah Curtis - Client Services
Attention:  Steve Conroy         Unit
Telephone:  212/238-             Telephone:  171-888-8361
Telecopier:  212/238-5073        Telecopier:  171-888-8398

                                 with a copy to:

                                 Credit Suisse
                                 12 East 49th Street
                                 New York, New York  10017
                                 Attention:  Steve Conroy
                                 Telephone:  212/238-
                                 Telecopier:  212/238-5073

                                   CITIBANK, N.A.. as Collateral Agent and as a Lender (including, without limitation, as European Overdraft Bank)


                                   By: /s/: William E. Clark
                                      -------------------------------------
                                      Name: William E. Clark
                                      Title: Attorney-In-Fact


INITIAL REVOLVING CREDIT COMMITMENT

$25,000,000

INITIAL EUROPEAN OVERDRAFT COMMITMENT

$10,000,000

ADDRESS FOR NOTICES:

Citibank, N.A.
399 Park Avenue - 8th Floor, Zone 11A
New York, New York  10043
Attention:  William E. Clark
Telephone:  212/559-5944
Telecopier:  212/793-7460

                                   CREDIT SUISSE, as the Swing Loan Bank, the
                                   Issuing Bank and a Lender


                                   By: /s/: Karl M. Studer
                                      -------------------------------------
                                      Name: Karl M. Studer
                                      Title: Member of Senior Management

                                   By: /s/: Daniela Hess
                                      -------------------------------------
                                      Name: Daniela Hess
                                      Title: Associate

REVOLVING CREDIT COMMITMENT

$35,000,000

ADDRESS FOR NOTICES:

Credit Suisse
12 East 49th Street
New York, New York  10017
Attention:  Karl Studer
Telephone:  212/238-5421
Telecopier:  212/238-5439

                                   THE BANK OF NEW YORK


                                   By: /s/: Craig Rethmeyer
                                      -------------------------------------
                                      Name: Craig Rethmeyer
                                      Title: Vice President

REVOLVING CREDIT COMMITMENT

$25,000,000

ADDRESS FOR NOTICES:

The Bank of New York
One Wall Street - 22nd Floor
New York, New York  10286
Attention:  Lorna Alleyne
Telephone:  212/635-6737
Telecopier:  212/635-6399

WITH A COPY TO:

The Bank of New York
10990 Wilshire Boulevard - Suite 1125
Los Angeles, California  90024
Attention:  Liz Ying
Telephone:  310/996-8661
Telecopier:  310/996-8667

                                   BANQUE NATIONALE DE PARIS, SAN FRANCISCO
                                   BRANCH


                                   By: /s/: Katherine Wolfe
                                      -------------------------------------
                                      Name: Katherine Wolfe
                                      Title: Vice President

                                   By: /s/: Charles Day
                                      -------------------------------------
                                      Name: Charles Day
                                      Title: Assistant Vice President


REVOLVING CREDIT COMMITMENT

$33,000,000

ADDRESS FOR NOTICES:

Banque Nationale de Paris
180 Montgomery Street
San Francisco, California  94104
Attention:  Katherine Wolfe
Telephone:  415/956-0707, Ext. 230
Telecopier:  415/296-8954

                                   THE CHASE MANHATTAN BANK, N.A.


                                   By: /s/: Scott S. Ward
                                      -------------------------------------
                                      Name: Scott S. Ward
                                      Title: Vice President

REVOLVING CREDIT COMMITMENT

$33,000,000

ADDRESS FOR NOTICES:

The Chase Manhattan Bank, N.A.
One Chase Manhattan Plaza - 4th Floor
New York, New York  10081  94104
Attention:  Scott Ward
Telephone:  212/552-6332
Telecopier:  212/552-7175

                                   CREDIT LYONNAIS


                                   By: /s/: Xavier Roux
                                      -------------------------------------
                                      Name: Xavier Roux
                                      Title: First Vice President

REVOLVING CREDIT COMMITMENT

$25,000,000

ADDRESS FOR NOTICES:

Credit Lyonnais
1301 Avenue of the Americas
New York, New York  10019
Attention:  Peter Kelly
Telephone:  212/261-7175
Telecopier:  212/459-3170

                                   ISTITUTO BANCARIO SAN PAOLO DI TORINO, S.P.A.


                                   By: /s/: Roberto Gorlier
                                      -------------------------------------
                                      Name: Roberto Gorlier
                                      Title: Deputy General Manager

                                   By: /s/: Robert Wurster
                                      -------------------------------------
                                      Name: Robert Wurster
                                      Title: First Vice President

REVOLVING CREDIT COMMITMENT

$25,000,000

ADDRESS FOR NOTICES:

CREDIT MATTERS:                    Istituto Bancario San Paolo di Torino, S.p.A.
                                   444 South Flower Street - 45th Floor
                                   Los Angeles, California  90071
                                   Attention:  Glen Binder
                                   Telephone:  213/489-3100
                                   Telecopier:  213/622-2514

FUNDING AND ADMINISTRATIVE
MATTERS:                           Istituto Bancario San Paolo di Torino, S.p.A.
                                   245 Park Avenue - 35th Floor
                                   New York, New York  10167
                                   Attention:  Alessandro Garelli
                                   Telephone:  212/692-3170
                                   Telecopier:  212/599-5303

                                   WITH A COPY TO:


                                   Istituto Bancario San Paolo di Torino, S.p.A. 444 South Flower Street - 45th Floor
                                   Los Angeles, California  90071
                                   Attention:  Glen Binder
                                   Telephone:  213/489-3100
                                   Telecopier:  213/622-2514

                                   SOCIETE GENERALE, NEW YORK BRANCH


                                   By: /s/: Richard Cuene-Grandidier
                                      -------------------------------------
                                      Name: Richard Cuene-Grandidier
                                      Title: Vice President

REVOLVING CREDIT COMMITMENT

$33,000,000

ADDRESS FOR NOTICES:

Societe Generale, New York Branch
1221 Avenue of the Americas
New York, New York  10020
Attention:  Eric Magac
Telephone:  212/278-7353
Telecopier:  212/278-7462

                                   SWISS BANK CORPORATION, New York and Cayman
                                   Island Branches


                                   By: /s/: Hanno Huber
                                      -------------------------------------
                                      Name: Hanno Huber
                                      Title: Associate Director, Corporate
                                             Clients
                                             Switzerland


                                   By: /s/: Guido W. Schuler
                                      -------------------------------------
                                      Name: Guido W. Schuler
                                      Title: Executive Director, Corporate
                                             Clients
                                             Switzerland



REVOLVING CREDIT COMMITMENT

$33,000,000

ADDRESS FOR NOTICES:

Swiss Bank Corporation
222 Broadway
New York, New York  10038
Attention:  Hanno Huber
Telephone:  212/574-3177
Telecopier: 212/574-3155

                                   UNION BANK OF SWITZERLAND


                                   By: /s/: C.C. Glockler
                                      -------------------------------------
                                      Name: C.C. Glockler
                                      Title: Vice President

                                   By: /s/: Mary V. Turnbach
                                      -------------------------------------
                                      Name: Mary V. Tuurnbach
                                      Title: Assistant Treasurer


REVOLVING CREDIT COMMITMENT

$33,000,000

ADDRESS FOR NOTICES:

Union Bank of Switzerland
299 Park Avenue - 33rd Floor
New York, New York  10171
Attention:  Chris Glockler
Telephone:  212/821-3853
Telecopier:  212/821-3878

                                   CREDIT SUISSE (LUXEMBOURG) S.A., as a Local
                                   Lender


                                   By: /s/: Ernst Van Beck
                                      -------------------------------------
                                      Name: Ernst Van Beck
                                      Title: Senior Management

                                   By: /s/: Charles Denotte
                                      -------------------------------------
                                      Name: Charles Denotte
                                      Title: Associate


ADDRESS FOR NOTICES:

Credit Suisse (Luxembourg) S.A.
Boite Postale 40
1660 Luxembourg
Attention: Charles Denotte - Loan Dept.
Telephone: (352) 46 00 11
Facsimile: (352) 46 32 71

                                   ISTITUTO BANCARIO SAN PAOLO DI TORINO S.P.A., as a Local Lender


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:

ADDRESS FOR NOTICES:

                                   CREDIT SUISSE, as a Local Lender


                                   By: /s/: L.F. Wybraniec
                                      -------------------------------------
                                      Name: L.F. Wybraniec
                                      Title: Head of Pharmaceuticals & Chemicals


                                   By: /s/: Ian Piddock
                                      -------------------------------------
                                      Name: Ian Piddock
                                      Title: Head of Client Services

ADDRESS FOR NOTICES:

Credit Suisse
5 Cabot Square
London E14 4QR
England
Attention:  Sarah Curtis - Client Services Unit
Telephone:  171-888-8361
Telecopier:  171-888-8398

                                   BANCO SAN PAOLO S.A., as a Local Lender


                                   By:
                                      -------------------------------------
                                      Name:
                                      Title:

ADDRESS FOR NOTICES:

                                                                  SCHEDULE 1.1-A

                    ADMINISTRATIVE AGENT'S EUROPEAN ACCOUNTS


POUNDS STERLING:                   Royal Bank of Scotland
                                   Correspondent Banking Branch
                                   5-10 Great Tower Street
                                   London EC3P 3HX
                                   United Kingdom
                                   Account Name:  Credit Suisse London
                                   Account No:  12302000
                                   Sort Code:  16 52 24

UNITED STATES DOLLARS:             Credit Suisse
                                   PO Box 3700
                                   Church Street Station
                                   New York, New York  10008
                                   United States of America
                                   Account Name:  Credit Suisse London
                                   Account No:  11673401
                                   Telex No:  420149
                                   Swift Code:  CRES U$ 33

FRENCH FRANCS:                     Societe Generale
                                   Boite Postale 31709
                                   75454 Paris
                                   Cedex 09
                                   France
                                   Account Name:  Credit Suisse London
                                   Account No:  000 101 100 7 00
                                   Swift Code:  SOGE FR PP

BELGIAN FRANCS:                    General De Banque
                                   3 Montagne Du Parc
                                   1000 Brussels
                                   Belgium
                                   Account Name:  Credit Suisse London
                                   Account No:  1103748-001
                                   Swift Code:  GEBA BE BB36A

SPANISH PESETAS:                   Banco De Santander
                                   Paseo de la Castellana 75
                                   28046 Madrid
                                   Spain
                                   Account Name:  Credit Suisse London
                                   Account No:  810 684
                                   Swift Code:  BDER ES MM

ITALIAN LIRA:                      Banca Commerciale Italiana
                                   PO Box 1181-1279
                                   1-20101 Milan
                                   Italy
                                   Account Name:  Credit Suisse London
                                   Account No:  09643600100
                                   Swift Code:  BCIT IT MM

AUSTRIAN SCHILLINGS:               Bank of Austria AG
                                   AM HOF 2, POB 271
                                   1011 Vienna
                                   Austria
                                   Account Name:  Credit Suisse London
                                   Account Number:  126-130-217/01
                                   Swift Code:  BKAUATWW

GERMAN MARKS:                      Schweizerische Kreditanstalt (Deutschland) AG
                                   Kaiserstrasse 30
                                   Postflach 102023
                                   D-60311, Frankfurt am Main 1
                                   Republic of Germany
                                   Account Name:  Credit Suisse London
                                   Account Number:  00033373-5
                                   Swift Code:  CRES DE FF

DUTCH GUILDERS:                    Deutsche Bank De Bary NV
                                   P.O. Box 268
                                   Herengracht 448-454
                                   NL 1002  Amsterdam
                                   The Netherland
                                   Account Name:  Credit Suisse London
                                   Account Number:  26 53 09 670 15 2100
                                   Swift Code:  BARY NL 2A

                                                                   SCHEDULE 5.12


                           EXISTING LETTERS OF CREDIT



        ISSUING BANK                          BENEFICIARY                   STATED AMOUNT        EXPIRY DATE         L/C NUMBER

Banque Nationale de Paris              First Trust of California               $2,193500           12/31/98           0086057

Banque Nationale de Paris              First Trust of California                $802,500           12/31/98           0086063

Banque Nationale de Paris              First Trust of California              $3,370,500           12/31/98           0086066

Banque Nationale de Paris              First Trust of California              $2,598,630           12/31/98           0086166

Banque Nationale de Paris              Safeco Insurance Co.                     $576,000             3/5/97           0086850

Banque Nationale de Paris              Northrop Grumman Corp.                 $1,563,819             3/7/97           0189019

Banque Nationale de Paris              Zurich Insurance Co.                     $100,000             3/7/97           0189020

Banque Nationale de Paris              Home Insurance Co.                        $75,000             3/7/97           0189021

Banque Nationale de Paris              Safeco Insurance Co.                     $296,925             3/7/97           0189022

Banque Nationale de Paris              Self-Insurance Plans                     $475,247             3/7/97           0189023

Banque Nationale de Paris              Zurich Reinsurance Co.                    $92,290            3/12/97           0189033

Banque Nationale de Paris              Zurich Insurance Co.                     $100,000            3/24/97           0189067

Banque Nationale de Paris              H.M. Customs & Excise                    $200,000             4/1/97           0189072

OTHERS TO COME FROM HEXCEL
